UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A
(RULE 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT
SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No. 1)

Filed by the Registrant ☑

Filed by a Party other than the Registrant ☐

Check the appropriate box:

☑  Preliminary Proxy Statement
☐  Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐  Definitive Proxy Statement
☐  Definitive Additional Materials
☐  Soliciting Material Pursuant to §240.14a-12

WESTWOOD ONE, INC.
(Name of Registrant as Specified in Its Charter)
(Name of Person(s) Filing Proxy Statement, if Other Than the Registrants)

Payment of Filing Fee (Check the appropriate box):

☑  No fee required.

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

(1)	Title of each class of securities to which transaction applies:

(2)	Aggregate number of securities to which transaction applies:

(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0- 11 (set forth the amount on which the filing fee is calculated and state how it was determined):

(4)	Proposed maximum aggregate value of transaction:

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☐  Fee previously paid with preliminary materials.

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

(1)	Amount previously paid:

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(4)	Date Filed:

Dear Shareholders:

Enclosed with this letter is a Proxy Statement and proxy card for a special meeting of shareholders of Westwood One, Inc. (the “Company”) to be held on          , 2008 at :00 [ a.m./p.m.], Pacific Time, at the Company’s offices located at 8965 Lindblade Street, Culver City, CA 90232-2689. A copy of the Company’s Annual Report on Form 10-K for the year ended December 31, 2007, which report contains consolidated financial statements and other information of interest with respect to the Company and its shareholders is also included with this mailing.

The purpose of the special meeting is to: (1) consider and vote upon the second step of a transaction described in the attached Proxy Statement (the “Investment”) in which we will issue and sell to Gores Radio Holdings, LLC (together with certain related entities, “Gores”), an entity managed by The Gores Group, LLC, in a private placement for an aggregate purchase price of $75,000,000: (a) 75,000 shares of our 7.50% Series A Convertible Preferred Stock (the “Convertible Preferred Stock”), (b) four-year warrants to purchase a total of 3,330,000 shares of our Common Stock at an exercise price of $5.00 per share, (c) four-year warrants to purchase a total of 3,330,000 shares of our Common Stock at an exercise price of $6.00 per share, and (d) four-year warrants to purchase a total of 3,340,000 shares of our Common Stock at an exercise price of $7.00 per share, (2) amend the Company’s Restated Certificate of Incorporation (the “Certificate of Incorporation”) to delete Article Fourteenth, (3) amend the Certificate of Incorporation to delete Article Fifteenth, (4) adjourn the special meeting if necessary to solicit additional proxies for approval of the proposals, and (5) conduct such other business as may properly come before the meeting. In the first step of the transaction, we issued and sold to Gores 14,285,714 shares of our Common Stock at $1.75 per share. At the special meeting, the holders of Common Stock and Class B stock, voting together, will vote on the proposed agreements and related transactions with Gores.

IT IS IMPORTANT THAT YOU MARK, SIGN, DATE AND RETURN THE ENCLOSED PROXY CARD IN THE PROVIDED POSTAGE-PAID ENVELOPE IF YOU DO NOT INTEND TO BE PRESENT AT THE MEETING. IF YOU DO LATER DECIDE TO ATTEND, YOUR PROXY WILL AUTOMATICALLY BE REVOKED IF YOU VOTE IN PERSON. ACCORDINGLY, YOU ARE URGED TO MARK, SIGN, DATE AND RETURN THE PROXY CARD NOW IN ORDER TO ENSURE THAT YOUR SHARES ARE REPRESENTED AT THE MEETING.

We appreciate your continued support.

Sincerely,

WESTWOOD ONE, INC.

Norman J. Pattiz
Chairman of the Board

          , 2008

GENERAL
ABOUT THE MEETING
PROPOSAL 1: – THE INVESTMENT
PROPOSALS 2 AND 3: – AMENDMENTS TO THE COMPANY’S RESTATED CERTIFICATE OF INCORPORATION
PROPOSAL NO. 4 – ADJOURNMENT OF THE SPECIAL MEETING
OTHER MATTERS
SOLICITATION
SHAREHOLDER PROPOSALS FOR 2008
WHERE YOU CAN FIND MORE INFORMATION

40 West 57th Street
New York, NY 10019

NOTICE OF SPECIAL MEETING OF SHAREHOLDERS
TO BE HELD ON     , 2008
AND PROXY STATEMENT

TO OUR SHAREHOLDERS:

Notice is hereby given that a special meeting of shareholders of Westwood One, Inc., a Delaware corporation (the “Company”), will be held on          , 2008 at  :00 [a.m./p.m.], Pacific Time, at the Company’s offices located at 8965 Lindblade Street, Culver City, CA 90232-2689 for the following purposes:

• Proposal 1: to consider and vote upon the second step of a transaction described in the attached Proxy Statement (the “Investment”) in which we will issue and sell to Gores Radio Holdings, LLC (together with certain related entities, “Gores”), an entity managed by The Gores Group, LLC, in a private placement for an aggregate purchase price of $75,000,000: (a) 75,000 shares of our 7.50% Series A Convertible Preferred Stock (the “Convertible Preferred Stock”), (b) four-year warrants to purchase a total of 3,330,000 shares of our Common Stock at an exercise price of $5.00 per share, (c) four-year warrants to purchase a total of 3,330,000 shares of our Common Stock at an exercise price of $6.00 per share, and (d) four-year warrants to purchase a total of 3,340,000 shares of our Common Stock at an exercise price of $7.00 per share;

•	Proposals 2 and 3: to amend the Company’s Restated Certificate of Incorporation (the “Certificate of Incorporation), as follows (collectively, the “Charter Amendments”):

•	Proposal 2: to delete provisions in the Certificate of Incorporation requiring under certain circumstances a supermajority vote in connection with certain transactions (including business combinations) involving interested shareholders of the Company; and

•	Proposal 3: to delete provisions in the Certificate of Incorporation extending statutory appraisal rights that apply to mergers and consolidations under Delaware law to certain other types of interested shareholder transactions.

•	Proposal 4: to adjourn the special meeting if necessary to solicit additional proxies for approval of the proposals; and

•	to conduct such other business as may properly come before the meeting.

The foregoing items of business are more fully described in the Proxy Statement accompanying this notice.

At the special meeting, all holders of Common Stock and Class B stock at the close of business on , 2008 are entitled to vote at this special meeting and any adjournment thereof. The affirmative vote of the shareholders representing a majority of the Common Stock and Class B stock (represented in person or by proxy at the meeting) will be required to approve the Investment and the affirmative vote of the shareholders representing a majority of the outstanding shares of Common Stock and Class B stock entitled to vote thereon (represented in person or by proxy at the meeting) will be required to approve each of the Charter Amendments.

You are cordially invited to attend the special meeting in person. IT IS IMPORTANT THAT YOU MARK, SIGN, DATE AND RETURN THE ENCLOSED PROXY CARD IN THE PROVIDED POSTAGE-PAID ENVELOPE IF YOU DO NOT INTEND TO BE PRESENT AT THE MEETING. IF YOU DO LATER DECIDE TO ATTEND, YOUR PROXY WILL AUTOMATICALLY BE REVOKED IF YOU VOTE IN PERSON. ACCORDINGLY, YOU ARE URGED TO MARK, SIGN, DATE AND RETURN THE PROXY CARD NOW IN ORDER TO ENSURE THAT YOUR SHARES ARE REPRESENTED AT THE MEETING.

By Order of the Board of Directors

David Hillman
Secretary

40 West 57th Street
New York, NY 10019

Proxy Statement

GENERAL

This proxy statement is furnished in connection with the solicitation of proxies by Westwood One, Inc., a Delaware corporation (the “Company”), for use at the special meeting of shareholders of the Company to be held on          , 2008 at  :00 [a.m./p.m.], Pacific Time at the Company’s offices located at 8965 Lindblade Street, Culver City, CA 90232-2689, and any adjournments thereof, for the purposes set forth in the accompanying Notice of Special Meeting of Shareholders.

The Company’s Annual Report on Form 10-K for the year ended December 31, 2007, including consolidated financial statements and other information, accompanies this proxy statement.

ABOUT THE MEETING

What is the purpose of the special meeting?

At our special meeting, shareholders will act upon the matters outlined in the Notice of Special Meeting of Shareholders accompanying this proxy statement, including the approval of the Investment by Gores, the approval of the Charter Amendments, the adjournment of the special meeting to solicit additional proxies for approval of the proposals, and such other business as may properly come before the meeting.

What is the Investment?

The Investment is part of a private placement of our securities to Gores Radio Holdings, LLC for an aggregate purchase price of $75,000,000 which is to occur in two steps. In the first step, which closed in two tranches on March 3, 2008 and March 19, 2008, respectively, we sold a total of 14,285,714 shares of our Common Stock to Gores at $1.75 per share. In the second step, which is the Investment and the subject of this proxy statement, we intend to sell to Gores 75,000 shares of 7.5% Series A Convertible Preferred Stock with an initial conversion price of $3.00 per share and four-year warrants to purchase an aggregate of 10,000,000 shares of our Common Stock in three approximately equal tranches with exercise prices of $5.00, $6.00 and $7.00 per share, respectively. The first step of the Gores transaction has been completed and we are seeking shareholder approval solely for the second step, which is the Investment. Proceeds from the Gores transaction are being used to fund, in part, the $22,200,000 payment to CBS Radio Inc. (“CBS Radio” or “CBS”) required in connection with the transactions contemplated by the Master Agreement with CBS Radio dated October 2, 2007, to repay a portion of the Company’s term loan (as required by the Company’s credit agreement) and for general corporate purposes. As a result of the CBS transactions, which closed on March 3, 2008, the Company is no longer managed by CBS Radio, employs its own Chief Executive Officer and is no longer reimbursed by CBS Radio for the costs related to its Chief Financial Officer. In addition, the Company has secured distribution and programming arrangements with CBS Radio through 2017 containing economic terms that compensate CBS Radio based in part on commercial clearance and audience levels.

The Investment proposal is described in more detail beginning on page 9 of this proxy statement.

Why is the Company proposing the Investment?

The Company is proposing that shareholders approve the Investment because the Gores transaction is the best available alternative for the Company to raise needed cash to allow the Company to complete the CBS transactions, and to permit the Company to compete more effectively in its markets and pursue its short-term and long-term strategic goals. See “Proposal 1: The Investment — Background and Reasons for The Gores Transaction.”

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Who is the party making the investment pursuant to the Gores transaction?

Gores Radio Holdings, LLC is an entity managed by The Gores Group, LLC. Founded in 1987, The Gores Group, LLC is a private equity firm focused on completing investments, including acquiring controlling interests in mature businesses across industry sectors that can benefit from the firm’s operating experience and flexible capital base. The firm combines the operational expertise and detailed due diligence strength of a strategic buyer with the M&A capabilities of a traditional financial buyer. The Gores Group has demonstrated over time a track record of creating value in its portfolio companies alongside management. The Gores Group is currently investing from its $1.3 billion committed private equity funds, Gores Capital Partners II, L.P. and Gores Co-Invest Partnership II, L.P (collectively, the “Gores Funds”). Headquartered in Los Angeles, California, The Gores Group also maintains offices in Boulder, Colorado and London.

The Investment is supported pursuant to an equity commitment by the Gores Funds.

What percentage of the Company’s outstanding voting power will Gores own following the Gores transaction?

As a result of the completion of the first step of the Gores transaction, Gores owns approximately 14.1% of the issued and outstanding shares of the Company’s Common Stock on a fully diluted basis representing approximately 12.3% of the Company’s outstanding voting power. Immediately following the consummation of the Investment and assuming conversion of all of the Convertible Preferred Stock and exercise of all of the Warrants, Gores is expected to own approximately 36.1% of the issued and outstanding shares of the Company’s Common Stock on a fully diluted basis which would represent approximately 32.7% of the Company’s outstanding voting power. As a result, if the Investment is consummated and assuming such conversion and exercise, the aggregate ownership of the Company’s voting power by the current shareholders will be reduced to approximately 67.3%. See “Proposal 1: The Investment — Certain Risks — Shareholders’ Interests in Westwood One will be Diluted Significantly by the Investment.” Further dilution will occur after the issue date as a result of an increase in the amount of the liquidation preference of the Convertible Preferred Stock by the dividend rate (initially, 7.5% per annum and, if the Convertible Preferred Stock has not been redeemed or converted at the option of the Company or is otherwise then outstanding, increasing to 15.0% per annum on the 60th month anniversary of the original issue date). In addition, the liquidation preference will increase by 50% if the Convertible Preferred Stock has not been redeemed or converted at the option of the Company or otherwise remains outstanding on the 66th month anniversary of the original issue date. See “Proposal 1: The Investment — Description of the Convertible Preferred Stock.”

Will Gores receive any special rights pursuant to the Investment other than the right to own capital stock in the Company?

Upon the closing of the Investment, and as long as Gores owns at least 50% of the shares of the Convertible Preferred Stock issued under the Purchase Agreement, Gores will have representation on the Board and rights to approve certain significant corporate actions, including, for a period of 66 months from the original issue date, mergers, consolidations and substantial asset sale transactions involving the Company and the other actions described below under “Proposal 1: The Investment — Description of the Convertible Preferred Stock. – Special Voting Rights.” These rights, together with the other aspects of the Gores transaction, do not constitute a change of control under our corporate documents. Gores presently has registration rights on its shares of common stock as described below under “Proposal 1: The Investment — Summary of Purchase Agreement – Registration Rights,” which rights will extend to the shares underlying the Convertible Preferred Stock and the Warrants, if and when issued.

What conditions are required to be fulfilled to consummate the Investment and what are Gores’ termination rights?

The principal conditions to the Investment include, among others, approval of the terms of the Investment and the Charter Amendments by the Company’s shareholders, there being no suspension by the Securities and Exchange Commission (the “SEC”) or the New York Stock Exchange (the “NYSE”) of trading in our Common Stock and there being no material adverse change in our business since the date of the Purchase Agreement.

Gores has the right to terminate the Purchase Agreement under certain circumstances, including if the Investment has not been completed by August 25, 2008 or if we are in material breach of our obligations, subject to a cure period.

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What will happen if the Investment is not approved by the Company’s shareholders?

If the Investment is not approved by the shareholders, it will not occur. The first step of the Gores transaction has been completed and will not be affected by any failure to obtain shareholder approval. In addition, Gores will be entitled to a fee of $500,000 and, under certain circumstances, will receive a 30-day option to purchase an additional 2,500,000 shares of Common Stock at a price per share of $1.75. See “Proposal 1: The Investment — Summary of Purchase Agreement – Fees and Expenses.”

If approved, when will the Investment to be completed?

The Investment will be completed as soon as practicable after all other conditions to closing have been satisfied.

What are the Charter Amendments and why are they being proposed by the Company?

The Charter Amendments remove provisions from the Company’s Certificate of Incorporation requiring under certain circumstances a supermajority vote of shareholders in connection with certain transactions (including business combinations) involving shareholders of the Company that beneficially own 5% or more of our voting securities or any affiliate or associate of such shareholders. In addition, while shareholders will continue to have appraisal rights under Delaware law in connection with mergers and consolidations involving the Company, the Charter Amendments eliminate provisions in the Company’s Certificate of Incorporation that extend appraisal rights to other types of transactions involving interested shareholders such as substantial asset sales and charter amendments. The Company is proposing that shareholders adopt the Charter Amendments because Gores is requiring these amendments as a condition to closing the Investment. Adoption of these amendments will make it less difficult for Gores to enter into transactions with the Company in the future, including a transaction to take control of the Company. The Charter Amendments proposal is described in more detail beginning on page 22 of this proxy statement.

What are the Board’s recommendations?

Unless you give other instructions on your proxy card, the persons named as proxy holders on the proxy card will vote in accordance with the recommendations of the Board of Directors of the Company (the “Board” or the “Board of Directors”). The Board’s recommendation is set forth together with the description of each item in this proxy statement. In summary, the Board recommends a vote as follows as being in the best interests of the Company and the shareholders:

•	FOR the approval of the Investment by Gores; and

•	FOR the approval of the Charter Amendments (including proposals 2 and 3 described in this proxy statement).

Management is not aware of any matters, other than those specified above, that will be presented for action at the special meeting, but if any other matters do properly come before the meeting, the proxy holders will vote as recommended by the Board of Directors or, if no recommendation is given, at their discretion.

Who is entitled to vote at the meeting?

Only shareholders of record at the close of business on          , 2008, the record date for the meeting, are entitled to receive notice of and to participate in the special meeting. If you were a shareholder of record on that date, you will be entitled to vote all of the shares that you held on that date at the meeting, or any postponements or adjournments of the meeting. As of the record date, there were [ • ] shares of our Common Stock outstanding, excluding treasury shares, and [ • ] shares of our Class B stock outstanding.

What are the voting rights of holders of the Company’s Common Stock and Class B stock?

Under the Company’s Certificate of Incorporation, each holder of outstanding Common Stock is entitled to cast one vote for each share of Common Stock held by such holder and each holder of Class B stock is entitled to cast fifty votes for each share of Class B stock held by such holder. Only the Common Stock is publicly traded.

Who can attend the meeting?

All shareholders as of the record date, or their duly appointed proxies, may attend the meeting. If you attend, please note that cameras, recording devices and other electronic devices will not be permitted at the meeting.

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Please also note that if you hold your shares in “street name” (that is, through a broker or other nominee), you will need to bring a copy of a brokerage statement reflecting your stock ownership as of the record date in order to gain entrance.

What constitutes a quorum?

With respect to all of the matters to be voted on at the meeting, the presence at the meeting, in person or by proxy, of the holders of a majority of the aggregate voting power of the Common Stock and the Class B stock outstanding on the record date will constitute a quorum, permitting the shareholders to take action on those matters.

Proxies received but marked as abstentions and broker non-votes will be included in the calculation of the number of votes considered to be present at the meeting for purposes of determining a quorum.

How do I vote?

If you complete and properly sign and date the accompanying proxy card and return it to the Company, it will be voted as you direct. If you are a registered shareholder and attend the meeting, you may deliver your completed proxy card in person. “Street name” shareholders who wish to vote at the meeting will need to obtain a proxy form from the institution that holds their shares.

Can I change my vote after I return my proxy card?

Yes. Even after you have submitted your proxy, you may change your vote at any time before the proxy is exercised by filing with the Secretary of the Company either a notice of revocation or a duly executed proxy bearing a later date. In addition, the powers of the proxy holders will be suspended if you attend the meeting in person and vote, although attendance at the meeting will not by itself revoke a previously granted proxy.

What vote is required to approve each item?

The affirmative vote of the shareholders representing a majority of the Common Stock and Class B stock (represented in person or by proxy at the meeting) will be required to approve the Investment and the affirmative vote of the shareholders representing a majority of the outstanding shares of Common Stock and Class B stock entitled to vote thereon (represented in person or by proxy at the meeting) will be required to approve each of the Charter Amendments. Approval of the Investment is conditioned on approval of both Charter Amendments, which in turn are subject to approval of the Investment. This means that our shareholders must approve all proposals in order for any of them to be adopted. A properly executed proxy marked “ABSTAIN” with respect to any such matter will not be voted, although it will be counted for purposes of determining whether there is a quorum. Accordingly, an abstention will have the effect of a negative vote.

If you hold your shares in “street name” through a broker or other nominee, your broker or nominee may not be permitted to exercise voting discretion with respect to some or all of the matters to be acted upon. Thus, if you do not give your broker or nominee specific instructions, your shares may not be voted on those matters and will not be counted in determining the number of shares necessary for approval. Shares represented by such “broker non-votes” will, however, be counted in determining whether there is a quorum.

What is beneficial ownership?

Beneficial ownership has been determined in accordance with Rule 13d-3 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”). Under Rule 13d-3, certain shares may be deemed to be beneficially owned by more than one person (such as where persons share voting power or investment power). In addition, shares are deemed to be beneficially owned by a person if the person has the right to acquire the shares (for example, upon exercise of an option) within sixty days of the date as of which the information is provided. In computing the percentage of ownership of any person, the amount of shares outstanding is deemed to include the amount of shares beneficially owned by such person (and only such person) by reason of such acquisition rights. As a result, the percentage of outstanding shares of any person as shown in the following table does not necessarily reflect the person’s actual voting power at any particular date. The following information is based on information contained in the most recent Schedule 13D/13G filings made available to the Company.

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How much stock do the Company’s 5% shareholders own?

The following table shows the amount of the Common Stock and Class B stock beneficially owned (unless otherwise indicated) by our largest shareholders (those who own more than 5% of the outstanding class of shares). For purposes of calculating the percentage ownership of each large shareholder, the Company used ownership holdings as of March 31, 2008, when there were 101,352,476 shares of Common Stock outstanding and 291,722 shares of Class B stock outstanding.

	Aggregate Number of Shares
	Beneficially Owned(1)
	Common Stock			Class B Stock
Name and Address of Beneficial Owner(2)	Number		Percent	Number	Percent

CBS Radio Network Inc., a subsidiary of CBS Radio Inc. 1515 Broadway New York, NY 10036	16,000,000	(3)	15.8%	–	–
Gores Radio Holdings, LLC 10877 Wilshire Boulevard 18th Floor Los Angeles, CA 90024	14,285,714	(4)	14.1%
FMR LLC 82 Devonshire Street Boston, MA 02109	5,203,777	(5)	5.1%	–	–
Hotchkis and Wiley Capital Management, LLC 725 S. Figueroa Street, 39th Floor Los Angeles, CA 90017	8,659,848	(6)	8.5%	–	–
Morgan Stanley & Co. Incorporated 1585 Broadway New York, NY 10036	5,546,632	(7)	5.5%	–	–
Barclays Global Investors, N.A.	5,337,771	(8)	5.3%
45 Fremont Street San Francisco, CA 94105

(1)	The persons in the table have sole voting and investment power with respects to all shares of Common Stock and Class B stock, unless otherwise indicated.
(2)	Tabular information for such entities is based on information contained in the most recent Schedule 13D/13G filings made available to the Company.

(3)	These securities are owned by CBS Radio Network Inc., a wholly-owned subsidiary of CBS Radio Media Corporation, which in turn is a wholly-owned subsidiary of CBS Radio, which in turn is a wholly-owned subsidiary of CBS Broadcasting, Inc. which in turn is a wholly-owned subsidiary of Westinghouse CBS Holding Company, Inc., which in turn is a wholly-owned subsidiary of CBS Corporation, but may also be deemed to be beneficially owned by: (a) NAIRI, Inc. (“NAIRI”), which owns approximately 76.4% of CBS Corporation’s voting stock, (b) NAIRI’s parent corporation, National Amusements, Inc. (“NAI”), and (c) Sumner M. Redstone, who is the controlling shareholder of NAI. As of March 3, 2008, CBS Radio Network Inc. has shared voting power and shared dispositive power with respect to 16,000,000 shares. Warrants previously held by CBS Radio were cancelled effective March 3, 2008 in connection with the closing of the CBS transactions.

(4)	Gores Radio Holdings, LLC (“Gores Radio”) is managed by The Gores Group, LLC. Gores Capital Partners II, L.P. and Gores Co-Invest Partnership II, L.P. (collectively, the “Gores Funds”) are members of Gores Radio. Each of the members of Gores Radio has the right to receive dividends from, or proceeds from, the sale of investments by Gores Radio, including the shares of Common Stock, in accordance with their membership interests in Gores Radio. Gores Capital Advisors II, LLC (“Gores Advisors”) is the general partner of the Gores Funds. Alec E. Gores is the managing member of The Gores Group, LLC. Each of the members of Gores Advisors (including The Gores Group, LLC and its members) has the right to receive dividends from, or proceeds from, the sale of investments by Gores Radio and The Gores Group, LLC, including the shares of Common Stock, in accordance with their membership interests in Gores Advisors. Under applicable law, certain of these individuals and their respective spouses may be deemed to be beneficial owners having indirect ownership of the securities owned of record by Gores Radio by virtue of such status.

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(5)	Of these shares, 5,053,774 are owned by Fidelity Management & Research Company (“Fidelity”), a wholly-owned subsidiary of FMR LLC, through one investment company, Fidelity Low Priced Stock Fund. As of December 31, 2007, each of Edward C. Johnson 3d and FMR LLC, through its control of Fidelity, has sole voting power with respect to 0 shares and sole dispositive power with respect to 5,053,774 shares. The remaining 150,003 of these shares are owned by Pyramis Global Advisors, LLC (“PGALLC”), an indirect wholly-owned subsidiary of FMR LLC. As of December 31, 2007, each of Edward C. Johnson 3d and FMR LLC, through its control of PGALLC, has sole voting power with respect to 150,003 shares and sole dispositive power with respect to 150,003 shares.
(6)	As of December 31, 2007, Hotchkis and Wiley Capital Management, LLC has sole voting power with respect to 5,216,048 shares and sole dispositive power with respect to 8,659,848 shares.
(7)	As of December 31, 2007, Morgan Stanley & Co. Incorporated has sole voting power with respect to 5,546,632 shares and sole dispositive power with respect to 5,546,632 shares. Such securities are beneficially owned by certain operating units of Morgan Stanley and its subsidiaries and affiliates.
(8)	Of these shares, 4,338,348 are owned by Barclays Global Investors, N.A. As of December 31, 2007, Barclays Global Investors, N.A. has sole voting power with respect to 4,036,101 shares and sole dispositive power with respect to 4,338,348 shares. The remaining 999,423 of these shares are owned by Barclays Global Fund Advisors, LLC. As of December 31, 2007, Barclays Global Fund Advisors, LLC has sole voting power with respect to 999,423 shares and sole dispositive power with respect to 999,423 shares.

How much stock does the Company’s management, specifically named executive officers and directors own?

The following table shows the amount of the Common Stock and Class B stock beneficially owned (unless otherwise indicated) by members of our management team, which include the current executive officers named in the Summary Compensation Table (the “named executive officers”), our directors, and our directors and named executive officers as a group. For purposes of calculating the percentage ownership of each such individual, the Company used ownership holdings as of March 31, 2008, when there were 101,352,476 shares of Common Stock outstanding and 291,722 shares of Class B stock outstanding. All numbers presented below include all shares which would be vested on, or exercisable by, a holder as of May 30, 2008, as beneficial ownership is deemed to include securities that a holder has the right to acquire within 60 days. As described elsewhere in this proxy statement, a holder of restricted stock only (i.e., not restricted stock units (“RSUs”)) is entitled to vote the restricted shares once it has been awarded such shares. Accordingly, all restricted shares that have been awarded, whether or not vested, are reported in this table of beneficial

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ownership, even though a holder will not receive such shares until vesting. This is not the case with RSUs or stock options which are not deemed beneficially owned until vesting.

	Aggregate Number of Shares
	Beneficially Owned(1)
	Common Stock		Class B Stock
Name of Beneficial Owner	Number	Percent	Number	Percent

NAMED EXECUTIVE OFFICERS:
Norman J. Pattiz(2)	1,098,127	*	291,710	99.9%
Thomas Beusse(10)	–	*	–	–
Peter Kosann(3)	464,783	*	–	–
Andrew Zaref(4)(10)	13,203	*		–
Gary J. Yusko (10)(11)	65,000	*		–
David Hillman(5)	143,237	*		–
Paul Gregrey(6)	237,954	*		–
DIRECTORS AND NOMINEES:(7)
Albert Carnesale(8)	7,749	*	–	–
David L. Dennis(9)	169,959	*	–	–
Gerald Greenberg(9)	54,000	*	–	–
Grant F. Little, III(8)	16,783	*	–	–
H. Melvin Ming(8)	6,682	*	–	–
Joseph B. Smith(9)	86,749	*	–	–
All Current Directors and Executive Officers as a Group (13 persons)	2,364,226	2.3%	291,710	99.9%

*Represents less than 1% of the Company’s outstanding shares of Common Stock.

(1)	The persons in the table have sole voting and investment power with respects to all shares of Common Stock and Class B stock, unless otherwise indicated. The numbers presented above do not include unvested and/or deferred RSUs which have no voting rights until shares are distributed in accordance with their terms. All dividend equivalents on vested RSUs and shares of restricted stock (both vested and unvested) are included in the numbers reported above.

(2)	Includes vested and unexercised stock options for 445,333 shares granted under the Company 1989 Stock Incentive Plan (the “1989 Plan”), the Company 1999 Stock Incentive Plan (the “1999 Plan”) and the Company 2005 Equity Compensation Plan (the “2005 Plan”). Includes 2,794 vested RSUs (including dividend equivalents) granted under the 2005 Plan. Also includes 450,000 Common Stock shares pledged by Mr. Pattiz to Merrill, Lynch, Pierce, Fenner & Smith Incorporated (“Merrill Lynch”) in connection with a prepaid variable forward contract (the “Merrill Contract”) Mr. Pattiz entered into on September 27, 2004 with Merrill Lynch. Under the Merrill Contract, in exchange for a lump-sum cash payment of $7,182,000, Mr. Pattiz agreed to deliver upon the earlier of September 2009 or the termination of the Merrill Contract, a pre-determined number of shares of Company Common Stock pursuant to formulas set forth in the Merrill Contract. Mr. Pattiz may also settle the amount in cash. When Mr. Pattiz entered into the Merrill Contract in September 2004, he converted 411,670 of his shares of Class B stock into Common Stock and pledged the aforementioned 450,000 shares of Company Common Stock. Also includes 200,000 shares of Company Common Stock held indirectly by the Pattiz Family Trust. Because each share of Class B stock has 50 votes, as opposed to one vote for each share of Common Stock, Mr. Pattiz’s stock holdings represent 15.5% of the total voting power of the Company (taking into account the aggregate number of shares of Common Stock issued to Gores at the closing of the first step of the Gores transaction).

(3)	Includes 419,000 vested and unexercised options granted under the 1999 Plan and 2005 Plan. Includes 24,889 vested RSUs and 20,894 shares of vested restricted stock (including dividend equivalents) granted under the 2005 Plan. Mr. Kosann forfeited his vested and unexercised options and certain of his unvested RSUs and shares of restricted stock in connection with the termination of his employment.

(4)	Includes 6,491 vested RSUs (including dividend equivalents) and 6,373 shares of restricted stock (vested and unvested, including dividend equivalents) granted under the 2005 Plan. Includes 339 shares of Common Stock

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held in the Company 401(k) account. Mr. Zaref forfeited his vested and unexercised options and his unvested RSUs and shares of restricted stock in connection with the termination of his employment as of July 12, 2007.

(5)	Includes 94,383 vested and unexercised options granted under the 1999 Plan and 2005 Plan and 48,341 shares of restricted stock (vested and unvested, including dividend equivalents) granted under the 2005 Plan. Includes 513 shares of Common Stock held in the Company 401(k) account.

(6)	Includes 186,200 vested and unexercised options granted under the 1999 Plan and 2005 Plan and 50,833 shares of restricted stock (vested and unvested, including dividend equivalents) granted under the 2005 Plan. Includes 921 shares of Common Stock held in the Company 401(k) account.

(7)	Does not include Norman J. Pattiz, Thomas Beusse and Peter Kosann, who are also named executive officers and listed with the other named executive officers.
(8)	Represents vested RSUs granted under the 2005 Plan. Does not include deferred and/or unvested RSUs which have no voting rights until shares are distributed in accordance with their terms.

(9)	Represents 113,000 (Dennis), 54,000 (Greenberg) and 79,000 (Smith) vested and unexercised stock options granted under the 1989 Plan, the 1999 Plan and/or the 2005 Plan. Includes 7,749 vested RSUs (including dividend equivalents) granted under the 2005 Plan for each of Messrs. Dennis and Smith. Does not include deferred and/or unvested RSUs which have no voting rights until shares are distributed in accordance with their terms.

(10)	As noted elsewhere in this proxy statement, Mr. Zaref’s employment with the Company was terminated on July 12, 2007 and Mr. Yusko became the Company’s CFO on July 16, 2007. Mr. Kosann’s employment was terminated on January 8, 2008 and Mr. Beusse became the Company’s CEO on January 8, 2008.
(11)	Includes 65,000 shares of restricted stock (vested and unvested, including dividend equivalents) granted under the 2005 Plan.

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PROPOSAL 1: – THE INVESTMENT

The Investment is summarized below. This summary does not purport to be complete and is qualified in its entirety by reference to the Purchase Agreement, attached hereto as Appendix I; the Certificate of Designation for the Convertible Preferred Stock, attached hereto as Appendix II; the form of Warrant certificate attached hereto as Appendix III; the Registration Rights Agreement attached hereto as Appendix IV; and the Voting Agreement, attached hereto as Appendix V. Shareholders are urged to read the appendices to this proxy statement in their entirety.

Introduction

On February 25, 2008, we entered into a Purchase Agreement (the “Purchase Agreement”) with Gores Radio Holdings, LLC (together with certain related entities, “Gores”), an entity managed by The Gores Group, LLC. Under the terms of the Purchase Agreement, subject to certain conditions (including delivery of a notice by the Company electing the Investment), Gores is obligated to purchase from the Company and the Company is obligated to sell to Gores for an aggregate purchase price of $100,000,000 the following:

•	14,285,714 shares of our Common Stock at a price per share of $1.75;

•	75,000 shares of our 7.50% Series A Convertible Preferred Stock (the “Convertible Preferred Stock”);

•	four-year warrants to purchase a total of 3,330,000 shares of our Common Stock at an exercise price of $5.00 per share (the “$5 Warrants”);

•	four-year warrants to purchase a total of 3,330,000 shares of our Common Stock at an exercise price of $6.00 per share (the “$6 Warrants”); and

•	four-year warrants to purchase a total of 3,340,000 shares of Common Stock at an exercise price of $7.00 per share (the “$7 Warrants” and, together with the $5 Warrants and the $6 Warrants, the “Warrants”).

Under the Purchase Agreement, the purchase and sale of our Common Stock, the Convertible Preferred Stock and the Warrants is to occur in two steps. The first step, which did not require shareholder approval, closed in two tranches on March 3, 2008 (the “First Closing – Tranche 1”) and March 19 , 2008 (the “First Closing – Tranche 2”), respectively (together, the “First Closing”). In that transaction, the Company sold to Gores an aggregate of 14,285,714 shares of Common Stock at $1.75 per share for aggregate gross proceeds of $25,000,000. In the second step, which is the Investment and is scheduled to close as soon as practicable after it is approved by shareholders, the Company will issue and sell to Gores 75,000 shares of Convertible Preferred Stock, $5 Warrants to purchase 3,330,000 shares of Common Stock, $6 Warrants to purchase 3,330,000 shares of Common Stock and $7 Warrants to purchase 3,340,000 shares of Common Stock. The time at which the Convertible Preferred Stock and Warrants are issued and sold is referred to herein as the “CPS/Warrants Closing.”

The securities are being offered and sold to Gores in a private placement pursuant to specific exemptions from the registration requirements of the United States federal and state securities laws. As part of the transactions, the Company has granted certain registration rights to Gores which are described below under “Summary of Purchase Agreement – Registration Rights.”

The Common Stock acquired at the First Closing represented approximately 14.1% of our issued and outstanding Common Stock on a then fully diluted basis. The Common Stock underlying the Convertible Preferred Stock and the Warrants represents approximately 25.7% of our issued and outstanding Common Stock on a fully diluted basis (after taking into account the issuance of the Convertible Preferred Stock and the Warrants). After the CPS/Warrants Closing, the Common Stock, including the Common Stock underlying the Convertible Preferred Stock and the Warrants owned by Gores would represent approximately 36.1% of our issued and outstanding Common Stock on a fully diluted basis and would represent approximately 32.7% of our voting power.

Because the steps of the Gores transaction, including the Investment, collectively involve (1) the issuance of shares of our Common Stock (including Common Stock equivalents) in excess of 20% of the currently outstanding number of shares of our Common Stock and (2) the issuance of securities where the conversion or exercise price per share may be less than each of the book and market value per share of our Common Stock, Section 312 of the NYSE Listed Company Manual requires that we obtain the approval of the Investment by the holders of a majority of the votes present and voting at the meeting. In addition, under the Certificate of Designations, holders of the Convertible Preferred Stock have rights to approve certain significant corporate actions, including those described below under “Description of Convertible Preferred Stock – Special Voting Rights.” Under NYSE Rules, some of these rights could constitute

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“control” of the Company and thus also require shareholder approval. Accordingly, in order to ensure compliance with NYSE Rules, the Company is submitting the Investment to the shareholders for approval and unless the required majority of the votes for approval of the Investment is obtained, the Investment will not be completed. The first step of the Gores transaction, however, has been completed and will not be affected by any failure to obtain shareholder approval. The Board anticipates completing the Investment as soon a practicable after the special meeting, assuming satisfaction or waiver of all conditions to closing. See “Summary of Purchase Agreement – Closing Conditions.”

In connection with entering into the Purchase Agreement, our Chairman, Norman J. Pattiz and certain other directors and executive officers of the Company entered into a Voting Agreement with Gores to vote in favor of the Investment and the Charter Amendments. As of the date of this proxy statement, the aggregate number of votes covered by the Voting Agreement represents approximately 14.9% of the voting power entitled to vote at the special meeting. Such amount does not include the shares held by Gores, who is entitled to vote at the special meeting. Including the Gores shares, approximately 29% of the voting power would vote in favor of the Investment and the Charter Amendments. See “Summary of Purchase Agreement – Voting Agreement.”

Background and Reasons for The Gores Transaction

As previously disclosed in the Company’s definitive proxy statement dated December 21, 2007, the Board formed a Strategic Review Committee (the “SRC”) in June 2006 to consider various strategic alternatives to enhance shareholder value, including modifying, amending, and extending or renewing the Company’s various agreements with CBS and its affiliates which were scheduled to expire in March 2009. The SRC engaged UBS Investment Bank (“UBS”) and Moelis & Company (“Moelis”) as its financial advisors and Skadden, Arps, Slate, Meagher & Flom LLP (“Skadden”) as its legal advisor to assist in the strategic review process. The discussions with CBS culminated in the signing of a Master Agreement on October 2, 2007, which was ratified and approved by shareholders on February 12, 2008. The CBS transactions contemplated by the Master Agreement closed on March 3, 2008 concurrent with the First Closing – Tranche 1.

Among other conditions to the CBS transactions, the Company was required to pay CBS approximately $17,200,000 at closing to satisfy certain past due amounts and a $5,000,000 signing bonus (collectively, the “CBS Payment”). In addition, the Company was required to refinance or modify and/or obtain waivers under its senior debt agreements in a manner that the Board could reasonably determine permitted the Company to conduct its business operations (including under the new CBS arrangements) in compliance with its legal and financial obligations (the “Financing Condition”). Accordingly, in January and February 2008, the Company entered into amendments to its loan agreement (to eliminate a provision that deemed termination of the CBS management agreement an event of default) and senior note purchase agreement. These amendments (together with an amendment to the Company’s loan agreement to increase its leverage ratio and certain other modifications to these agreements) became effective substantially concurrent with the CBS closing.

Further, to make the CBS Payment and satisfy the Financing Condition, the Company determined that it would need to refinance its bank facility, develop new funding sources and/or raise additional capital. As a result, beginning in the summer 2007, the SRC (with the assistance of its advisors and management) engaged in numerous discussions with its existing bank group and other potential lenders about refinancing its debt and explored and evaluated different equity and equity linked transaction alternatives, including various structures. Between September and December 2007, the Company provided certain nonpublic information to multiple interested parties under nondisclosure agreements and received indications of interest from several such parties regarding an investment in the Company, including a proposal from Gores. The proposals covered a range of alternatives, including taking private transactions, a strategic combination and various equity infusion proposals. After review by the SRC and its advisors and the full Board of these preliminary indications, and subsequent discussions with Gores and other interested parties, it was determined that the structure and terms of the Gores proposal were worth pursuing actively. Given timing and other constraints, and that the terms of the non-Gores indications were generally less favorable to the Company than the Gores proposal, the Board determined not to pursue other investment proposals at the time but to continue a dialogue with all interested parties.

The SRC held numerous meetings with representatives of Skadden, UBS and Moelis to discuss the merits of refinancing the Company’s bank facility in what has been a highly volatile credit market environment and the financial and legal aspects of the Gores transaction, and to continue to analyze alternative proposals. In addition, between October 2007 and February 2008, UBS and Moelis made several key presentations to the Board regarding the Gores transaction and various alternatives. Finally, the Company and its advisors held multiple discussions and negotiations with Gores and its advisors over the course of several months, during which the terms of Gores’ initial Investment proposal were refined to include, among others, terms more favorable to the Company as described in the fifth bullet below. After such discussions and negotiations and exploring and evaluating other transaction alternatives, the SRC and

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management ultimately determined that the Gores transaction, including the Investment, was the best available alternative to the Company and would provide the necessary capital to satisfy the Financing Condition after funding the CBS payment and provide the Company with necessary additional capital to pursue its short-term and long-term strategic goals. In particular, the Board determined that the non-Gores alternatives either significantly undervalued the Company and failed to give the Company credit for its pending CBS deal and senior management changes or included less favorable economic terms (e.g., lower conversion premiums, higher dividend rates and/or more significant warrant coverage) as a whole.

The Board ultimately determined not to pursue a refinancing of its debt at this time based, in large part, on the difficulty of obtaining favorable pricing and other terms in what has been a highly volatile credit market environment, and the fact that the Company’s bank facility does not mature until February 2009. While the Company reasonably believes it will be able to refinance its bank facility prior to its maturity in February 2009, there can be no assurance that it will be able to do so on terms that are favorable to the Company or identify new funding sources and/or raise additional capital to repay the facility upon its maturity.

At a Board meeting held on February 22, 2008, following presentations by Moelis and UBS, and discussions with Skadden, the Board (i) concluded that the Gores transaction, including the Investment, and the related transactions were in the best interests of the Company and its shareholders, (ii) by a vote of 8-0-1 (with the CBS director abstaining) approved the Purchase Agreement and the related agreements and (iii) resolved to recommend to the shareholders of the Company that they approve the “Preferred Shares/Warrant Transactions” contemplated by the Purchase Agreement.

In considering the Gores transaction, including the Investment and related transactions, the Board took into account a number of considerations, including:

•	available equity and equity linked transaction alternatives;

•	the fact that entering into the Gores transaction allowed the Company to satisfy the Financing Condition and thereby close the CBS transactions;

•	the fact that the $3.00 conversion price of the Convertible Preferred Stock represented a premium of approximately 66.7% over our closing stock price on February 22, 2008, the last trading day before the Board approved the Gores transaction, including the Investment, and a premium of approximately 66.5% over our average closing stock price during the 30-day period ending February 22, 2008;

•	the financial presentations of UBS and Moelis;

•	the terms of the Purchase Agreement and related agreements, including (1) the staged structure of the Gores transaction and 30-day “go shop” allowing the Company to raise initial capital concurrent with the CBS closing then to seek alternative equity proposals for 30 days before being committed to issue to Gores the Convertible Preferred Stock and Warrants; (2) the standstill provisions that limit Gores’ ability for five years to acquire voting power in excess of 35% and, for 18 months following the First Closing – Tranche 1, to launch a proxy contest, change the size and composition of the Board or call a special meeting of shareholders, (3) limitations on the ability of Gores to transfer its securities to competitors of the Company, (4) the provisions that allow the Company, at its option, to force the conversion or redemption of the Convertible Preferred Stock upon certain events, and (5) a provision whereby the Board could terminate the Purchase Agreement or change, modify or withdraw its recommendation to shareholders regarding approval of the Investment if the Board reasonably concludes in good faith, after consultation with legal counsel and a financial advisor of national recognized reputation, that the failure to do so would be inconsistent with fiduciary duties to its shareholders under applicable law; and

•	the fact that Gores’ experience in providing the companies in which it invests with financial and managerial expertise would bring value to the Company and improve its operational, managerial and financial performance.

In addition, the Board recognized that (1) the consummation of the Gores transaction would provide the Company with an infusion of cash, the likely result of which would be that the Company would be able to compete more effectively with its competitors and to once again focus on the production of quality original programming for the Company’s current and emerging media platforms, (2) it would be more difficult for the Company to deliver appropriate value to its shareholders without the additional cash infusion and (3) the alternatives to the Gores transaction would have likely delayed the Company’s ability to satisfy the Financing Condition, in turn, putting the Company’s ability to

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close the CBS transactions in jeopardy and delaying the Company’s ability to position itself for future growth as an independent company.

Finally, the Board believes that the terms of the Common Stock, Convertible Preferred Stock and the Warrants constitute the best terms that the Company could have received in a sale of securities to a non-affiliated entity at the time the Company entered into the Purchase Agreement.

The foregoing discussion of the information and factors considered by the Board includes the material factors considered by the Board. In view of the variety of factors considered in connection with its evaluation of the Gores transaction, the Board did not find it practicable to, and did not, quantify or otherwise assign relative weights to the specific factors considered in reaching its determination and recommendation. In addition, individual directors may have given different weights to different factors. The Board approved and recommends the Investment, the Charter Amendments and the other transactions contemplated by the Purchase Agreement based upon the totality of the information presented to and considered by it.

While the SRC was actively involved in discussions with Gores and other potential investors and often reviewed and evaluated proposals before they were discussed with the full Board, the SRC did not render an opinion or make a recommendation to the Board with respect to the Gores transaction. In addition, neither UBS nor Moelis rendered a fairness opinion to the Board. As indicated above, however, the Board considered the analyses and presentations of its financial advisors as one of many factors in approving the Gores transaction.

Certain Risks

While the Board believes that the Investment is in the best interests of the Company and its shareholders, the approval of the Investment may have certain adverse effects which shareholders should consider, including adverse effects upon shareholders other than Gores. These potential adverse effects are summarized below.

Shareholders’ Interests in Westwood One will be Diluted Significantly by the Investment.  We have issued 14,285,714 shares of Common Stock to Gores with an additional 25,000,000 shares of Common Stock issuable upon conversion of the Convertible Preferred Stock (i.e., $75,000,000 initial aggregate liquidation preference divided by the initial conversion price of $3.00 per share) and 10,000,000 shares of Common Stock issuable upon exercise of the Warrants. Our issuance of such shares will significantly reduce your percentage equity interest in us. Further dilution will occur as a result of an increase in the amount of the liquidation preference of the Convertible Preferred Stock by the amount of dividends (which we are not permitted to pay in cash) that compound quarterly and accrue daily at a 7.5% per annum dividend rate. If the Convertible Preferred Stock remains outstanding on the 60th month anniversary of the CPS/Warrants Closing, the dividend rate will increase to 15% per annum and if the Convertible Preferred Stock remains outstanding on the 66th month anniversary of the CPS/Warrants Closing, the liquidation preference will increase by an additional 50%, causing further dilution because increases in the liquidation preference will result in the issuance of more shares of Common Stock upon any conversion of the Convertible Preferred Stock. See “Description of the Convertible Preferred Stock.”

The Convertible Preferred Stock will Rank Senior to Our Common Stock and Class B Stock with respect to Dividends and Distributions Upon our Liquidation.  The Convertible Preferred Stock will rank senior to our Common Stock, Class B stock and future series or classes of capital stock of the Company for purposes of dividends and any liquidation event, including certain business combinations. Accordingly, as long as any shares of the Convertible Preferred Stock are outstanding, the Company may not declare or pay any dividend or make any distribution on any capital stock of the Company ranking junior to the Convertible Preferred Stock or purchase or redeem any capital stock of the Company ranking junior to the Convertible Preferred Stock, subject to certain exceptions. Additionally, no distributions upon liquidation may be made to the holders of our Common Stock unless the holders of our Convertible Preferred Stock have received distributions equal to their liquidation preference (initially, $1,000 per share subject to increases as described above), plus accrued dividends. As a result, it is possible that, upon liquidation, all of the amounts available for distribution to our equity holders would be paid to the holders of the Convertible Preferred Stock and our other shareholders would not receive any payment.

The Gores Transaction, Including the Investment, May Have an Adverse Effect on the Market Price of our Common Stock.  The shares of Common Stock we issue in connection with the Gores transaction, including the issuance of substantial numbers of additional shares upon the conversion of the Convertible Preferred Stock or the exercise of Warrants, will increase the number of issued and outstanding shares of our Common Stock and could have an adverse effect on the market price for our securities.

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Gores, as the Initial Holder of our Convertible Preferred Stock will Receive Three of Eleven Directorships on the Company’s Board Following the CPS/Warrants Closing and will Nominate One Independent Director.  The Board will be increased to eleven members upon the closing of the Investment. As long as Gores owns at least 50% of the Preferred Stock acquired under the Purchase Agreement, the Certificate of Designations gives holders of a majority of the outstanding shares of Preferred Stock (the “Majority Preferred Holders”) the right to name three members to the Board (which reduces to two members if less than 66 2/3% of the Convertible Preferred Stock originally issued remains outstanding). Gores intends to name Messrs. Rod Sherwood, Senior Managing Director and Chief Financial Officer of The Gores Group, LLC, Mark Stone, President, Gores Operations Group, and Senior Managing Director of The Gores Group, LLC, and Ian Weingarten, Managing Director of The Gores Group, LLC, as its nominees to the Board. In addition, and as long as Gores owns at least 50% of the Preferred Stock acquired under the Purchase Agreement, the Majority Preferred Holders will be entitled to nominate one independent director to the Board within the meaning of NYSE Listing Standards. Effective upon closing of the Investment, the Company will cause one of the existing independent directors to resign and the Board will fill the vacated directorship with Gores’ nominee. Gores intends to nominate Emanuel Nunez, Senior Agent at Creative Artists Agency, as an independent director to the Board. See “Description of the Convertible Preferred Stock – Board Representation.”

Gores, as the Initial Holder of our Convertible Preferred Stock will Receive Special Voting Rights.  Also pursuant to the Certificate of Designations, as long as Gores owns at least 50% of the Preferred Stock acquired under the Purchase Agreement, approval of the Majority Preferred Holders is required to take certain significant corporate actions, including, without limitation,

•	approval of the Company’s annual operating budget (including any material variances therefrom);

•	the hiring of any new Chief Executive Officer;

•	the issuance of additional shares of capital stock (subject to certain exceptions enumerated in the Certificate of Designations);

•	the declaration of dividends and share repurchases (subject to certain exceptions enumerated in the Certificate of Designations);

•	annual capital expenditures in excess of $15,000,000 (including amounts in the budget);

•	incurrence of indebtedness above certain thresholds; and

•	for a period of 66 months from the original issue date, mergers, consolidations and substantial asset sale transactions.

For a complete list of approval rights, see below under “Summary of Preferred Stock – Special Voting Rights.”

After the Investment, Gores Will be the Largest Shareholder of the Company and Have Significant Influence and Control Over Our Management and Affairs. Upon closing of the Investment, Gores will own approximately 36.1% of our Common Stock on a fully diluted basis representing approximately 32.7% of our voting power while our next largest shareholder, CBS Radio, will own only approximately 11.7% of our Common Stock on a fully diluted basis representing approximately 10.6% of our voting power. These percentages are based on the Company’s issued and outstanding shares as of March 31, 2008 and assume conversion of all of the Convertible Preferred Stock and exercise of all of the Warrants. As a result, and due to Gores’ board representation and approval rights described above, Gores will have significant influence and control over the management and affairs of the Company.

Gores Could Make It More Difficult or Even Impossible for a Third Party to Acquire the Company Without Its Consent.  As noted above, for a period of 66 months from the original issue date and so long as Gores holds at least 50% of the shares of Convertible Preferred Stock issued under the Purchase Agreement, the Majority Preferred Holders have the right to approve mergers, consolidations and substantial asset sale transactions involving the Company. Accordingly, approval of the Investment could hinder any future sale of the Company.

The Standstill is a Limited Standstill.  While the Purchase Agreement provides for a limit on the ability of Gores to vote incremental shares it acquires in the future, Gores may still increase its beneficial ownership of voting shares to the number of shares representing 35% of the voting power that is outstanding. Gores may therefore increase its equity position through the purchase of additional voting securities, intensifying the effects related to its larger equity interest as set forth in this proxy statement. In addition, following 18 months from the initial closing, Gores may launch a proxy contest, take action to change the size and composition of the Board and/or call a special meeting of shareholders.

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Anti-Takeover Provisions Under Delaware Law and in the Certificate of Incorporation will be Eliminated as Part of the Investment.  Pursuant to the Purchase Agreement, the Board has resolved to make inapplicable to Gores and its affiliates anti-takeover statutes, including relevant provisions under Delaware law. In addition, as a condition to the CPS/Warrants Closing, the shareholders are required to approve certain amendments to the Certificate of Incorporation (the “Charter Amendments”) eliminating shareholder protections relating to transactions (including business combinations) involving interested shareholders such as Gores. Subject to the standstill provisions of the Purchase Agreement, these actions will make it less difficult for Gores to enter into transactions with the Company in the future, including transactions to take control of the Company.

Holders of our Convertible Preferred Stock will Receive Registration Rights.  Gores can require the Company to register shares of Common Stock, including shares issued upon the conversion of the Convertible Preferred Stock and the exercise of the Warrants, on up to four occasions through demand registration rights or pursuant to a shelf registration statement. In addition, Gores has certain rights to include its securities in registrations initiated by the Company for its own account or for the account of other selling shareholders. See “Summary of Purchase Agreement – Registration Rights.”

Use of Proceeds

The net proceeds from the Gores transaction, including the Investment, are estimated to be approximately $90,965,000 after deducting the Company’s estimated expenses (including payment of fees to its financial and legal advisors) and payment of certain fees and expenses of Gores as described below under “Summary of Purchase Agreement – Fees and Expenses.” The Company intends to use approximately $87,200,000 of the net proceeds to pay down amounts due to CBS Radio ($22,200,000), amounts outstanding under its revolving credit facility/term loan ($65,000,000) and any remainder of the net proceeds for general corporate purposes.

Summary of Purchase Agreement

The Purchase Agreement contains a number of representations and warranties, covenants, closing conditions and provisions for the termination of the agreement which are summarized below. While the Company believes that the following description covers the material terms of the Purchase Agreement, the description may not contain all of the information that is important to you. The Company encourages you to carefully read this entire proxy statement, including the Purchase Agreement (which is attached to this proxy statement as Appendix I for a more complete understanding of the Gores transaction, including the Investment and related transactions.

Representations and Warranties.  The Purchase Agreement contains certain representations and warranties of the Company and Gores. The Company has made representations and warranties regarding, among other things:

•	its organization, capitalization, and authority relative to the Purchase Agreement and the other transaction documents;

•	absence of conflicts between the transaction documents and the organizational documents or contractual obligations of the Company;

•	the accuracy of its SEC reporting and financial statements;

•	absence of undisclosed liabilities;

•	tax returns and payments;

•	litigation and labor relations;

•	employee benefit plans;

•	compliance with laws;

•	intellectual property;

•	inapplicability to Gores of anti-takeover protections;

•	material contracts and relations with advertisers, affiliates and content providers;

•	environmental matters; and

•	disclosure of material facts.

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Gores has made representations and warranties regarding, among other things, its organization; authority to enter into the transactions; investment intent; status as an accredited investor; financial ability to consummate the Gores transaction, including the Investment; and validity and enforceability of the Gores equity commitment.

Covenants of the Company and Gores.  From the signing of the Purchase Agreement until the earlier of the CPS/Warrants Closing and the termination of the Purchase Agreement, the Company has agreed that, unless it receives Gores’ prior written approval, it will not take any of the actions described below under “Summary of Preferred Stock – Special Voting Rights.” In addition, the Company has agreed to allow Gores access to its executive officers, properties and books and records and to provide Gores with copies of all written materials provided by the Company to the Board and any committee thereof with certain exceptions. The Company has also agreed to hold a meeting of its shareholders to vote on the Investment, to recommend that shareholders vote in favor of the transactions (except in the circumstances described below) and to reserve for issuance and list with the NYSE all shares of Common Stock issued or issuable under the transaction documents, including shares issuable upon the conversion of the Convertible Preferred Stock and exercise of the Warrants.

At the CPS/Warrants Closing, the Board will be increased to eleven members, of which three will be designated by Gores pursuant to the Purchase Agreement (the “Preferred Directors”). In addition, at the CPS/Warrants Closing, Gores is entitled to nominate one independent director to the Board within the meaning of NYSE Listing Standards. One of the existing independent Board members will resign effective no later then the CPS/Warrants Closing. The Company has agreed to provide to the Preferred Directors the same indemnification agreements and compensation arrangements as received by the other non-employee directors of the Company, except that the Preferred Directors will not be entitled to any equity based awards. See “Description of the Convertible Preferred Stock – Board Representation.”

The Company has further agreed to use its commercially reasonable best efforts to take all actions necessary to consummate as promptly as practicable the transactions contemplated by the Purchase Agreement and to obtain in a timely manner all necessary consents and effect all necessary registrations and filings with governmental authorities. Gores has agreed to cooperate with the Company and to use its commercially reasonable best efforts to make all such filings required by law and to furnish information in connection therewith.

Restrictions on Solicitation of Alternative Proposals.  Pursuant to the terms of the Purchase Agreement, the Company had a 30-day “go shop” period during which it could solicit other equity investment offers and elect, in its sole discretion, to terminate the Purchase Agreement, subject to paying a $500,000 fee. See “Termination” and “Fees and Expenses.” The 30-day “go shop” period expired on March 25, 2008. While the Company and its advisors engaged in some informal discussions with potentially interested parties, the Company did not receive any actionable proposals during the “go shop” period. Following this initial 30-day period and until the earlier of the CPS/Warrants Closing and termination of the Purchase Agreement (such period, the “Restricted Period”), the Company will not, and will cause its affiliates and the directors, officers, employees, agents and representatives of each of them not to, directly or indirectly, solicit, initiate, respond to, encourage, or provide any information or negotiate with respect to, any inquiry, proposal or offer from any other party or enter into any contract, agreement or arrangement relating to a “Restricted Transaction” (as described below). However, during the Restricted Period, under certain circumstances and subject to certain conditions enumerated in the Purchase Agreement, the Company may: (1) respond to a “Sale of the Company Proposal” (as described below), including providing the offeror with non-public information, participating in discussions and negotiations with the offeror and entering into confidentiality agreements relating thereto, (2) change, modify or withdraw its recommendation to shareholders regarding approval of the Investment, and (3) terminate the Purchase Agreement concurrent with entering into a definitive agreement relating to a Sale of the Company Proposal if, among other things, the Board reasonably concludes in good faith, after consultation with legal counsel and a financial advisor of national recognized reputation, that the failure to consider and negotiate such Sale of the Company Proposal or take such other action would be inconsistent with fiduciary duties to its shareholders under applicable law. The Company is required to provide Gores notice of and the right to match the terms of any Sale of the Company Proposal.

As used in this proxy statement, (1) the term “Restricted Transaction” means any equity or equity linked transaction (other than pursuant to bona fide employee benefit plans), or any sale of all or any material part of the Company’s or any Company subsidiary’s business or assets, including through any asset sale, exclusive license, merger, reorganization or other form of business combination, or any other transaction that would otherwise be inconsistent in any material respect with the transactions contemplated by the Purchase Agreement and (2) the term “Sale of the Company Proposal” means any bona fide, written, unsolicited offer from a person that is not an affiliate of the Company to acquire all or substantially all of the Company’s assets or capital shares whether by merger, consolidation, other business combination, purchase of assets, tender or exchange offer or otherwise, together with reasonable evidence that

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the person making such offer has or can obtain pursuant to legally binding obligations sufficient capital to consummate such transaction.

Standstill.  Under the Purchase Agreement, during the time that Gores owns at least 15% of the voting power of the Company and until the fifth anniversary of the CPS/Warrants Closing, Gores has agreed not to acquire beneficial ownership of any voting securities of the Company, except:

•	voting securities acquired pursuant to the Purchase Agreement;

•	voting equity securities of the Company acquired from the Company (including securities paid as dividends or distributions);

•	non-voting equity securities of the Company;

•	additional voting equity securities of the Company if either (x) following such acquisition, Gores in the aggregate would beneficially own 35% or less of the outstanding voting power of the Company or (y) with respect to voting equity securities of the Company that increases Gores’ beneficial ownership to more than 35% (the “Incremental Voting Securities”), Gores agrees that it will vote such Incremental Voting Securities in the same proportion as all voting equity securities held by persons other than Gores and its affiliates are voted on a particular matter; and

•	voting equity securities pursuant to a proposal approved by the Board to acquire 100% of the outstanding voting equity securities of the Company.

In addition, during the time that Gores owns at least 15% of the voting power of the Company and until the eighteenth month anniversary of the First Closing – Tranche 1, Gores has agreed not to:

•	make or engage in any solicitation of proxies to vote any voting equity securities of the Company (other than a solicitation conducted by the Company), or become a “participant” in any “election contest” as such terms are defined and used in Rule 14a-11 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), with respect to voting equity securities of the Company;

•	seek the removal of any directors from the Board or a change in the size or composition of the Board (other than with respect to the Preferred Directors);

•	call, request the calling of, or otherwise seek or assist in the calling of a special meeting of the shareholders of the Company for the purpose of changing control of the Company; or

•	disclose any intention, plan or arrangement prohibited by, or inconsistent with the foregoing.

Closing Conditions.  The various transactions contemplated by the Purchase Agreement are each subject to certain closing conditions as specified in the Purchase Agreement, including, without limitation,

•	receipt of all necessary consents and approvals,

•	accuracy of Company representations and warranties and material compliance with Company covenants and agreements,

•	there being no injunction, law or proceeding which would prohibit the consummation of the Investment,

•	the expiration or termination of any waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended,

•	there being no material adverse change since the date of the Purchase Agreement with respect to the Company and its subsidiaries, taken as a whole, and

•	there being no suspension by the SEC or the NYSE of trading in the Common Stock.

With respect to the CPS/Warrants Closing only, additional closing conditions include, without limitation: (1) approval by the Company’s shareholders of the Investment as required by Section 312 of the NYSE Listed Company Manual; (2) adoption by the shareholders of the Charter Amendments; and (3) election to the Board of the Preferred Directors and the independent Gores’ nominee.

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Termination.  The Purchase Agreement may be terminated in accordance with its terms at any time prior to the CPS/Warrants Closing, whether before or after obtaining shareholder approval:

•	by mutual consent of the Company and Gores;

•	by either party if (x) the CPS/Warrants Closing has not occurred by August 25, 2008, provided that this termination right will not be available to any party whose breach of the covenants in the Purchase Agreement has been the principal cause of, or resulted in, the failure of the CPS/Warrants Closing to be consummated by such date, or (y) the shareholders fail to approve the Investment at the special meeting;

•	by Gores if (1) the CBS Agreements are terminated prior to the CPS/Warrants Closing or (2) the Company is in material breach of the Purchase Agreement (after a fifteen business day cure period); and

•	by the Company if (1) the Company elects not to close the Investment during the 30-day “go shop” period, (2) the Company enters into a transaction to sell the company (assuming compliance with the “no shop” provisions and payment of the applicable termination fee) or (3) Gores is in material breach of the Purchase Agreement (after a fifteen business day cure period).

Fees and Expenses.  At the First Closing, the Company was required to pay Gores $1,500,000 for, among other things, Gores’ expenses incurred in connection with the transactions contemplated by the Purchase Agreement. Gores will be entitled to an additional $500,000 if: (1) the Company’s shareholders do not approve the Investment, (2) the Company elects to terminate the Purchase Agreement during the 30-day “go shop” period, (3) the Company enters into a definitive agreement relating to a Sale of the Company Proposal, or (4) Gores terminates for a material breach by the Company.

In addition, Gores has a 30-day option to purchase an additional 2,500,000 shares of Common Stock at a price per share of $1.75 if both of the following conditions occur:

(A)  the Purchase Agreement is terminated: (1) by either party because (x) the CPS/Warrants Closing has not occurred by August 25, 2008 or (y) the Company’s shareholders failed to approve the Investment, or (2) by the Company if the Company enters into a transaction to sell the Company to a third party; and

(B)  any of the following has occurred: (1) the Board has changed, modified or withdrawn its recommendation (other than in connection with entering into a definitive agreement relating to a Sale of the Company Proposal in accordance with the terms of the Purchase Agreement), (2) CBS fails to vote in favor of the Investment, or (3) CBS otherwise enters into any other material agreement with the Company.

Indemnification.  The Company has agreed to indemnify Gores (and its affiliated parties) for: (1) any breach of any of the representations, warranties or covenants made by the Company in any transaction document or (2) any action or proceeding brought in connection with the transactions, subject to certain exceptions. Except in certain circumstances, the Company’s representations and warranties relating to its business survive for two years from the CPS/Warrants Closing.

Registration Rights.  The Common Stock issued to Gores at the First Closing and the Convertible Preferred Stock and Warrants to be issued to Gores at the CPS/Warrants Closing will not be registered with the SEC and therefore will be restricted securities. However, the Company has entered into a Registration Rights Agreement with Gores (the “Registration Rights Agreement”), pursuant to which the Company has agreed to grant Gores certain rights with respect to registration under the Securities Act of shares of our Common Stock, including shares issuable upon conversion of the Convertible Preferred Stock and exercise of the Warrants (the “Registrable Securities”).

The Registration Rights Agreement provides that Gores (or its private transferees) may demand on up to four occasions registration with respect to the Registrable Securities, provided that no such demand registration may be made with respect to an offering of shares having a stated offering price of less than $15,000,000. In addition, the Company will file upon Gores request a shelf registration statement covering the resale of all Registrable Securities. The Company is obligated to keep the shelf registration continuously effective until the earliest of: (i) the fifth anniversary of the effectiveness of the registration statement, (ii) when all Registrable Securities have been sold thereunder and (iii) the date that all holders of Registrable Securities are permitted to sell their securities pursuant to Rule 144 without volume limitations or any other restrictions. The Registration Rights Agreement also provides that, in the event the Company proposes to register any of its securities under the Securities Act for its own account or for the account of any other person, Gores (or its private transferees) will be entitled to include Registrable Securities in any such registration, subject to the right of the managing underwriter of any such offering in certain circumstances to

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exclude some or all of such Registrable Securities for such registration. Gores registration rights are also subject to the priority registration rights granted to CBS in connection with the closing of the CBS transactions.

The Registration Rights Agreement contains other standard provisions of agreements of this type, including an agreement by the Company to bear the fees and expenses related to registration of the Registrable Securities, indemnification provisions, and a requirement that the Company comply with all of the reporting requirements applicable to it under the Exchange Act.

Voting Agreement.  In connection with obtaining shareholder approval and as inducement to Gores entering into the Purchase Agreement, Mr. Pattiz and certain other directors and executive officers of the Company holding voting securities entered into a Voting Agreement with Gores (the “Voting Agreement”), pursuant to which such shareholders agreed to vote all of the shares owned beneficially and of record by them or thereafter acquired in favor of the Investment and the Charter Amendments and against any Restricted Transaction.

In addition, prior to the CPS/Warrants Closing or earlier termination or modification of the Purchase Agreement, such shareholders agreed to certain transfer restrictions with respect to their shares and not to solicit, initiate, respond to, encourage, or provide any information or negotiate with respect to, any inquiry, proposal or offer from any other party or enter into any contract, agreement or arrangement relating to any Restricted Transaction, provided that such shareholders that are directors of the Company are not restricted from taking any action that would be inconsistent with their fiduciary duties under applicable law.

To induce Mr. Pattiz to enter into the Voting Agreement, the Company and Mr. Pattiz entered into a letter agreement (the “Indemnification Letter Agreement”), pursuant to which, among other things, the Company agreed to indemnify Mr. Pattiz, solely in his capacity as a shareholder of the Company, if Mr. Pattiz becomes subject to any claim by reason of the fact that he is or was a party to the Voting Agreement and to reimburse Mr. Pattiz for certain expenses incurred in connection with the preparation and negotiation of the Voting Agreement and the Indemnification Letter Agreement.

Description of the Convertible Preferred Stock

To create and issue shares of the Convertible Preferred Stock, the Company is required to file a Certificate of Designations specifying the rights, preferences and privileges of the Convertible Preferred Stock. Certain provisions of the Certificate of Designations are summarized below. The following summary does not purport to be complete or to give effect to provisions of statutory or common law. The summary is qualified in its entirety by reference to the Certificate of Designation attached as Appendix II.

Pursuant to the Purchase Agreement, 75,000 shares of Convertible Preferred Stock, par value $0.01 per share, are issuable to Gores upon payment of the purchase price of at the CPS/Warrants Closing.

Dividends.  Holders of the Convertible Preferred Stock will be entitled to receive dividends at a rate of 7.5% per annum, compounded quarterly, which will be accrued daily and added to the Liquidation Preference (initially equal to $1,000 per share, subject to adjustment as described below). If the Convertible Preferred Stock remains outstanding on the fifth anniversary of the original date of issuance, the dividend rate will increase to 15.0% per annum. If the Board declares a dividend or distribution payable upon the outstanding shares of Common Stock, holders of the Convertible Preferred Stock will also be entitled to receive dividends declared or paid on the Common Stock on an as-converted basis.

Liquidation Preference.  Upon a Liquidation Event, holders of the Convertible Preferred Stock will have a Liquidation Preference in the amount of $1,000 per share plus accrued dividends. If the Convertible Preferred Stock remains outstanding on the 66th month anniversary of the original issue date, the Liquidation Preference increases by 50%. A “Liquidation Event” is defined as any termination, liquidation, dissolution or winding up of the Company, either voluntary or involuntary. At the election of the Majority Preferred Holders, a Liquidation Event shall also be deemed to include (1) the consolidation or merger of the Company into or with another entity (other than any such transactions in which the holders of a majority of the voting stock in the Company (measured by voting power rather than the number of shares and without distinction as to any series or class of voting stock) immediately before such transaction hold a majority of the voting stock in the surviving entity (measured by voting power rather than the number of shares and without distinction as to any series or class of voting stock) immediately after such transaction), or (2) the sale of all or substantially all of the assets of the Company and its subsidiaries (on a consolidated basis).

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Conversion.  The Convertible Preferred Stock is convertible at the option of the holders, at any time and from time to time, into a number of shares of Common Stock equal to the Liquidation Preference divided by the conversion price (initially, $3.00 per share, subject to adjustment for stock dividends, subdivisions, reclassifications, combinations or similar type events). Following 18 months from the date of issuance, the Company may cause the conversion of the Convertible Preferred Stock if the per share closing price of Common Stock equals or exceeds $4.00 for 60 trading days in any 90 trading day period or the Company sells $50,000,000 or more of Common Stock to a third party at a price per share equal to or greater than $4.00.

Rank.  The Convertible Preferred Stock ranks senior to our Common Stock, Class B stock and all future series or classes of capital stock of the Company for purposes of dividends and any Liquidation Event.

Redemption.  Beginning 57 months from the original date of issuance, the Company has the sole option to redeem the Convertible Preferred Stock in whole (but not in part) at a cash price equal to the greater of (1) the aggregate Liquidation Preference then outstanding and (2) the then fair market value of the aggregate number of shares of Common Stock underlying the shares of Convertible Preferred Stock then outstanding. The excess (if any) of clause (2) over clause (1) will be satisfied by the Company by delivering shares of Common Stock in lieu of cash having a fair market value equal to such excess.

Voting Rights.  On all matters submitted for shareholder approval, holders of Convertible Preferred Stock will be entitled to vote as a class with the holders of Common Stock on an as-converted basis.

Special Voting Rights.  In addition, as long as Gores owns at least 50% of the Convertible Preferred Stock issued under the Purchase Agreement, the Company may not, and may not permit any of its subsidiaries to, take any of the following actions without the approval of the Majority Preferred Holders:

•	increase the authorized number of shares of Convertible Preferred Stock;

•	conduct or engage in any business other than a business in which the Company and its subsidiaries were engaged on the date of the CPS/Warrants Closing and any business reasonably related or complementary thereto;

•	for the sixty-six months following the date of the CPS/Warrants Closing, merge or consolidate into or with another party or parties unless holders of a majority of the voting stock of the Company immediately prior to such transaction continue to hold a majority of the voting stock in the surviving person immediately after such transaction (measured in each case by voting power rather than number of shares), or sell all or substantially all of the Company’s assets on a consolidated basis;

•	sell, lease, exchange or otherwise dispose of assets of the Company or any of its subsidiaries with a fair market value of $25,000,000 or more;

•	purchase or otherwise acquire any material amount of the stock or assets of another company in one transaction or a series of related transactions having an aggregate value of more than $15,000,000;

•	increase the number of directors that comprise the Board beyond eleven;

•	issue or sell any capital stock (or securities convertible into capital stock) of the Company or any subsidiary other than agreed upon amounts of employee stock awards and certain other issuances enumerated in the Certificate of Designations;

•	pay, declare or set aside any sums or other property for the payment of any dividends on, or make any other distributions in respect of (including by merger or otherwise), any shares of capital stock of the Company or any subsidiary (other than the Convertible Preferred Stock);

•	redeem or repurchase (including by merger or otherwise) any capital stock of the Company or any subsidiary (other than the Convertible Preferred Stock) with certain exceptions enumerated in the Certificate of Designations;

•	amend the Company’s Certificate of Incorporation (whether by amendment, amalgamation, merger or otherwise) in a manner that would require shareholder approval or amend the by-laws of the Company, in a manner that materially adversely affects the rights of the holders of Convertible Preferred Stock;

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•	create, reclassify any shares of capital stock of the Company into or issue, any shares of capital stock having any preference or priority as to dividends or assets upon any Liquidation Event superior to, or on a parity with, any preference or priority of the Convertible Preferred Stock;

•	adopt any annual operating budget or approve or permit any material variances therefrom;

•	make annual capital expenditures (including amounts in the approved budget) in excess of $15,000,000;

•	incur, guarantee or prepay any debt that would cause the total debt ratio (as defined in the Company’s Senior Notes Agreement) to exceed 5.00 to 1;

•	take any action that would cause an “Event of Default” under the Company’s Senior Notes Agreement or any other agreement or instrument relating to indebtedness for borrowed money in excess of $10,000,000;

•	take any action to liquidate, dissolve or wind up the Company;

•	hire a new Chief Executive Officer of the Company;

•	make any material changes in accounting standards or policies other than as required by generally accepted accounting principles; and

•	enter into any agreement to do any of the foregoing or cause or permit any subsidiary of the Company directly or indirectly to do any of the foregoing.

Board Representation.  At the time of the CPS/Warrants Closing, the Board will be increased to eleven members. As long as Gores owns at least 50% of the shares of Convertible Preferred Stock issued under the Purchase Agreement, (i) the Majority Preferred Holders, voting separately as a class, will be entitled to elect three directors to the Board (which shall be reduced to two directors if less than 66 2/3% of the Convertible Preferred Stock originally issued remains outstanding) (the “Preferred Directors”); (ii) the Board will nominate for election as an independent director at least one nominee proposed by the Majority Preferred Holders; and (iii) a majority of the Preferred Directors will be entitled to designate a Vice Chairman of the Board, who shall initially be Mr. Stone, and the Chairman of the Board who will be Mr. Pattiz so long as he is eligible and thereafter will be another person designated by a majority of the Preferred Directors (who will be neither a director elected solely by the Majority Preferred Holders nor an independent director nominated for election to the Board by the holders of the Convertible Preferred Stock).

Pre-emptive Rights.  As long as Gores owns at least 50% of the shares of Convertible Preferred Stock issued under the Purchase Agreement, holders of the Convertible Preferred Stock will have customary pre-emptive rights on any future issuances of Common Stock by the Company if such Common Stock is issued at less than $4.00 per share, with the exception of certain carve-outs for stock issued: (i) upon conversion of the Convertible Preferred Stock and Warrants, (ii) in connection with a bona fide acquisition by the Company or (iii) pursuant to the Company’s equity compensation plans, as more specifically described in the “Excluded Stock” definition in the Certificate of Designations.

Description of the Warrants

The following is a summary of certain provisions of the Warrants as contained in the form of Warrant certificate. This summary is not intended to be complete and is qualified in its entirety by reference to the form of Warrant certificate attached as Appendix III. We urge shareholders to read the form of Warrant certificate in its entirety.

The Warrants will be exercisable at any time for a period of four years following the CPS/Warrants Closing, in whole or in part, (i) in the case of the $5 Warrants, for an aggregate of 3,330,000 shares of Common Stock upon payment of an exercise price of $5.00 per share, (ii) in the case of the $6 Warrants, for an aggregate of 3,330,000 shares of Common Stock upon payment of an exercise price of $6.00 per share and (iii) in the case of the $7 Warrants, for an aggregate of 3,340,000 shares of Common Stock upon payment of an exercise price of $7.00 per share. The Warrants may also be exercised on a cashless basis.

The exercise price and/or the number of shares of Common Stock purchasable on exercise of the Warrants are subject to certain anti-dilution adjustments upon the occurrence of certain events such as (i) stock dividends, stock splits and reverse stock splits and (ii) extraordinary distributions to all holders of Common Stock of Company assets (including cash), securities or any rights or warrants to purchase securities of the Company (other than regular quarterly or other periodic dividends not exceeding, in any fiscal year, ten percent of net income of the preceding fiscal year). The Warrants provide that in the event of the consolidation, merger, recapitalization or sale of all or substantially all of the

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assets of the Company (where there is a change in or distribution with respect to the Common Stock), the person formed by such consolidation or merger or which acquires such assets, as the case may be, shall assume by written instrument the obligation to deliver to the holder of the Warrants such shares of stock, securities or assets as the holder would have been entitled to purchase or receive had such holder exercised its Warrants immediately prior to such consolidation, merger, recapitalization or asset sale.

The Warrants may not be transferred separately from the Convertible Preferred Stock until the earlier of (a) 18 months following the CPS/Warrants Closing and (b) the date the accompanying Convertible Preferred Stock is converted into Common Stock. After such period, the Warrants are generally transferable, subject to federal and state securities laws.

Vote Required and Board’s Recommendation

Approval of the Investment requires the affirmative vote of the holders of a majority of the votes cast at the special meeting. Given that the vote that is required to approve this proposal is based upon the number of shares actually voted, a shareholder’s failure to vote on the Investment proposal will have no effect on the outcome of the vote for the proposal. Similarly, abstentions with respect to this proposal and broker non-votes will not affect the outcome of the vote. However, even though proxy cards marked to indicate an abstention as well as broker non-votes will be counted in determining the presence of a quorum, they will not be considered to be a “vote cast” for purposes of the Investment proposal, making it more difficult to satisfy the “majority of the votes cast” requirement for the Investment proposal.

The Board has approved by a vote of 8-0-1 (with the CBS director abstaining) the issuance of the Convertible Preferred Stock and Warrants and the other transactions contemplated by the Purchase Agreement and summarized in this proxy statement as being in the best interests of the Company and the shareholders and recommends that shareholders vote “FOR” approval of the Investment proposal.

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PROPOSALS 2 AND 3: – AMENDMENTS TO THE COMPANY’S RESTATED CERTIFICATE OF INCORPORATION

General

In connection with the Investment, the Company and Gores have agreed to amend the Company’s Certificate of Incorporation to remove provisions requiring under certain circumstances a supermajority vote of shareholders in connection with certain transactions (including business combinations) with shareholders that beneficially own 5% or more of the Company’s voting power. In addition, the parties have agreed to eliminate provisions in the Company’s charter that extend statutory appraisal rights that apply to mergers and consolidations to certain other types of interested shareholder transactions.

In its Schedule 13D filed with the SEC on March 12, 2008, as amended on March 20, 2008, Gores did not disclose, and the Company has no knowledge of, any plan or proposal to engage in any future transactions with the Company not otherwise contemplated by the Purchase Agreement. In addition, Gores has agreed to the standstill described on page 16. However, in conjunction with its agreement to the standstill as well as the additional provisions of the Investment, Gores is requiring the adoption of the Charter Amendments as a prerequisite to its investment because elimination of the interested shareholder provisions provides Gores, subject to the standstill, with greater flexibility to engage in such transactions in the future if it chooses to do so.

At the special meeting, you will be asked to consider and vote on these amendments. In order to comply with applicable rules of the SEC relating to proxy statements, we are presenting Proposals 2 and 3 to shareholders as separate proposals for approval. As a matter of state law, only the approval of the amendments to the Certificate of Incorporation, as a whole, is required. Because we are required to present the proposals separately and because both amendments to the Company’s Certificate of Incorporation are conditions to the closing of the Investment, a vote against either proposal is effectively a vote against the transaction.

Certain Risks

While the Board deems the Charter Amendments advisable and in the best interests of the Company and its shareholders as an integral part of the Investment, the adoption of the Charter Amendments may have certain adverse effects that shareholders should consider, including adverse effects upon shareholders other than Gores. These potential adverse effects are summarized below.

Significant Shareholders Such as Gores will Have Less Difficulty Entering Into Transactions With the Company in the Future, including a Change of Control Transaction.  The Company’s current Certificate of Incorporation includes provisions that require the affirmative vote of 75% of the outstanding voting power of the Company and shares representing a majority of the outstanding voting power of the Company held by disinterested shareholders to approve material transactions with a 5% or greater shareholder. Under certain circumstances, alternative provisions may apply providing similar protections to Company shareholders in connection with such transactions (as discussed below). Eliminating these provisions as proposed will make it easier for significant shareholders (including Gores) to enter into transactions with the Company in the future, including transactions to take control of the Company. This is the case because the affirmative vote of a simple majority of the Company’s outstanding voting power is ordinarily all that is required to approve such a transaction, and any combination of Gores and one or more of our shareholders holding 5% or more of our Common Stock could constitute such a majority. In addition, adoption of these amendments may make it easier, in general, for any shareholder that has accumulated 5% or more of the Company’s outstanding shares to cause a change of control of the Company.

Shareholders Will No Longer Have Appraisal Rights in Connection with Interested Shareholder Transactions Other than as Provided by Law.  Under Delaware law, Company shareholders that follow statutorily prescribed procedures to perfect their dissenter’s rights may be entitled to an appraisal by the Delaware Chancery Court to determine the fair value of their shares in connection with a merger or consolidation involving the Company. This is one of only a small number of rights that are granted to individual shareholders under Delaware law and applies notwithstanding approval of a merger or consolidation by a majority of the Company’s voting power. Article Fifteenth of the Company’s current Certificate of Incorporation extends these statutory appraisal rights to other types of transactions involving interested shareholders such as substantial asset sales and amendments to the Company’s Certificate of Incorporation. By deleting this Article, the Company may be able to structure an interested shareholder transaction (other than a merger or consolidation) in a manner that does not allow shareholders to seek an appraisal of their shares in a Delaware court.

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The following is a summary of the proposed amendments to the current Certificate of Incorporation, including the definitions therein, and the complete texts of each of Articles Fourteenth and Fifteenth. We urge you to read the Articles in their entirety.

Proposal 2:  Proposal to delete provisions in the Certificate of Incorporation requiring under certain circumstances a supermajority vote of shareholders in connection with certain transactions (including business combinations) involving interested shareholders of the Company.

Article Fourteenth of the Company’s current Certificate of Incorporation provides, in pertinent part, that “business combinations” (see definition after Alternative B described below) involving “interested shareholders” (defined to include shareholders that beneficially own, directly or indirectly, 5% or more of the Company’s voting power and any affiliate or associate of such shareholders) must be approved by the affirmative vote of shareholders holding at least:

•	75% of the Company’s total outstanding voting power, regardless of class and voting together as a class, and

•	a majority of the Company’s total voting power, other than any shares held by any interested shareholder that is a party to such business combination, regardless of class and voting together as a class.

However, the supermajority vote described above is not required in connection with a business combination with an interested shareholder if the conditions described in either alternative A or B below are satisfied.

Alternative A:  Both of the following conditions must be satisfied:

•	the business combination was approved by a majority of the “Continuing Directors” (defined to include: (1) a director originally elected upon the incorporation of the Company, (2) a director who is not an interested shareholder and was a director prior to the time that an interested shareholder became interested, and (3) any person who is elected or nominated to the Board by a majority of the Continuing Directors); and

•	the business combination was approved by the affirmative vote of the Company’s shareholders, but only if such vote is required by law.

OR

Alternative B:  All of the following conditions must be satisfied:

•	the business combination was approved by the affirmative vote of a majority of the Company’s total voting power, regardless of class and voting together as a class;

•	the amount and form of consideration to be received by Company shareholders in the transaction meets certain criteria enumerated in the Article Fourteenth, Sections 2(b)(ii), (iii), and (iv) of the Company’s Certificate of Incorporation;

•	the interested shareholder has not become the beneficial owner of any additional shares of voting stock of the Company since becoming an interested shareholder, subject to certain exceptions;

•	the interested shareholder has not received disproportionate benefits from the Company since becoming an interested shareholder such as loans, advances, guarantees or tax advantages; and

•	a proxy or information statement complying with the requirements of the Exchange Act describing the proposed business combination has been mailed to Company shareholders at least 30 days prior to the consummation of the business combination.

A “business combination” includes any of the following:

•	a merger or consolidation of the Company or any Company subsidiary with or into an interested shareholder;

•	a sale, transfer, pledge or other disposition to an interested shareholder of any asset of the Company or any Company subsidiary having a fair market value of $5,000,000 or more, as determined by a majority of the Continuing Directors;

•	an issuance or transfer to an interested shareholder by the Company or any Company subsidiary of its equity securities having a fair market value of $5,000,000 or more, as determined by a majority of the Continuing Directors;

•	any liquidation or dissolution of the Company proposed by an interested shareholder; and

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•	certain recapitalizations, reclassifications or other internal corporate reorganizations that have the effect of increasing the percentage ownership of the Company held by any interested shareholder.

It is proposed that this Article be deleted in its entirety. This Article was part of the Company’s certificate of incorporation filed with the Secretary of State of the State of Delaware in June 1985. The full text of Article Fourteenth is set forth below:

FOURTEENTH:  Business Combinations.

1.	General Requirements for Approval. Subject to the provisions of Section 2 of this Article Fourteenth, in addition to any vote required by law, a Business Combination (as defined in paragraph (b) of Section 3 of this Article Fourteenth) shall be approved by the affirmative vote of the holders of not less than:

(a)	seventy-five percent (75%) of the voting power of all outstanding shares of Voting Stock, regardless of class and voting together as a single voting class; and

(b)	a majority of the voting power of all outstanding shares of Voting Stock, other than shares held by any Interested Stockholder which is (or the Affiliate or Associate of which is) a party to such Business Combination or by any Affiliate or Associate of such Interested Stockholder, regardless of class and voting together as a single voting class.

The affirmative votes referred to in paragraphs (a) and (b) of this Section 1 shall be required notwithstanding the fact that no vote may be required, or that a lesser percentage or proportion may be specified, by law, or in any agreement between the Corporation and any national securities exchange or any other person, or otherwise.

2.	Alternative Requirements for Approval. Notwithstanding the provisions of Section 1 of this Article Fourteenth, a Business Combination may be approved if all of the conditions specified in either of the following paragraphs (a) or (b) have been satisfied:

(a)	both of the following conditions specified in clauses (i) and (ii) of this paragraph (a) have been satisfied:

(i)	there are one or more Continuing Directors and a majority of such Continuing Directors shall have approved such Business Combination; and

(ii)	such Business Combination shall have been approved by the affirmative vote of the Corporation’s stockholders required by law, if any such vote is so required; or

(b)	all of the following conditions specified in clauses (i) through (vii) of this paragraph (b) have been satisfied:

(i)	such Business Combination shall have been approved by the affirmative vote of holders of a majority of the voting power of all outstanding shares of Voting Stock, regardless of class and voting together as a single voting class;

(ii)	the aggregate amount of (A) the cash and (B) the Fair Market Value (as defined in paragraph (i) of Section 3 of this Article Fourteenth), as of the date of the consummation of the Business Combination (the “Consummation Date”), of consideration other than cash received or to be received, per share, by holders of shares of Common Stock in such Business Combination, shall be at least equal to the higher of the following:

(I)	(if applicable) the highest per share price (including any brokerage commissions, transfer taxes and soliciting dealers’ fees) paid or agreed to be paid by the Interested Stockholder which is (or the Affiliate or Associate of which is) a party to such Business Combination for any shares of Common Stock (x) within the two-year period immediately prior to and including the date of the final public announcement of the terms of the proposed Business Combination (the “Announcement Date”), or (y) in the transaction in which it became an Interested Stockholder, whichever is higher; or

(II)	the Fair Market Value per share of Common Stock (x) on the Announcement Date, or (y) on the date on which the Interested Stockholder became an Interested Stockholder (the “Determination Date”), whichever is higher;

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(iii)	the aggregate amount of (A) the cash and (B) the Fair Market Value, as of the Consummation Date, of consideration other than cash received or to be received, per share, by holders of shares of any class of outstanding Voting Stock other than Common Stock in such Business Combination, shall be at least equal to the highest of the following (it being intended that the requirements of this clause (iii) shall be required to be met with respect to every class of outstanding Voting Stock other than Common Stock, whether or not such Interested Stockholder (or such Affiliate or Associate) has previously acquired any shares of a particular class of Voting Stock):

(I)	(if applicable) the highest per share price (including any brokerage commissions, transfer taxes and soliciting dealers’ fees) paid or agreed to be paid by the Interested Stockholder for any shares of such class of Voting Stock (x) within the two-year period immediately prior to the Announcement Date, or (y) in the transaction in which it became an Interested Stockholder, whichever is higher;

(II)	(if applicable) the highest preferential amount per share to which the holders of shares of such class of Voting Stock are entitled in the event of any voluntary or involuntary liquidation, dissolution or winding up of the Corporation; or

(III)	the Fair Market Value per share of such class of Voting Stock (x) on the Announcement Date; or (y) on the Determination Date, whichever is higher;

(iv)	the consideration to be received by the holders of a particular class of outstanding Voting Stock (including Common Stock) shall be in cash or in the same form as the Interested Stockholder has previously paid (or agreed to pay) for shares of such class of Voting Stock; if the Interested Stockholder has paid for shares of any class of Voting Stock with varying forms of consideration, the form of consideration to be received by holders of shares of such class of Voting Stock shall be either cash or the form used to acquire the largest number of shares of such class of Voting Stock previously acquired by such Interested Stockholder; and the price determined in accordance with clauses (ii) and (iii) of this paragraph (b) shall be subject to appropriate adjustment in the event of any stock dividend, stock split, combination of shares or similar event;

(v)	after such Interested Stockholder has become an Interested Stockholder, and prior to the consummation of such Business Combination, neither such Interested Stockholder nor any of its Affiliates or Associates shall have become the beneficial owner of any additional shares of Voting Stock, except (A) as part of the transaction which resulted in such Interested Stockholder becoming an Interested Stockholder, or (B) upon conversion of convertible securities acquired by it prior to such Interested Stockholder becoming an Interested Stockholder, or as a result of a stock split or a pro rata stock dividend;

(vi)	after such Interested Stockholder has become an Interested Stockholder, neither such Interested Stockholder nor any of its Affiliates or Associates shall have received the benefit, directly or indirectly (except proportionately as a stockholder), of any loans, advances, guarantees, pledges or other financial assistance or any tax credits or other tax advantages provided by the Corporation, whether in anticipation of or in connection with such Business Combination or otherwise; and

(vii)	a proxy or information statement describing the proposed Business Combination and complying with the requirements of the Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder (or any subsequent provisions replacing such Act, rules and/or regulations) shall be mailed to stockholders of the Corporation at least thirty (30) days prior to the consummation of such Business Combination (whether or not such proxy or information statement is required to be mailed pursuant to such Act, rules and/or regulations or such subsequent provisions).

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3.	Certain Definitions. For purposes of this Certificate of Incorporation, the following definitions shall apply:

(a)	“Continuing Director” means either a director originally elected upon the incorporation of the Corporation or (i) any member of the Board of Directors who (A) is not an Interested Stockholder or an Affiliate or Associate of an Interested Stockholder and (B) was a member of the Board of Directors prior to the time that an Interested Stockholder became an Interested Stockholder, and (ii) any person who is elected or nominated to succeed a Continuing Director, or to join the Board of Directors, by a majority of the Continuing Directors.

(b)	“Business Combination” means any one or more of the following transactions referred to in clauses (i) through (vi) of this paragraph (b):

(i)	any merger or consolidation of the Corporation or any Subsidiary (as defined in paragraph (h) of this Section 3) with or into (A) any Interested Stockholder or (B) any other corporation (whether or not itself an Interested Stockholder) which immediately before is, or after such merger or consolidation would be, an Affiliate or Associate of an Interested Stockholder;

(ii)	any sale, lease, exchange, mortgage, pledge, transfer or other disposition (in one transaction or a series of related transactions) to or with any Interested Stockholder, Affiliate and/or any Associate of any Interested Stockholder of any assets of the Corporation and/or any Subsidiary, where such assets have an aggregate Fair Market Value of Five Million Dollars ($5,000,000) or more;

(iii)	the issuance or transfer by the Corporation and/or any Subsidiary (in one transaction or a series of related transactions) of any equity securities of the Corporation and/or any Subsidiary to a person which, immediately prior to such issuance or transfer, is an Interested Stockholder or an Affiliate or Associate of an Interested Stockholder, where such equity securities have an aggregate Fair Market Value of Five Million Dollars ($5,000,000) or more;

(iv)	the adoption of any plan or proposal for the liquidation or dissolution of the Corporation proposed by an Interested Stockholder;

(v)	any reclassification of securities (including any reverse stock split) or recapitalization of the Corporation, or any merger or consolidation of the Corporation with any of its Subsidiaries or any similar transaction (whether or not with or into or otherwise involving an Interested Stockholder), which has the effect, directly or indirectly, of increasing the percentage of the outstanding shares of any class of equity or convertible securities of the Corporation or any Subsidiary which is directly or indirectly owned by any Interested Stockholder or by any Affiliate and/or Associate of any Interested Stockholder; or

(vi)	any agreement, contract or other arrangement providing for any of the transactions described in clauses (i) through (v) of this paragraph (b).

(c)	A “person” means an individual, firm, partnership, trust, corporation or other entity.

(d)	“Interested Stockholder” means any person who or which, together with its Affiliates and Associates, as of the record date for the determination of stockholders entitled to notice of, and to vote on, any Business Combination, the removal of a director or the adoption of any proposed amendment, alteration, rescission or repeal of any provisions of this Certificate of Incorporation or any Bylaw, or immediately prior to the Consummation Date:

(i)	is the beneficial owner (as defined in paragraph (e) of this Section 3), directly or indirectly, of five percent (5%) or more of the voting power of (A) all outstanding shares of Voting Stock or (B) all outstanding shares of the capital stock of a Subsidiary having general voting power (“Subsidiary Stock”); or

(ii)	is an assignee of or has otherwise succeeded to any share of Voting Stock or Subsidiary Stock which was, at any time within the two-year period prior thereto, beneficially owned by any person who at such time was an Interested Stockholder, and such assignment or succession shall have occurred in the course of a transaction or series of transactions not involving a public offering within the meaning of the Securities Act of 1933, as amended, and the rules

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and regulations thereunder (or any subsequent provisions replacing such Act, rules and/or regulations);

(e)	A person is the “beneficial owner” of any shares of capital stock:

(i)	which such person or any of its Affiliates or Associates beneficially owns, directly or indirectly;

(ii)	which such person or any of its Affiliates or Associates has (A) the right to acquire (whether such right is exercisable immediately or only after the passage of time), pursuant to any agreement, arrangement or understanding or upon the exercise of conversion rights, exchange rights warrants or options, or otherwise, or (B) the right to vote pursuant to any agreement, arrangement or understanding; or

(iii)	which are beneficially owned, directly or indirectly, by any other person with which such first-mentioned person or any of its Affiliates or Associates has any agreement, arrangement or understanding for the purpose of acquiring, holding, voting or disposing of any shares of capital stock of the Corporation or a Subsidiary, as the case may be.

(f)	“Voting Stock” means the capital stock of the Corporation having general voting power. For the purpose of determining whether a person is an Interested Stockholder pursuant to paragraph (d) of this Section 3, the number of shares of Voting Stock or Subsidiary Stock, as the case may be, deemed to be outstanding shall include shares deemed owned by a beneficial owner through application of paragraph (e) of this Section 3, but shall not include any other shares of Voting Stock or Subsidiary Stock, as the case may be, which may be issuable to any other person pursuant to any agreement, arrangement or understanding, or upon exercise of conversion rights, warrants or options, or otherwise.

(g)	“Affiliate” and “Associate” have the respective meanings given to those terms in Rule 12b-2 of the General Rules and Regulations under the Securities Exchange Act of 1934, as amended, as is effect on June 1, 1985.

(h)	“Subsidiary” means any corporation of which a majority of any class of equity security (as defined in Rule 3a11-1 of the General Rules and Regulations under the Securities Exchange Act of 1934, as amended, as in effect on June 1, 1985) is owned, directly or indirectly, by the Corporation.

(i)	“Fair Market Value” means (i) in the case of stock (A) the highest closing sale price during the 30-day period including and immediately preceding the date in the question of a share of such stock on the Composite Tape for New York Stock Exchange-Listed Stocks, or (B) if such stock is not quoted on the Composite Tape, the highest closing sale price during such 30-day period on the New York Stock Exchange, or (C) if such stock is not listed on such Exchange, the highest closing sale price during such 30-day period on the principal United States securities exchange registered under the Securities Exchange Act of 1934, as amended, on which such stock is listed, or (D) if such stock is not listed on any such exchange, the highest closing sales price or highest bid quotation, as appropriate, with respect to a share of such stock on the National Market System of the National Association of Securities Dealers, Inc. or any system then in use during such 30-day period, or (E) if no such quotations are available, the fair market value on the date in question of a share of such stock as determined in good faith by a majority of the Continuing Directors (or if there are no Continuing Directors, then by a majority of the Board of Directors), and (ii) in the case of property other than cash or stock, the fair market value of such property on the date in question as determined in good faith by a majority of the Continuing Directors (or if there are no Continuing Directors, then by a majority of the Board of Directors).

(j)	In the event of any Business Combination in which the Corporation survives, the phrase “consideration other than cash received or to be received” as used in clauses (ii) and (iii) of paragraph (b) of Section 2 of this Article Fourteenth shall include the shares of Common Stock and/or the shares of any class of Voting Stock retained by the holder of such shares.

4.	Powers of Continuing Directors. A majority of the Continuing Directors shall have the power and duty to determine, for purposes of this Article Fourteenth, on the basis of information known to them: (a) whether a person is an Interested Stockholder, (b) the number of shares of Voting Stock or Subsidiary Stock

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beneficially owned by any person, (c) whether a person is an Affiliate or Associate of another person, (d) whether a person has an agreement, arrangement or understanding with another person as to the matters referred to in clause (vi) of paragraph (b), or clause (ii) or (iii) of paragraph (e) of Section 3 of this Article Fourteenth, (e) whether any particular assets of the Corporation and/or any Subsidiary have an aggregate Fair Market Value of Five Million Dollars ($5,000,000) or more, or (f) whether the consideration received for the issuance or transfer of securities by the Corporation and/or any Subsidiary has an aggregate Fair Market Value of Five Million Dollars ($5,000,000) or more. In furtherance and not in limitation of the preceding powers and duties set forth in this Section 4, a majority of the Continuing Directors shall have the power and duty to interpret all of the terms and provisions of this Article Fourteenth.

5.	Fiduciary Obligation of Interested Stockholder. Nothing contained in this Article Fourteenth shall be construed to relieve any Interested Stockholder or any Affiliate or Associate thereof from any fiduciary obligation imposed by law.

6.	Fiduciary Obligation of Board of Directors. The fact that any action or transaction complies with the provisions of this Article Fourteenth shall not be construed to impose any fiduciary duty, obligation or responsibility on the Board of Directors or any member thereof to approve such action or transaction or recommend its adoption or approval to the stockholders of the Corporation, nor shall such compliance limit, prohibit or otherwise restrict in any manner the Board of Directors, or any member thereof, with respect to evaluations of, or actions and responses taken with respect to, such action or transaction.

Proposal 3:  Proposal to delete provisions in the Certificate of Incorporation extending statutory appraisal rights that apply to mergers and consolidations to certain other types of transactions involving interested shareholders of the Company.

As noted above, Company shareholders may be entitled to seek an appraisal of their shares under Section 262 of the General Corporation Law of the State of Delaware in connection with a merger or consolidation involving the Company. Under Article Fifteenth of the Company’s current Certificate of Incorporation, these statutory appraisal rights are extended (to the maximum extent permissible under Section 262) to any business combination involving an interested shareholder that requires supermajority vote under Article Fourteenth.

It is proposed that this Article be deleted in its entirety. This Article was part of the Company’s certificate of incorporation filed with the Secretary of State of the State of Delaware in June 1985. The full text of Article Fifteenth is set forth below:

FIFTEENTH:  Stockholder Appraisal Rights in Business Combinations.

To the maximum extent permissible under Section 262 of the General Corporation Law of the State of Delaware, the stockholders of the Corporation shall be entitled to the statutory appraisal rights provided therein, notwithstanding any exception otherwise provided therein, with respect to any Business Combination involving the Corporation and any Interested Stockholder (or any Affiliate or Associate of any Interested Stockholder), which requires the affirmative vote specified in paragraph (1) of Section 1 of Article Fourteenth hereof.

Vote Required and Board’s Recommendation

In accordance with Section 242 of the Delaware General Corporation Law, approval of Proposals 2 and 3 require the affirmative vote of the holders of a majority of the outstanding shares of the Company’s voting securities entitled to vote thereon.

The Board has declared advisable and approved by a vote of 8-0-1 (with the CBS director abstaining) amendments to the Certificate of Incorporation as being in the best interests of the Company and the shareholders and recommends a vote “FOR” each of Proposals 2 and 3.

PROPOSAL NO. 4 – ADJOURNMENT OF THE SPECIAL MEETING

In the event that the number of shares of our Common Stock and Class B stock present in person or represented by proxy at the special meeting is insufficient to approve proposals described in this proxy statement, the Company may (with the prior consent of Gores) move to adjourn or postpone the special meeting in order to enable the Board to solicit

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additional proxies in favor of the approval of such proposals. In addition, under the Purchase Agreement, Gores has the right to require the Company to adjourn or postpone the special meeting for up to twenty business days to obtain a quorum or solicit additional proxies. In that event, the Company will ask its shareholders to vote only upon the adjournment proposal and not on the other proposals discussed in this proxy statement.

Vote Required and Board’s Recommendation

Approval of the adjournment proposal requires the affirmative vote of the holders of a majority of the votes cast at the special meeting.

The Board recommends as being in the best interests of the Company and the shareholders a vote “FOR” the adjournment proposal.

OTHER MATTERS

The Board of Directors does not intend to bring other matters before the meeting except items required to conduct the meeting. On any matter properly brought before the meeting by the Board or by others, the persons named as proxies in the accompanying proxy, or their substitutes will vote as recommended by the Board of Directors or, if no recommendation is given, at their discretion.

SOLICITATION

The cost of preparing, assembling, printing and mailing this proxy statement and the accompanying proxy card will be borne by the Company. The Company has requested banks and brokers to solicit their customers who are beneficial owners of Common Stock listed of record in the names of the banks and brokers, and will reimburse these banks and brokers for the reasonable out-of-pocket expenses of their solicitations. The original solicitation of proxies by mail may be supplemented by telephone, telegram and personal solicitation by officers and other regular employees of the Company, but no additional compensation will be paid on account of these additional activities. MacKenzie Partners has been retained to solicit proxies and to assist in the distribution of proxy materials. For these services, the Company will pay MacKenzie Partners customary fees not to exceed $7,500, plus reimbursement for expenses.

SHAREHOLDER PROPOSALS FOR 2008

Any shareholder proposal intended for inclusion in the proxy material for the Annual Meeting of Shareholders to be held in 2008 must have been received by the Company by March 31, 2008 to be eligible for inclusion in such proxy material. Proposals should be addressed to Gary J. Yusko, Chief Financial Officer, Westwood One, Inc., 40 West 57th Street, 5th Floor, New York, NY 10019. Proposals must comply with the proxy rules of the SEC relating to shareholder proposals in order to be included in the proxy materials.

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and current reports, proxy statements and other information with the SEC. You may read and copy any reports, proxy statements or other information that we file with the SEC at its Public Reference Room, 100 F Street, N.E., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the public reference rooms. You may also obtain copies of this information by mail from the Public Reference Section of the SEC, 100 F Street, N.E., Washington, D.C. 20549, at prescribed rates. Our public filings are also available to the public from document retrieval services and the Internet website maintained by the SEC at www.sec.gov.

The SEC allows us to “incorporate by reference” information into this proxy statement. This means that we can disclose important information to you by referring you to another document filed separately with the SEC. The information incorporated by reference is considered to be a part of this proxy statement, except for any information that is superseded by information that is included directly in this proxy statement. The Company does not incorporate the contents of its website into this proxy statement. We urge you to read the annual, quarterly and current reports and other information we file with the SEC.

Certain financial and other information required pursuant to Item 13 of Schedule 14A is incorporated by reference from the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2007. The Annual Report accompanies this Notice and Proxy Statement. Specifically, this proxy statement incorporates by reference the

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following portions of the Company’s Annual Report: Item 7 (Management’s Discussion and Analysis of Financial Condition and results of Operations); Item 7A (Quantitative and Qualitative Disclosures About Market Risk); Item 8 (Financial Statements and Supplementary Data); and Item 9 (Changes in and Disagreements With Accounting and Financial Disclosure).

Any person, including any beneficial owner, to whom this proxy statement is delivered may request copies of proxy statements, reports or other information concerning us filed with the SEC, without charge, by written or telephonic request directed to us at Westwood One, Inc., 40 West 57th Street, 5th Floor, New York, NY 10019, (212) 641-2000, or from the SEC through the SEC’s website at www.sec.gov.

No persons have been authorized to give any information or to make any representations other than those contained in this proxy statement and, if given or made, such information or representations must not be relied upon as having been authorized by us or any other person. This proxy statement is dated          , 2008. You should not assume that the information contained in this proxy statement is accurate as of any date other than that date, and the mailing of this proxy statement to shareholders shall not create any implication to the contrary.

By Order of the Board of Directors

David Hillman
Secretary

New York, New York
          , 2008

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Appendix I
Execution Version
PURCHASE AGREEMENT
dated as of February 25, 2008
by and among
WESTWOOD ONE, INC.
and
THE PURCHASERS SIGNATORY HERETO

PURCHASE AGREEMENT
This Purchase Agreement is entered into and dated as of February 25, 2008 (this “Agreement”), among Westwood One, Inc., a Delaware corporation (the “Company”), and Gores Radio Holdings, LLC (in each case together with its designees that are Affiliates of The Gores Group, LLC, the “Purchasers”).
WHEREAS, subject to the terms and conditions set forth in this Agreement, the Company desires to issue and sell to each Purchaser, and each Purchaser, severally and not jointly, desires to purchase from the Company, certain securities of the Company pursuant to the terms set forth herein;
WHEREAS, concurrently with the execution of this Agreement, as a condition and inducement to the Purchasers willingness to enter into this Agreement, the stockholders of the Company listed on Schedule A have entered into a Voting Agreement of even date herewith (the “Voting Agreement”);
WHEREAS, concurrently with the execution of this Agreement, (i) each of Gores Capital Partners, L.P. and Gores Co-Invest Partnership II, L.P. (the “Funds”), has entered into a letter agreement, dated as of the date hereof, with the Company pursuant to which the Funds have agreed to provide certain equity financing to the Purchasers (the “Equity Commitment Letter”).
NOW, THEREFORE, the Company and each Purchaser, severally and not jointly, hereby agree as follows:
ARTICLE I.
DEFINITIONS
1.1 Definitions. The following terms shall have the meanings set forth in this Section 1.1:
“$” means U.S. Dollars.
“Affiliate” of a Person means any other Person that, directly or indirectly through one or more intermediaries, controls or is controlled by or is under common control with the first Person. Without limiting the foregoing with respect to a Purchaser, any investment fund, managed account or investment Person that is managed by the same investment manager (or an Affiliate of such investment manager) as such Purchaser will be deemed to be an Affiliate of such Purchaser.
“Affiliation/Program Contract” means (i) all affiliation agreements between the Company and any of its Subsidiaries and any Person that owns or operates a radio or television broadcast station or group of stations and (ii) all contracts permitting the Company or any of its Subsidiaries to Exploit the Programs of any other Person.
“Aggregate Purchase Price Consideration” means, collectively, the Common Shares Aggregate Purchase Price and the Preferred Shares/Warrant Aggregate Purchase Price.
“Approved Common Issuance” means an issuance and sale by the Company to any Person (other than the Permitted Holders) of Common Stock for an aggregate purchase price not exceeding the Unsold Common Amount at a per share purchase price not less than $1.75; provided, that (i) such issuance and sale shall be consummated on or before March 25, 2008 and (ii) on or prior to the date such Person enters into a definitive agreement with respect to such issuance, such Person executes a voting agreement with the Purchasers substantially in the form of the Voting Agreement.

“Approved Preferred Issuance” means an issuance and sale by the Company to any Person (other than the Permitted Holders) of up to 25,000 shares of a new series of preferred stock of the Company (having the same terms as the Preferred Stock except without the special voting rights provided in paragraph 6 of the Certificate of Designations) and warrants to purchase up to 3,333,333 shares of Common Stock (having the same terms as the Warrants but allocated proportionately between each strike price tranche) at a per share purchase price not less than the per share purchase price paid by the Purchasers for the Preferred Shares and Warrants, and on other terms and condition no more favorable to the purchaser than the terms and conditions provided for herein; provided, that (1) the number of preferred shares so issued, together with the number of Preferred Shares, does not exceed 75,000, (2) the number of shares of Common Stock issuable upon exercise of such warrants, together with the number of shares of Common Stock issuable upon exercise of the Warrants, does not exceed 10,000,000, (3) such issuance and sale shall be consummated no (a) sooner than the Second Closing Date and (b) later than 30 days after the Second Closing Date and (4) on or prior to the date such Person enters into a definitive agreement with respect to such issuance, such Person executes a voting agreement with the Purchasers substantially in the form of the Voting Agreement.
“assets” or “property” means all assets and property of any nature whatsoever, real, personal, mixed, tangible, intangible or otherwise.
“Base Balance Sheet” has the meaning set forth in Section 3.1(h).
“Board” means the Board of Directors of the Company.
“Business Day” means any day except Saturday, Sunday and any day on which banking institutions in New York City are authorized or required by Law or the action of any Governmental Authority to close.
“CBS” means, collectively, CBS Radio Inc. and its Affiliates
“CBS Agreements” means the New Transaction Documents, as defined in the Company’s Definitive Proxy Statement, dated December 21, 2007.
“CBS Closing” has the meaning set forth in Section 2.1(c).
“CBS Permitted Deferral” means an agreement pursuant to which CBS permits the Company to defer to no later than June 30, 2008 the payment of up to $15 million that would otherwise be due to CBS upon the CBS Closing, but only if the Company has received proceeds of at least $25 million from the sale of the Common Shares and the Approved Common Issuance.
“Certificate of Designations” means the certificate of designations relating to the Company’s 7.50% Series A Convertible Preferred Stock, in the form of Exhibit A.
“Certificate of Incorporation” means the Company’s Restated Certificate of Incorporation.
“Certifications” has the meaning set forth in Section 3.1(h)(v).
“Charter Amendment” means an amendment to the Certificate of Incorporation to eliminate Articles Fourteenth and Fifteenth thereof.
“Closing” means the First Closing or the Second Closing, as the context so requires.

“Closing Date” means the First Closing Date – Tranche 1, the First Closing Date – Tranche 2 or the Second Closing Date, as the context so requires.
“Code” means the Internal Revenue Code of 1986.
“Commission” means the U.S. Securities and Exchange Commission.
“Common Shares” means the shares of Common Stock purchased by the Purchasers hereunder, including any shares of Common Stock purchased pursuant to Section 6.3(b).
“Common Shares Aggregate Purchase Price” has the meaning set forth in Section 2.1(a).
“Common Shares – Tranche 1” has the meaning set forth in Section 2.1(a)(x).
“Common Shares – Tranche 2” has the meaning set forth in Section 2.1(a)(y).
“Common Shares Transaction Documents” means this Agreement (except as it relates solely to the Preferred Shares/Warrant Transactions), the Registration Rights Agreement and any other document, instrument or agreement entered into in connection with the purchase and sale of the Common Shares hereunder.
“Common Shares Transactions” means the transactions contemplated by the Common Shares Transaction Documents.
“Common Stock” means the common stock of the Company, par value $0.01 per share, and any securities into which such stock may hereafter be reclassified.
“Company” has the meaning set forth in the recitals hereto.
“Company Counsel” means Skadden, Arps, Slate, Meagher & Flom LLP, counsel to the Company.
“Company Employee Plan” has the meaning set forth in Section 3.1(l).
“Company Intellectual Property” means all of the Intellectual Property owned by the Company or any of the Subsidiaries.
“Confidentiality Agreement” means the letter agreement, dated October 1, 2007, between The Gores Group, LLC and the Company.
“Consent” means any approval, consent, ratification, license, permission, registration, Permit, waiver or other authorization.
“contract” or “agreement” means any agreement, contract, lease, mortgage, power of attorney, evidence of indebtedness, letter of credit, undertaking, covenant not to compete, license, instrument, obligation, commitment, understanding, policy, purchase or sales order, quotation or other commitment, whether oral or written, express or implied.
“control” including the terms “controlled by” and “under common control with” means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities, as trustee or executor, by contract or credit arrangement or otherwise.

“Employees” means the employees of the Company and its Subsidiaries.
“Employment Laws” means any Laws directly or indirectly pertaining to labor or employment, including Laws relating to pay, benefits, wages and hours, and occupational safety and health.
“Encumbrance” means any charge, claim, community property interest, condition, easement, covenant, warrant, demand, encumbrance, equitable interest, lien, mortgage, option, purchase right, pledge, security interest, right of first refusal or other right of third parties or restriction of any kind, including any restriction on use, voting, transfer, receipt of income or exercise of any other attribute of ownership.
“Environmental Laws” means Laws relating to, or establishing standards of conduct for, human health and safety, Hazardous Substances, or injury to or pollution or protection of the environment or natural resources (including air, land, soil, surface waters, ground waters, stream and river sediments and biota), including environmental transfer Laws.
“Environmental Liabilities” means any claims, judgments, damages (including punitive damages), losses, penalties, fines, liabilities, Encumbrances, violations, costs, and expenses (including attorneys’ and consultants’ fees) of investigation, remediation, monitoring or defense of any matter relating to human health, safety, the environment or natural resources, in any such case that (a) are incurred as a result of (i) the existence or alleged existence of Hazardous Substances in, on, under, at or emanating from any Property, (ii) the off-site transportation, treatment, storage or disposal of Hazardous Substances, or (iii) the violation of or non-compliance with or alleged violation of or non-compliance with any Environmental Law, or (b) arise under the Environmental Laws.
“Equity Commitment Letter” has the meaning set forth in the recitals hereto.
“Equity Transaction” has the meaning set forth in Section 4.9(a).
“ERISA” means the Employee Retirement Income Security Act of 1974, as amended.
“ERISA Affiliate” has the meaning set forth in Section 3.1(l).
“Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.
“Exploit” means to release, produce, reproduce, distribute, perform, synchronize, stream, translate, display, exhibit, broadcast or telecast, license, or sell, market, create merchandise or otherwise commercially exploit.
“First Closing” means the First Closing – Tranche 1 or the First Closing – Tranche 2, as the context so requires.
“First Closing Date” means the First Closing Date – Tranche 1 or the First Closing Date – Tranche 2, as the context so requires.

“First Closing Date – Tranche 1” means the date on which the First Closing- Tranche 1 occurs.
“First Closing Date – Tranche 2” means the date on which the First Closing- Tranche 2 occurs.
“First Closing – Tranche 1” means the closing of the purchase and sale of the Common Shares – Tranche 1 pursuant to Section 2.1(a)(x).
“First Closing – Tranche 2” means the closing of the purchase and sale of the Common Shares – Tranche 2 pursuant to Section 2.1(a)(y).
“Funds” has the meaning set forth in the recitals hereto.
“GAAP” means United States generally accepted accounting principles, as recognized by the American Institute of Certified Public Accountants or the Financial Accounting Standards Board, consistently applied and maintained on a consistent basis for the Company and its Subsidiaries throughout the period indicated.
“Governmental Authority” means any United States federal, state, provincial, supranational, county or local or any foreign government, governmental, regulatory or administrative authority, agency, self-regulatory body, instrumentality or commission, and any court, tribunal, or judicial or arbitral body (including private bodies) and any political or other subdivision, department or branch of any of the foregoing.
“Gores” means The Gores Group, LLC and any successor or assignee thereof.
“Hazardous Substances” means (a) any petroleum, petroleum products, petroleum-derived substances, radioactive materials, hazardous wastes, polychlorinated biphenyls, lead-based paint, radon, urea formaldehyde, asbestos or any materials containing asbestos, pesticides, and (b) any chemicals, materials or substances regulated under any Environmental Law, or defined as or included in the definition of “hazardous substances,” “hazardous wastes,” “extremely hazardous substances,” “hazardous materials,” “hazardous constituents,” “toxic substances,” “pollutants,” “contaminants,” or any similar denomination intended to classify or regulate such chemicals, materials or substances by reason of their toxicity, carcinogenicity, ignitability, corrosivity or reactivity or other characteristics under any Environmental Law.
“HSR Act” means the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, and regulations and rules issued pursuant to that Act.
“Incremental Voting Securities” has the meaning set forth in Section 4.14(b)(iv).
“Indebtedness” of any Person means (a) all indebtedness representing money borrowed that is created, assumed, incurred or guaranteed in any manner by such Person or for which such Person is responsible or liable (whether by guarantee of such indebtedness, contract to purchase indebtedness of, or to supply funds to or invest in, others or otherwise), (b) any direct or contingent obligations of such Person arising under any letter of credit (including standby and commercial letters of credit), bankers acceptances, bank guaranties, surety bonds and similar instruments, and (c) all indebtedness pursuant to clauses (a) and (b) above of another entity secured by any Lien existing on property or assets owned by such Person.

“Indemnified Party” has the meaning set forth in Section 4.11(b).
“Intellectual Property” means all United States, international, and foreign (a) patents and patent applications, including divisionals, continuations, continuations-in-part, reissues, reexaminations, and extensions thereof and counterparts claiming priority therefrom; utility models; invention disclosures; and statutory invention registrations and certificates; (b) registered and unregistered trademarks, service marks, trade dress, logos, trade names, corporate names and other source identifiers, and domain names; and registrations and applications for registration for any of the foregoing, together with all of the goodwill associated therewith; (c) registered and unregistered copyrights, and registrations and applications for registration thereof, rights of publicity; and copyrightable works; (d) inventions and design rights (whether patentable or unpatentable) and all categories of trade secrets (including, business, technical and financial information); (e) confidential and proprietary information, including know-how; (f) copyrightable Programs or works of authorship (whether or not registered); (g) moral rights, rights of privacy and publicity, attribution and integrity; (h) goodwill in each of the foregoing; and (i) rights to sue for damages for past, current and future infringements (including passing off, misappropriation, unfair competition, and dilution) of any of the foregoing.
“IRS” means the United States Internal Revenue Service.
“knowledge” when used with respect to the Company means the actual knowledge, after reasonable inquiry, of the Persons listed on Schedule B attached hereto, with respect to the matter in question.
“Laws” means any foreign, federal, state or local statute, law (including common law), rule, ordinance, code or regulation, any Order, and any regulation, rule, interpretation, guidance, directive, policy statement or opinion of any Governmental Authority.
“liability” means any liability or obligation of any kind whatsoever (whether known or unknown, asserted or unasserted, absolute or contingent, accrued or unaccrued, liquidated or unliquidated, due or to become due, and whether or not reflected or required by GAAP to be reflected on the Base Balance Sheet).
“Licensed Intellectual Property” means all of the Intellectual Property licenses, used or held for use by the Company or any of the Subsidiaries other than Company Intellectual Property.
“Losses” means any and all damages, fines, penalties, deficiencies, liabilities, claims, losses (including diminution in or loss of value), judgments, awards, settlements, Taxes, actions, obligations and costs and expenses in connection therewith (including interest, court costs and reasonable fees and expenses of attorneys, accountants and other experts, and any other expenses of litigation or other Proceedings (including costs of investigation, preparation and travel) or of any default or assessment).
“Material Adverse Change” means any change, effect, event, occurrence, state of facts or developments that has had, or would reasonably be expected to have, a Material Adverse Effect; provided, that, a “Material Adverse Change” shall not be deemed to include any Material Adverse Effect to the extent resulting from (i) changes, after the date hereof, in generally accepted accounting principles, (ii) changes, after the date hereof, in laws, rules or regulations of general applicability or interpretations thereof by Governmental Authorities, or (iii) changes, after the date hereof, in general economic or market conditions, except, with respect to clauses (i), (ii) and (iii), to the extent that the effects of such changes are disproportionately adverse to the condition (financial or otherwise), results of operations, assets, liabilities or business of the Company and its Subsidiaries, taken as a whole.

“Material Adverse Effect” means any material adverse effect on (a) the condition (financial or otherwise), results of operations, assets, liabilities or business of the Company and its Subsidiaries taken as a whole, (b) the ability of the Company or any Subsidiary to perform its obligations under this Agreement or any of the other Transaction Documents without substantial delay, or (c) the legality, validity or enforceability of any Transaction Document.
“Material Contract” means
(i) any contract that is required to be filed as an exhibit to the SEC Reports pursuant to Item 601(b)(10) of Regulation S-K of the Commission (or would be so required to be filed but for the fact that such contract was made in the ordinary course of business);
(ii) any non-competition agreements or any other contract that materially limits or will materially limit the Company or the Subsidiaries from engaging in the business of producing and distributing radio programming in the U.S.;
(iii) any contract with respect to any partnerships, joint ventures or strategic alliances material to the Company and its Subsidiaries on a consolidated basis;
(iv) any contract with on-air talent or Employees providing services to the Company or any Subsidiary that involves a commitment for annual consideration in excess of $500,000;
(v) contracts permitting the Company or any of its Subsidiaries to Exploit the Programs of any other Person set forth on Schedule 1.1A attached hereto;
(vi) the CBS Agreements;
(vii) any other Affiliation/Program Contract if such contract, when taken together with all other Affiliation/Program Contracts between the Company or any of its Subsidiaries, on the one hand, and the other party thereto or any of its Affiliates, on the other hand, is material to the Company and its Subsidiaries on a consolidated basis; and
(vii) any other contract that is material to the business of the Company and its Subsidiaries on a consolidated basis.
“Material Insurance Policy” means each insurance policy currently in effect and covering the property, business or Employees of the Company or any of its Subsidiaries that is material to the Company.
“OHSA” means all Laws directly or indirectly relating to occupational health and safety.
“Order” means any award, writ, stipulation, determination, decision, injunction, judgment, order, decree, ruling, subpoena or verdict entered, issued, made or rendered by, or any contract with, any Governmental Authority.
“ordinary course of business” means the ordinary course of business of the Company and the Subsidiaries consistent with past practice.
“Permits” means all Orders, Consents, franchises, grants, easements, variances, exceptions and certificates of any Governmental Authority.

“Permitted Encumbrances” means:
(i) statutory liens for Taxes, assessments and governmental charges or levies imposed upon the Company or one of the Subsidiaries not yet due and payable or that are being contested in good faith by appropriate proceedings (provided such contests do not exceed $1,000,000 in the aggregate) for which reserves have been established on the most recent financial statements included in the SEC Documents filed before the date hereof,
(ii) pledges or deposits to secure obligations under workers’ compensation Laws or similar legislation or to secure public or statutory obligations,
(iii) zoning, entitlement and other land use regulations by Governmental Authorities that do not, individually or in the aggregate, materially impair the continued use of the Property to which they relate as currently used,
(iv) easements, survey exceptions, leases, subleases, licenses and other occupancy contracts, reciprocal easements, restrictions and other customary encumbrances on title to real property, that do not, individually or in the aggregate, materially impair the continued use of the Real Property to which they relate as currently used,
(v) as to any Leased Real Property, Encumbrances affecting the interest of the lessor thereof provided that such Encumbrances do not individually or in the aggregate materially impair the continued use of the Leased Real Property to which they relate as currently used,
(vi) liens relating to any indebtedness for borrowed money incurred under the Company’s existing credit facilities, as may be amended, restated or refinanced and in effect from time to time,
(vii) mechanics’, carriers’, workmen’s, repairmen’s, materialmen’s or other liens or security interests that secure a liquidated amount that are being contested in good faith and by appropriate Proceedings or with respect to which there remains an opportunity to contest,
(viii) pledges and deposits to secure the performance of bids, trade contracts, leases, surety and appeal bonds, performance bonds and other obligations of a similar nature, in each case incurred in the ordinary course of business, and
(ix) license agreements relating to Intellectual Property entered into in the ordinary course of business that are not intended to secure an obligation.
“Permitted Holder” means any of the Purchasers or their Related Persons.
“Person” means an individual or corporation, partnership, limited partnership, limited liability company, trust, incorporated or unincorporated association, joint venture, joint stock company, Governmental Authority or other entity of any kind.
“Policies” has the meaning set forth in Section 3.1(o).
“Pre-Closing Liability” has the meaning set forth in Section 3.1(i).
“Pre-Closing Tax Period” means any taxable period (or portion thereof) ending on, and including, or prior to the Closing Date.

“Post-Closing Tax Period” means any taxable period (or portion thereof) commencing after the Closing Date.
“Preferred Shares” means the shares of Preferred Stock that are being purchased by the Purchasers at the Second Closing.
“Preferred Shares/Warrant Aggregate Purchase Price” has the meaning set forth in Section 2.1(b).
“Preferred Shares/Warrant Transaction Documents” means this Agreement (except as it relates solely to the Common Shares Transactions), the Registration Rights Agreement, the Certificate of Designations, the Warrants and any other document, instrument or agreement entered into in connection with the purchase and sale of the Preferred Shares and Warrants hereunder.
“Preferred Shares/Warrant Transactions” means the transactions contemplated by the Preferred Shares/Warrant Transaction Documents.
“Preferred Stock” means a new series of the Company’s preferred stock to be designated Series A 7.50% Convertible Preferred Stock having the rights, preferences and privileges set forth in the Certificate of Designations.
“Proceeding” means an action, charge, claim, demand, suit, arbitration, inquiry, notice of violation, investigation, litigation, audit or other proceeding (including a partial proceeding, such as a deposition), whether civil, criminal, administrative, investigative or informal.
“Programs” means any creative work meant for human viewing or listening, including all radio, television, cable, wireless, satellite or digital programming (including on-demand and pay-per-view programming), motion pictures (including features, documentaries, shorts and trailers), Internet programming, direct-to-video/DVD programming or other live action, animated, filmed, taped or recorded entertainment of any kind or nature, known or unknown, and all components thereof (whether or not now known or hereafter acquired), whether distributed or displayed over any medium now known or hereafter developed, including titles, themes, content, dialogue, characters, plots, concepts, scenarios, characterizations, rights of publicity, elements and music (whether or not now known or recognized).
“Property” means any real property currently or formerly owned, leased, operated or managed by the Company or any of its past or present Subsidiaries.
“Proxy Statement” means the proxy statement and ancillary materials to be sent to the stockholders of the Company in connection with the solicitation of proxies to be used at the Stockholders Meeting, and all amendments and supplements thereto.
“Purchasers” has the meaning set forth in the recitals hereto.
“Real Property” means any real property currently owned, leased, operated or managed by the Company or any of its Subsidiaries.
“Recommendation” has the meaning set forth in Section 4.10.
“Registration Rights Agreement” means the Registration Rights Agreement, dated as of the First Closing Date, by and among the Company and each of the Purchasers, substantially in the form of Exhibit B, as the same may be amended, modified or supplemented from time to time.

“Related Person” means (x) any Affiliate of a Purchaser and any officer, director, partner or member of such Purchaser or any of its Affiliates and (y) any investment fund, investment partnership, investment account or other investment Person whose investment manager, investment advisor, managing member or general partner, is (i) a Purchaser or an Affiliate of a Purchaser or (ii) any officer, director, partner or member of a Purchaser or any of its Affiliates.
“Restricted Period” means from and after March 25, 2008 until the earlier of (i) the Second Closing and (ii) the termination of this Agreement in accordance with its terms.
“Restricted Transaction” has the meaning set forth in Section 4.9(a).
“Rule 144”, “Rule 144(k)” and “Rule 424” means Rule 144, Rule 144(k) and Rule 424, respectively, promulgated by the Commission pursuant to the Securities Act, as such Rules may be amended from time to time, or any similar rule or regulation hereafter adopted by the Commission having substantially the same effect as such Rule.
“Sale of the Company Proposal” means any bona fide, written, unsolicited offer from a Person that is not an Affiliate of the Company (the “Offeror”) to acquire all or substantially all of the Company’s assets or capital shares whether by merger, consolidation, other business combination, purchase of assets, tender or exchange offer or otherwise, together with reasonable evidence that the Person making such offer has or can obtain pursuant to legally binding obligations sufficient capital to consummate such transaction.
“SEC Documents” means all SEC Reports filed with or furnished to the Commission by the Company since December 31, 2004, including any amendment thereto since the time of filing (or furnishing), and any documents filed or furnished as exhibits thereto.
“SEC Reports” means all forms, reports, schedules, registration statements, definitive proxy or information statements, and other documents required to be filed with or furnished to the Commission, including any amendment thereto since the time of filing (or furnishing), and all documents required to be filed or furnished as exhibits thereto.
“Second Closing” means the closing of the purchase and sale of the Preferred Shares and Warrants pursuant to Section 2.1(b).
“Second Closing Date” means the date on which the Second Closing occurs.
“Securities” means the Shares, the Warrants and the Underlying Shares.
“Securities Act” means the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.
“Shares” means, collectively, the Common Shares and the Preferred Shares.
“Stockholder Approval” means the approval of the stockholders of the Company of the Preferred Shares/Warrant Transaction Documents and the Preferred Shares/Warrant Transactions, including adopting the Charter Amendment.
“Stockholders Meeting” means the special meeting of stockholders of the Company called for the purpose of obtaining the Stockholder Approval, including any postponement or adjournment thereof.

“Subsidiary” means (a) a corporation more than 50% of the combined voting power of the outstanding voting stock of which is owned, directly or indirectly, by the Company, or by one or more Subsidiaries, or by the Company and one or more Subsidiaries, (b) a partnership of which the Company, or one or more other Subsidiaries, or the Company and one or more Subsidiaries, directly or indirectly, is the general partner and has the power to direct the policies management and affairs or (c) any other Person (other than a corporation) in which the Company, or one or more Subsidiaries, or the Company and one or more Subsidiaries, directly or indirectly, has at least a majority ownership interest and power to direct the policies, management and affairs thereof.
“Taxes” means any and all taxes, fees, levies, duties, tariffs, imposts and other charges of any kind (together with any and all interest, penalties, additions to tax and additional amounts imposed with respect thereto) imposed by any Governmental Authority or other taxing authority, including: taxes or other charges on or with respect to income, franchise, windfall or other profits, gross receipts, property, sales, use, payroll, employment, social security, workers’ compensation, unemployment compensation or net worth; taxes or other charges in the nature of excise, withholding, ad valorem, stamp, transfer, value-added or gains taxes; license, registration and documentation fees; and customers’ duties, tariffs and similar charges.
“Trading Day” means (a) any day on which the Common Stock is listed and traded on the Trading Market, or (b) if the Common Stock is not then listed and traded on a Trading Market, then any Business Day.
“Trading Market” means the New York Stock Exchange or, at any time the Common Stock is not listed for trading on the New York Stock Exchange, any other national exchange, if the Common Stock is then listed on such exchange.
“Tranche 2 Notice” has the meaning set forth in Section 2.1(a).
“Transaction Documents” means, collectively, the Common Shares Transaction Documents and the Preferred Shares/Warrant Transaction Documents.
“Transactions” means, collectively, the Common Shares Transactions and the Preferred Shares/Warrant Transactions.
“Underlying Shares” means the Common Stock issuable upon conversion of the Preferred Shares, exercise of the Warrants or otherwise in satisfaction of any other obligation or right of the Company to issue Common Stock pursuant to the Transaction Documents, and in each case, any securities issued or issuable in exchange for or in respect of such securities.
“Unsold Common Amount” means the amount, if any, by which $25,000,000 exceeds the Common Shares Aggregate Purchase Price.
“U.S.” means the United States of America.
“Warrants” means the warrants, in the form attached hereto as Exhibit C, to purchase up to 3,330,000 shares of Common Stock at a strike price of $5.00 per share, up to 3,330,000 shares of Common Stock at a strike price of $6.00 per share, and up to 3,340,000 shares of Common Stock at a strike price of $7.00 per share, purchased by the Purchasers at the Second Closing.

ARTICLE II.
PURCHASE AND SALE
2.1 Closing.
(a) On the terms and subject to the conditions set forth in this Agreement applicable to the First Closing, (x) at the First Closing – Tranche 1, the Company shall issue and sell to the Purchasers, and the Purchasers shall purchase from the Company 7,142,857 Common Shares (the “Common Shares – Tranche 1”) and (y) at the First Closing – Tranche 2, the Company shall issue and sell to the Purchasers, and the Purchasers shall purchase from the Company up to an additional 7,142,857 Common Shares (the exact number of Common Shares to be set forth in a written notice (the “Tranche 2 Notice”) delivered by the Company to each Purchaser on or before March 10, 2008, it being agreed that failure to deliver such notice by such date shall be deemed an election by the Company not to issue and sell and not to require Purchasers to purchase additional Common Shares) (the “Common Shares – Tranche 2”), in each case at a purchase price of $1.75 per share (the aggregate purchase price for the Common Shares actually purchased under (x) and (y), the “Common Shares Aggregate Purchase Price”), in each case allocated among the Purchasers as reflected on Schedule 2.1(a).
(b) On the terms and subject to the conditions set forth in this Agreement applicable to the Second Closing, at the Second Closing, the Company shall issue and sell to the Purchasers, and the Purchasers shall purchase from the Company, the Preferred Shares and the Warrants, for an aggregate purchase price of up to $75,000,000 (the “Preferred Shares/Warrant Aggregate Purchase Price”); provided, that the Company may in its sole discretion elect, by written notice delivered to each Purchaser on or prior to 5:00 p.m. eastern time on March 31, 2008, to reduce the Preferred Shares/Warrant Aggregate Purchase Price and the number of Preferred Shares and the number of Warrants (proportionately between each strike price tranche) by up to 1/3rd, in each case, to be allocated among the Purchasers as reflected on Schedule 2.1(b) in Purchasers’ sole discretion. Such notice shall also include, to the extent then available, the name of any party with whom the Company contemplates consummating an Approved Preferred Issuance and the anticipated terms thereof.
(c) Each of the Closings shall take place at the Los Angeles offices of Proskauer Rose LLP at 10:00 A.M. local time as follows: (i) with respect to the First Closing – Tranche 1, on a date designated by Gores that is reasonably satisfactory to the Company, which shall be as soon as practicable, but not later than two (2) Business Days after the satisfaction or waiver of all of the conditions set forth in Article V applicable to the First Closing (other than the condition in Section 5.1(k) which can be satisfied on the First Closing Date, and other conditions that by their nature must be satisfied on the First Closing Date), or at such other location or time as the parties may agree (it being understood and agreed that the parties desire the First Closing – Tranche 1 to occur substantially contemporaneous with the closing of the transactions contemplated by the CBS Agreements (the “CBS Closing”)), (ii) with respect to the First Closing – Tranche 2, on a date mutually agreed upon by the parties, which shall be as soon as practicable, but on or before the later of (x) ten (10) Business Days following delivery of the Tranche 2 Notice and (y) the First Closing Date, and (iii) with respect to the Second Closing, on a date designated by Gores that is reasonably satisfactory to the Company, which shall be as soon as practicable, but not later than two (2) Business Days, after the satisfaction or waiver of all of the conditions set forth in Article V applicable to the Second Closing (other than those conditions that by their nature must be satisfied on the Second Closing Date), or at such other location or time as the parties may agree.

2.2 Closing Deliveries.
(a) At the First Closing, the Company shall deliver or cause to be delivered to each Purchaser the following:
(i) a certificate representing the number of Common Shares to be purchased by such Purchaser at the applicable First Closing, registered in the name of such Purchaser (or its nominee);
(ii) the Registration Rights Agreement, duly executed by the Company;
(iii) the legal opinion of Company Counsel, in the form of Exhibit D-1, executed by such counsel and the legal opinion of the General Counsel of the Company, in the form of Exhibit D-2, executed by such counsel;
(iv) a certificate dated as of the First Closing Date and signed by the Chief Executive Officer or Chief Financial Officer of the Company certifying as to the fulfillment of each of the conditions set forth in Section 5.1 applicable to the First Closing; and
(v) any other document applicable to the First Closing reasonably requested by the Purchasers at least five (5) Business Days prior to the applicable First Closing Date.
(b) At the Second Closing, the Company shall deliver or cause to be delivered to each Purchaser the following:
(i) a certificate representing the number of Preferred Shares to be purchased by such Purchaser at the Second Closing, registered in the name of such Purchaser (or its nominee);
(ii) the Warrants to be purchased by such Purchaser at the Second Closing, registered in the name of such Purchaser (or its nominee);
(iii) evidence that the Certificate of Designations has been filed with and accepted by the Secretary of State of the State of Delaware;
(iv) the legal opinion of Company Counsel, in the form of Exhibit D-3, executed by such counsel, and the legal opinion of the General Counsel of the Company, in the form of Exhibit D-4, executed by such counsel;
(v) evidence that the Trading Market has approved the Preferred Shares/Warrant Transactions;
(vi) a certificate dated as of the Second Closing Date and signed by the Chief Executive Officer or Chief Financial Officer of the Company certifying as to the fulfillment of each of the conditions set forth in Section 5.1; and
(vii) any other document applicable to the Second Closing reasonably requested by the Purchasers at least five (5) Business Days prior to the Second Closing Date.
(c) At each Closing, each Purchaser shall deliver or cause to be delivered to the Company the percentage of the Common Shares Aggregate Purchase Price or the Preferred Stock/Warrant Aggregate Purchase Price, as applicable, indicated below such Purchaser’s name on the signature page of this Agreement under the heading “Applicable Percentage,” in U.S. Dollars and in immediately available funds, by wire transfer to an account designated in writing by the Company for such purpose.

ARTICLE III.
REPRESENTATIONS AND WARRANTIES
3.1 Representations and Warranties of the Company. The Company hereby represents and warrants to each of the Purchasers that, as of the date hereof and, except for representations and warranties that speak as of a specific date other than the respective Closing Dates, on each Closing Date:
(a) Subsidiaries. The Company does not directly or indirectly control or own any equity interest in any other corporation, partnership, joint venture or other Person, other than its Subsidiaries, each of which are listed on Schedule 3.1(a). The Company owns, directly or indirectly, all of the capital stock of each Subsidiary free and clear of any Encumbrance, other than Permitted Encumbrances and restrictions on transfer under the Transaction Documents or arising under U.S. federal or state securities Laws.
(b) Organization and Qualification. Except as disclosed in Schedule 3.1(b), each of the Company and the Subsidiaries is an entity duly incorporated, validly existing and in good standing under the Laws of the jurisdiction of its incorporation, with the requisite power and authority to own and use its properties and assets and to carry on its business as currently conducted. Except as disclosed in Schedule 3.1(b), each of the Company and the Subsidiaries is duly qualified to conduct business and is in good standing as a foreign corporation in each jurisdiction in which the nature of the business conducted or property owned by it makes such qualification necessary, except where the failure to be so qualified or in good standing, as the case may be, would not reasonably be expected to, individually or in the aggregate, have a Material Adverse Effect.
(c) Authorization; Enforcement. The Company has the requisite power and authority to enter into and, subject to obtaining the Stockholder Approval, to consummate the Transactions and otherwise to carry out its obligations hereunder and thereunder. The execution and delivery of each of the Transaction Documents by the Company and the consummation of the Transactions have been duly authorized by all necessary action on the part of the Company and, subject to obtaining the Stockholder Approval, no further consent or action is required by the Company, the Board or the Company’s stockholders. Each Transaction Document has been (or upon delivery will have been) duly executed by the Company and, when delivered in accordance with the terms hereof, will constitute the valid and binding obligation of the Company enforceable against the Company in accordance with its terms. The only vote of the stockholders of the Company required to adopt this Agreement and approve the Transactions is the Stockholder Approval. The Charter Amendment has been approved by a majority of the Continuing Directors (as defined in the Certificate of Incorporation).
(d) No Conflicts. The execution, delivery and performance of the Transaction Documents by the Company and the consummation of the Transactions do not and will not (i) conflict with or violate any provision of the Company’s or any Subsidiary’s certificate or articles of incorporation, by-laws or other organizational or charter documents, or (ii) conflict with, or constitute a default (or an event that with notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation (with or without notice, lapse of time or both) of, any contract to which the Company or any Subsidiary is a party or by which any property or asset of the Company or any Subsidiary is bound or affected, or (iii) result in a violation of any Law, except, in the cases of clauses (ii) and (iii), for any such conflict, default, right, violation or other occurrence which would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

(e) Filings, Consents and Approvals. Neither the Company nor any Subsidiary is required to obtain any Consent of, give any notice to, or make any filing or registration with, any Governmental Authority or other Person in connection with the execution and delivery of the Transaction Documents or the consummation of the Transactions, other than (i) the filing with the Commission of any Registration Statement pursuant to the Registration Rights Agreement, (ii) the application to the Trading Market for the listing of the Common Shares and the Underlying Shares for trading thereon on a when issued basis in the time and manner required thereby, (iii) applicable Blue Sky filings and (iv) with respect to the purchase of the Preferred Shares and Warrants only, (w) the filing of the Certificate of Designations, (x) the pre-transaction notification requirements of the HSR Act, (y) applicable requirements of the Exchange Act in connection with obtaining the Stockholder Approval (including the filing of the Proxy Statement) and (z) the approval of the Trading Market of the terms of the Preferred Stock that was obtained, subject to final documentation, prior to the date hereof.
(f) Issuance of the Securities. The Securities are duly authorized, and the Shares and the Underlying Shares, when issued and paid for in accordance with the Transaction Documents, will be duly and validly issued, fully paid and nonassessable, free and clear of all Encumbrances and shall not be subject to preemptive rights or similar rights. The Company has reserved from its duly authorized capital stock a number of shares of Common Stock for issuance upon the conversion of the Preferred Shares and exercise of the Warrants not less than the total number of Underlying Shares.
(g) Capitalization. The number of shares and type of all authorized, issued and outstanding capital stock of the Company is set forth in Schedule 3.1(g). Except as set forth on Schedule 3.1(g), no securities of the Company or any Subsidiary are entitled or subject to preemptive or similar rights, and no Person has any right of first refusal, preemptive right, right of participation, or any similar right to participate in any of the Transactions. All outstanding shares of capital stock of the Company and each Subsidiary have been duly authorized and validly issued, are fully paid and are nonassessable, and have been issued in compliance with all Laws. Except as a result of the sale of the Securities and as set forth on Schedule 3.1(g), there are no outstanding options, warrants, rights to subscribe for, calls or commitments of any character whatsoever relating to, or securities, rights or obligations convertible into or exchangeable for, or giving any Person any right to subscribe for or acquire, or contracts by which the Company or any Subsidiary is or may become bound to issue or sell any shares of capital stock of the Company or any Subsidiary, or securities or rights convertible or exchangeable into shares of capital stock of the Company or any Subsidiary. Except as set forth on Schedule 3.1(g), the issue and sale of the Securities will not obligate the Company to issue any securities to any Person (other than the Purchasers) and will not result in a right of any holder of the Company’s securities to adjust the exercise, conversion, exchange or reset price under such securities. The Common Stock is listed and posted for trading on the Trading Market. The Company has not received notice (written or oral) from the Trading Market to the effect that the Company is not in compliance with the listing or maintenance requirements of such Trading Market. The Company is in compliance with all such listing and maintenance requirements. Except as set forth on Schedule 3.1(g), the Company has not granted or agreed to grant to any Person any rights (including “piggy back” registration rights) to have any securities of the Company registered with the Commission or any other Governmental Authority.
(h) SEC Reports; Press Releases; Financial Statements.
(i) Since December 31, 2004, the Company has filed all SEC Reports required to be filed by it under the Securities Act and the Exchange Act, including pursuant to Section 13(a) or 15(d) thereof, on a timely basis. As of their respective dates, the SEC Documents complied in all material respects with the requirements of the Securities Act and the Exchange Act, and none of the SEC Documents, when filed, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.

(ii) As of their respective dates, the financial statements of the Company included in the SEC Documents (A) comply in all material respects with applicable accounting requirements and the rules and regulations of the Commission with respect thereto as in effect at the time of filing, (B) have been prepared in accordance with GAAP and (C) fairly present in all material respects the financial position of the Company and its consolidated subsidiaries as of and for the dates thereof and the results of operations and cash flows for the periods then ended, subject, in the case of unaudited statements, to normal, year-end audit adjustments. Except as set forth on Schedule 3.1(h)(ii), the financial statements included in the SEC Documents filed since December 31, 2006 do not reflect the reversal of reserves or any non-recurring revenue or expense in each case, that is material, except as expressly set forth in the notes thereto. Neither the Company nor any Subsidiary has any liabilities, except liabilities (i) stated or reflected in the Company’s most recent balance sheet included within the SEC Documents filed before the date hereof (the “Base Balance Sheet”), (ii) incurred as a result of or arising out of the Transactions, (iii) liabilities incurred in the ordinary course of business since the date of the Base Balance Sheet that are not individually or in the aggregate material to the Company and its Subsidiaries taken as a whole or (iv) as set forth in Schedule 3.1(h)(ii).
(iii) Schedule 3.1(h)(iii) provides a schedule of expenses incurred by the Company related to CBS Radio Inc. and its Affiliates for the year ended December 31, 2007. Schedule 3.1(h)(iii) provides a calculation as of the date hereof of amounts due to CBS Radio Inc. and its Affiliates in connection with the closing of the CBS Agreements.
(iv) The Company does not have pending before the Commission any request for confidential treatment of information. There are no outstanding or unresolved comments in comment letters from the Commission with respect to any of the SEC Reports. To the knowledge of the Company, none of the SEC Reports is the subject of any ongoing review by the Commission.
(v) The Company is in compliance with the requirements of the Sarbanes-Oxley Act of 2002 and the rules and regulations promulgated by the Commission thereunder. The chief executive officer and the chief financial officer of the Company have signed, and the Company has furnished to the SEC, all certifications required by Sections 302 and 906 of the Sarbanes-Oxley Act of 2002 (the “Certifications”). Such Certifications contain no qualifications or exceptions to the matters certified therein and have not been modified or withdrawn, and neither the Company nor any of it officers has received notice from any Governmental Authority questioning or challenging the accuracy, completeness, content, form or manner of filing or submission of such Certifications. Since the adoption of the Sarbanes-Oxley Act, the Company has complied in all material respects with the laws, rules and regulations thereunder. The Company has designed disclosure controls and procedures to ensure that material information relating to the Company and the Subsidiaries is made known to the Chief Executive Officer and the Chief Financial Officer of the Company by others within those entities. The Company has disclosed, based on its most recent evaluation before the date of this Agreement, to the Company’s auditors and the audit committee of the Company’s Board of Directors (i) any significant deficiencies and material weaknesses in the design or operation of internal controls over financial reporting that are reasonably likely to adversely affect in any material respect the Company’s ability to record, process, summarize and report financial information and (ii) any fraud or allegation of fraud, whether or not material, that involves management or other Employees who have a significant role in the Company’s internal controls over financial reporting.
(vi) The Company meets the eligibility requirements for the use of Form S-3 for the registration of the Common Shares.

(i) Taxes.
(i) The aggregate combined Tax liabilities of the Company and its Subsidiaries in respect of all Tax claims relating to Pre-Closing Tax Periods settled, compromised or otherwise finally determined by or with respect to the Company or any Subsidiary on or after the date hereof (collectively, the “Pre-Closing Liability”) will not exceed $12 million (regardless of any Tax liability reserved for in the SEC Documents or on the books and records of the Company).
(ii) Subject to the foregoing, except to the extent as would not cause the Pre-Closing Liability to exceed $12 million, (A) the Company and the Subsidiaries have accurately prepared and timely filed all federal, state and foreign income Tax returns and other Tax returns that are required to be filed, and have paid, or made provision in accordance with GAAP for the payment of, all Taxes that have or may have become due pursuant to said returns or pursuant to any assessments that have been received by the Company or any of the Subsidiaries, (B) all such Tax returns are true and correct, (C) all Taxes shown to be due and payable on such returns have been paid or will be paid before the time they become delinquent, (D) the Company and each Subsidiary has withheld and collected all amounts required by applicable Law to be withheld or collected and has remitted all such amounts to the appropriate Governmental Authority within the time prescribed under applicable Law, (E) there is no liability for any Tax to be imposed upon the Company’s or any of the Subsidiaries’ properties or assets as of the date of this Agreement for which adequate provision has not been made, and (F) no Tax returns of the Company or any of the Subsidiaries have been, or are currently being, audited, and, no Tax deficiency assessment or proposed adjustment against the Company or any Subsidiary is pending.
(j) Litigation. There is no Proceeding pending or, to the knowledge of the Company, threatened against or affecting the Company, any Subsidiary or any of their respective properties that (i) adversely affects or challenges the legality, validity or enforceability of any of the Transaction Documents, the Transactions or the Securities or (ii) except as disclosed in Schedule 3.1(j), could, if there were an unfavorable decision, individually or in the aggregate, have or result in a Material Adverse Effect. Except as set forth on Schedule 3.1(j), neither the Company nor any Subsidiary, nor, to the Company’s knowledge, any director or officer thereof (in his or her capacity as such), is or has been since January 1, 1999 the subject of any Proceeding involving a claim of violation of or liability under federal or state securities Laws or a claim of breach of fiduciary duty. Except as set forth on Schedule 3.1(j), there has not been since January 1, 1999, and to the knowledge of the Company, there is not pending or contemplated, any investigation by the Commission involving the Company and, to the knowledge of the Company, there has not been since January 1, 1999 and there is not pending or contemplated any investigation by the Commission involving any current or former director or officer of the Company (in his or her capacity as such). The Commission has not issued any stop order or other Order suspending the effectiveness of any registration statement filed by the Company or any Subsidiary under the Exchange Act or the Securities Act.
(k) Labor Relations. The Company and the Subsidiaries (i) are in compliance with all terms and conditions of employment and all Employment Laws, except for any noncompliance which would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect and (ii) have not and are not engaged in any unfair labor practice that would reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect. Except as set forth on Schedule 3.1(k), no unfair labor practice complaint, grievance or arbitration proceeding is pending or, to the knowledge of the Company, threatened against the Company or any Subsidiary that would reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect. Except as set forth on Schedule 3.1(k), no collective bargaining agreement is currently in force or is currently being negotiated by the Company, any Subsidiary or any other Person in respect of the business of the Company or any Subsidiary or any of the Employees.

Except as set forth on Schedule 3.1(k), no trade union, council of trade unions, employee bargaining agency or affiliated bargaining agent holds bargaining rights with respect to any of the Employees by way of certification, interim certification, voluntary recognition, or succession rights, or has applied or, to the knowledge of the Company, threatened to apply to be certified as the bargaining agent of the Employees. To the knowledge of the Company, there are no pending or threatened union organizing activities involving any of the Employees. There is no labor strike, dispute, work slowdown or stoppage pending or involving or, to the knowledge of the Company threatened, against the Company or any Subsidiary. The Company and the Subsidiaries have provided to the Purchasers all Orders and inspection reports under applicable OHSA relating to the Company or any Subsidiary. There are no charges pending, or, to the knowledge of the Company threatened, under OHSA in respect of the Company or any Subsidiary. The Company and the Subsidiaries have complied in all material respects with any Orders issued under OHSA and there are no appeals of any Orders under OHSA, and there are no appeals of any Orders under OHSA currently outstanding.
(l) Employee Benefit Plans.
(i) Except as set forth on Schedule 3.1(l)(i), there are no employee benefit or compensation plans, contracts, arrangements or commitments (including “employee benefit plans,” as defined in Section 3(3) of ERISA) or any other plans, policies, trust funds or arrangements (whether written or unwritten, insured or self-insured) established, maintained, sponsored or contributed to (or with respect to any obligation that has been undertaken) by the Company, any Subsidiary or any entity that would be treated as a single employer with the Company under Section 414(b), (c), (m) or (o) of the Code or Section 4001 of ERISA (an “ERISA Affiliate”) for any Employee, officer, director, consultant or stockholder or their beneficiaries of the Company or any Subsidiary or with respect to which the Company or any Subsidiary has liability, or makes or has an obligation to make contributions on behalf of any such Employee, officer, director, consultant or stockholder or beneficiary (each a “Company Employee Plan”).
(ii) Except as set forth on Schedule 3.1(l)(ii), and except for medical reimbursement spending accounts under Code Section 125, each Company Employee Plan that is an employee welfare benefit plan as defined under Section 3(l) of ERISA or a group welfare benefits plan for Employees or officers is funded through an insurance company contract. Except as set forth on Schedule 3.1(l)(ii), each Company Employee Plan, by its terms and in operation, is in material compliance with all applicable Laws. Except as set forth on Schedule 3.1(l)(ii), neither the Company, any Subsidiary nor any ERISA Affiliate has at any time maintained, contributed to, or been required to contribute to or has (or has had) any liability with respect to, any plan subject to Section 412 of the Code, Section 302 of ERISA or Title IV of ERISA, including any “multiemployer plan” (within the meaning of Sections 3(37) or 4001(a)(3) of ERISA or Section 414(f) of the Code), or any single employer pension plan (within the meaning of Section 4001(a)(15) of ERISA) that is subject to Sections 4063, 4064 and 4069 of ERISA. Except as set forth on Schedule 3.1(l)(ii), the Company’s non-qualified deferred compensation plans for U.S. Employees and officers satisfy the requirements of Section 201(2) of ERISA. Except as set forth on Schedule 3.1(l)(ii), the Transactions (either alone or together with any other event) will not (A) entitle any Employee, director or stockholder of the Company or any Subsidiary (whether current, former or retired) or their beneficiaries to severance pay, unemployment compensation, or other similar payments, (B) accelerate the time of payment or vesting or increase the amount of benefits due under any Company Employee Plan or compensation to any Employees or (C) result in any payments (including any payment that could be characterized as an “excess parachute payment” (as defined in Section 280G(b)(1) of the Code)) under any Company Employee Plan or Employment Laws becoming due to any Employee, director or stockholder of the Company or any Subsidiary (whether current, former or retired) or their beneficiaries. Except as set forth on Schedule 3.1(l)(ii), no amount payable under any Company Employee Plan would fail to be deductible under Code Section 162(m).

(iii) Except as set forth on Schedule 3.1(l)(iii), (1) each Company Employee Plan that is intended to be qualified under Section 401(a) of the Code has received a determination letter, opinion letter, advisory letter or notification letter, as applicable, from the IRS regarding its qualified status under the Code for all amendments required before the Economic Growth and Tax Relief Reconciliation Act of 2001 or, if reliance is permitted, relies on the favorable opinion letter or advisory letter of the master and prototype or volume submitter plan sponsor of such plan, and nothing has occurred, whether by action or by failure to act, that caused or would reasonably be expected to cause the loss of such qualification or the imposition of any material penalty or Tax liability; (2) all payments required by the Company Employee Plans, any collective bargaining agreement or other contract, or by applicable Law (including all contributions, insurance premiums or intercompany charges) with respect to all periods through the Closing Date shall have been made before the Closing Date (on a pro rata basis where such payments are otherwise discretionary at year end) or provided for by the Company as applicable, in accordance with the provisions of each of the Company Employee Plans, applicable Law and GAAP; (3) no action has been instituted or commenced or, to the knowledge of the Company, has been threatened or is anticipated against any of the Company Employee Plans (other than non-material routine claims for benefits and appeals of such claims), any trustee or fiduciaries thereof, the Company, any Subsidiary or any ERISA Affiliate, any director, officer or employee thereof, or any of the assets of any trust of any of the Company Employee Plans; (4) no Company Employee Plan is under audit or investigation by the IRS, Department of Labor or any other governmental entity or has received notification by any governmental agency of its intent to conduct an audit, and no such completed audit, if any, has resulted in the imposition of any Tax or penalty; and (5) no Company Employee Plan provides post-retirement benefits.
(m) Compliance. Neither the Company nor any Subsidiary is in default or violation of any Order or Law other than such defaults or violations that, individually or in the aggregate, would not reasonably be expected to have a Material Adverse Effect. To the Company’s knowledge, no stockholder, director, officer, Employee or agent of the Company or of a Subsidiary has, directly or indirectly, violated the U.S. Foreign Corrupt Practices Act of 1977, as amended, or any similar Law, or made or agreed to make, any unlawful (x) payment, (y) gift or (z) political contribution to, or taken any other unlawful action, for the benefit of any customer, supplier, governmental employee or other Person who is or may be in a position to assist or hinder the business of the Company or a Subsidiary. The Company and the Subsidiaries possess and are in compliance with the terms and conditions of all Permits necessary for the Company or any such Subsidiary to own, lease and operate its properties or to conduct their respective businesses as described in the SEC Documents filed before the date hereof (including all Permits required under Environmental Laws and the regulations of the Federal Communications Commission), except where noncompliance with any such Permits, individually or in the aggregate, would not reasonably be expected to have a Material Adverse Effect. Neither the Company nor any Subsidiary has received any notice of Proceedings relating to the revocation or modification of any such Permit that, if revoked or modified, would reasonably be expected to have a Material Adverse Effect.
(n) Intellectual Property. The Company and the Subsidiaries have (i) all right, title and interest in and to all Company Intellectual Property, free and clear of all Encumbrances, other than Permitted Encumbrances and (ii) all necessary proprietary rights in and to all Intellectual Property used in, necessary for, or held for use in, their businesses as now conducted, free and clear of all Encumbrances, other than Permitted Encumbrances. The Company Intellectual Property and Licensed Intellectual Property constitutes all of the Intellectual Property necessary for the operation and conduct of, or otherwise material to, the businesses of the Company and the Subsidiaries as now conducted. To the Company’s knowledge, there are no outstanding Orders relating to the Company Intellectual Property. Neither the Company nor any of the Subsidiaries (y) is bound by or a party to any contract with respect to the Intellectual Property of any other Person, except with respect to a license contract regarding Licensed Intellectual Property or (z) has received any written communication alleging that it has infringed or, by conducting its business as proposed, would infringe the Intellectual Property rights of any third Person.

Neither the execution and delivery of any Transaction Document, nor the consummation of the Transactions will infringe the Intellectual Property rights of any Person or impair the right of the Company or any of its Subsidiaries to own or use any Company Intellectual Property or Licensed Intellectual Property, or require the Consent of any other Person in respect thereof. The carrying on of the Company’s and the Subsidiaries’ businesses as currently conducted does not infringe the Intellectual Property rights of any Person. To the Company’s knowledge, there has been no unauthorized use, infringement or misappropriation of the Company Intellectual Property or Licensed Intellectual Property by any third party (including Employees, former Employees and contract workers). To the Company’s knowledge, (i) all of the rights within the Company Intellectual Property and Licensed Intellectual Property are valid and subsisting, and (ii) there is no claim or demand of any Person pertaining to, or any Proceeding that is pending or threatened, that challenges the rights of the Company or its Subsidiaries in respect of any Company Intellectual Property or Licensed Intellectual Property or the validity, enforceability or effectiveness of any Company Intellectual Property or Licensed Intellectual Property. The Company and the Subsidiaries, in the ordinary course of business, obtain proper and effective assignments or licenses or grants of authority to use, in each case in favor of the Company and the Subsidiaries, the results and proceeds of the services of Persons employed or engaged by or on behalf of the Company and the Subsidiaries, as applicable. To the Company’s knowledge, such results and proceeds are used in accordance with the scope of the applicable assignments, licenses or grants of authority. The Company and the Subsidiaries have all Intellectual Property rights necessary to Exploit the Programs as Exploited by any of them.
(o) Insurance. Each Material Insurance Policy is legal, valid, binding and enforceable in accordance with its terms and is in full force and effect, and neither the Company nor any Subsidiary is in breach or default (including any such breach or default with respect to the payment of premiums or the giving of notice), and no event has occurred that, with notice or the lapse of time, would constitute such a breach or default, or permit termination or modification, of any Material Insurance Policy. The Material Insurance Policies insure the Company and the Subsidiaries against such losses and risks and in such amounts as are reasonably prudent. Neither the Company nor any Subsidiary has any reason to believe that it will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue its business on terms consistent with past practice. Except as set forth on Schedule 3.1(o), there are currently no material Proceedings pending against the Company or any Subsidiary under the Material Insurance Policies.
(p) Transactions With Affiliates and Employees. None of the officers or directors or other Affiliates of the Company or any Subsidiary and, to the knowledge of the Company, none of the Employees, is a party to any transaction with the Company or any Subsidiary, including any contract providing for the furnishing of services to or by, providing for rental of real or personal property to or from, or otherwise requiring payments to or from any officer, director, Affiliate or such Employee or, to the knowledge of the Company, any entity in which any officer, director, Affiliate or any such Employee has a substantial interest or is an officer, director, trustee or partner that in any such case is or would be required to be disclosed under Item 404 of Regulation S-K promulgated under the Securities Act (other than as adequately disclosed in the SEC Documents).
(q) Certain Fees. Except as set forth on Schedule 3.1(q), no brokerage or finder’s fees or commissions are or will be payable by the Company to any broker, financial advisor or consultant, finder, placement agent, investment banker, bank or other Person with respect to the Transactions. The Purchasers shall have no obligation with respect to any fees or with respect to any claims (other than such fees or commissions owed by a Purchaser pursuant to written contracts executed by such Purchaser which fees or commissions shall be the sole responsibility of such Purchaser) made by or on behalf of other Persons for fees of a type contemplated in this Section that may be due in connection with the Transactions. The Company shall indemnify and hold harmless the Purchasers, their employees, officers, directors, agents, and partners, and their respective Affiliates, from and against all Losses and expenses suffered in respect of any such claimed or existing fees, as such fees and expenses are incurred.

(r) Application of Takeover Protections. The Company and its board of directors have taken all necessary action to render inapplicable any control share acquisition, business combination, poison pill (including a rights agreement) or other similar anti-takeover provision under the Company’s Certificate of Incorporation (or similar charter documents) or the Laws of its state of incorporation that is or could become applicable to the Purchasers as a result of the Purchasers and the Company fulfilling their obligations or exercising their rights under the Transaction Documents, including the Company’s issuance of the Securities and the Purchasers’ ownership of the Securities and issuance of any additional Securities pursuant to the Transaction Documents.
(s) Investment Company; FIRPTA. The Company is not, and is not an Affiliate of, an investment company within the meaning of the Investment Company Act of 1940. The Company is not a U.S. real property holding corporation within the meaning of Section 897(c) of the Code.
(t) Material Contracts. Each Material Contract is in full force and effect and is a legal, valid and binding obligation of the Company or any Subsidiary, as applicable. Except as set forth in Schedule 3.1(t), neither the Company nor any Subsidiary is and, to the knowledge of the Company, no other party is, in default (and, to the knowledge of the Company, no condition exists that, with notice or lapse of time or both, would constitute such a default by the Company or any Subsidiary) in the performance, observance or fulfillment of any obligation, covenant or condition contained in any such Material Contract, which default would give the other party the right to terminate or modify in any material respect such Material Contract or would accelerate any payment or material obligation by the Company or any Subsidiary, nor, to the knowledge of the Company is any other party to any Material Contract in default thereunder (or, does any condition exist that, with notice or lapse of time or both, would constitute such a default by any such party). The execution, delivery and performance of the Transaction Documents by the Company and the consummation of the Transactions do not and will not conflict with, or constitute a default (or an event that with notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation (with or without notice, lapse of time or both) of, any of the Material Contracts. To the knowledge of the Company, since the date of the Base Balance Sheet no party to any of the Material Contracts has exercised any option granted to it to cancel, terminate or shorten the term of its Material Contract.
(u) Advertisers, Affiliates and Programming. Since January 1, 2007, to the Company’s knowledge, other than as listed on Schedule 3.1(u), there has been no adverse change in the business relationship of the Company or any of its Subsidiaries with any network, distributor, studio, advertiser, radio or television broadcast affiliate, or content provider that could reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect. No such Person has (i) terminated, cancelled or, to the Company’s knowledge, threatened to terminate or cancel their business relationship with the Company or any Subsidiary; or (ii) demanded any material modification, termination or limitation of its business relationship with the Company or any Subsidiary, which, in the case of either clause (i) or (ii), would reasonably be expected to have a Material Adverse Effect. Each Affiliation/Program Contract is in full force and effect, and is a legal, valid and binding obligation of the Company or any Subsidiary, as applicable, except as would not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect. Neither the Company nor any Subsidiary is and, to the knowledge of the Company, no other party is, in default (and, to the knowledge of the Company, no condition exists that, with notice or lapse of time or both, would constitute such a default by the Company or any Subsidiary) in the performance, observance or fulfillment of any obligation, covenant or condition contained in any such Affiliation/Program Contract, which default would give the other party the right to terminate or modify in any material respect such Affiliation/Program Contract or would accelerate any payment or material obligation by the Company or any Subsidiary, nor, to the knowledge of the Company is any other party to any Affiliation/Program Contract in default thereunder (or, does any condition exist that, with notice or lapse of time or both, would constitute such a default by any such party) except as would not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect.

The execution, delivery and performance of the Transaction Documents by the Company and the consummation of the Transactions do not and will not conflict with, or constitute a default (or an event that with notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation (with or without notice, lapse of time or both) of, any of the Affiliation/Program Contracts, except as would not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect. To the knowledge of the Company, since the date of the Base Balance Sheet no party to any of the Affiliation/Program Contracts has exercised any option granted to it to cancel, terminate or shorten the term of its Affiliation/Program Contract except as would not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect.
(v) Environmental Matters. Except as could not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect, (a) all of the current and past operations of the Company and the Subsidiaries comply and have at all times complied with all applicable Environmental Laws and the Company holds all Permits required under Environmental Laws and (b) neither the Company nor any other Person has engaged in, authorized, allowed or suffered any operations or activities upon any Property for the purpose of or in any way involving the handling, manufacture, treatment, processing, storage, use, generation, release, discharge, spilling, emission, dumping or disposal of any Hazardous Substances at, on, under or from such Property except in compliance with all applicable Environmental Laws. There are no Hazardous Substances in, on, under, at or migrating from the Real Property, or at any Property formerly owned, leased, managed or operated by the Company or any Subsidiary at concentrations that would violate applicable Environmental Laws or would reasonably be likely to result in the imposition of liability or obligations on the Company or any Subsidiary, including any liability or obligations for the investigation, corrective action, remediation or monitoring of Hazardous Substances in, on, under, at or migrating from any of the Property. No Property nor, to the Company’s knowledge, any real property at which the Company or any Subsidiary has disposed of Hazardous Substances, is listed or proposed for listing on the National Priorities List pursuant to the Comprehensive Environmental Response, Compensation and Liability Act, 42. U.S.C. § 9601 et seq., or any similar inventory of sites maintained by any state or locality. Neither the Company nor any Subsidiary has received any notice from any Governmental Authority or third party of any actual or threatened Environmental Liabilities. There are no underground storage tanks or Hazardous Substances (other than small quantities of Hazardous Substances for use in the ordinary course of business that are stored, issued and maintained in accordance and full compliance with applicable Environmental Laws) in, on, under or at the Property. There are no conditions existing at any Real Property that require, or that with the giving of notice or the passage of time or both will reasonably likely require, remedial or corrective action, removal, monitoring or closure pursuant to the Environmental Laws. None of the Transactions will trigger any filing requirement or other action under any Environmental Law.
(w) Title to Assets. The Company and its Subsidiaries have good and marketable title to all owned real property, good and valid leasehold interests in and to all leased real property, and good and marketable title to all other tangible and intangible property owned by them that is material to the business of the Company and its Subsidiaries (the “Company Assets”), in each case free and clear of all Encumbrances other than Permitted Encumbrances, except such as do not materially affect the value of such property and do not interfere with the use made of such property by the Company and any of its Subsidiaries. Any real property and facilities held under lease by the Company and any of its Subsidiaries are held by them under valid, subsisting and enforceable leases of which the Company and the Subsidiaries are in material compliance and with such exceptions as are not material and do not interfere with the use made of such property and buildings by the Company and its Subsidiaries. Except as would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect, all tangible personal property is in good condition, ordinary wear and tear excepted.

(x) Disclosure. No representation or warranty by the Company contained in this Agreement, and no information contained in the Schedules attached hereto, contains any untrue statement of a material fact or omits to state any material fact necessary in order to make the statements made herein or therein, in the light of the circumstances under which they were made, not misleading. Since the date of the Base Balance Sheet, except as specifically disclosed in the SEC Documents filed before the date hereof or as described in Schedule 3.1(x), there has been no Material Adverse Change, and neither the Company nor any of its Subsidiaries has (i) changed its method of accounting or the identity of its auditors, (ii) declared or made any dividend or distribution of cash or other property to its stockholders or repurchased, redeemed or made any contracts to repurchase or redeem any shares of its capital stock or (iii) issued any equity securities to any officer, director or Affiliate, except pursuant to a Company Employee Plan.
3.2 Representations and Warranties of the Purchasers. Each Purchaser hereby, as to itself only and for no other Purchaser, severally but not jointly, represents and warrants to the Company as follows:
(a) Organization; Authority. Such Purchaser is an entity duly organized, validly existing and in good standing under the Laws of the jurisdiction of its organization with the requisite corporate, limited liability company or partnership power and authority to enter into and to consummate the Transactions and otherwise to carry out its obligations hereunder and thereunder. The execution, delivery and performance by such Purchaser of the Transaction Documents to which it is a party have been duly authorized by all necessary corporate or, if such Purchaser is not a corporation, such partnership, limited liability company or other applicable like action, on the part of such Purchaser. Each of the Transaction Documents to which such Purchaser is a party has been duly executed by such Purchaser and, when delivered by such Purchaser in accordance with terms hereof, will constitute the valid and binding obligation of such Purchaser, enforceable against it in accordance with its terms.
(b) Investment Intent. Such Purchaser is acquiring the Securities for investment purposes and not with a view to distributing or reselling such Securities or any part thereof in violation of applicable securities Laws, without prejudice, however, to such Purchaser’s right at all times to sell or otherwise dispose of all or any part of such Securities in compliance with applicable federal or state securities Laws. Nothing contained herein shall be deemed a representation or warranty by such Purchaser to hold the Securities for any period of time. Such Purchaser understands that the Securities have not been registered under the Securities Act, and therefore the Securities may not be sold, assigned or transferred in the U.S. other than pursuant to (i) a registration statement under the Securities Act and applicable state securities laws, or (ii) an exemption from such registration requirements.
(c) Purchaser Status. Such Purchaser is an “accredited investor” within the meaning of Rule 501(a) of Regulation D under the Securities Act.
(d) General Solicitation. Such Purchaser is not purchasing the Securities as a result of any advertisement, article, notice or other communication regarding the Securities published in any newspaper, magazine or similar media or broadcast over television or radio or presented at any seminar or any other general solicitation or general advertisement.

(e) Reliance on Exemptions. Such Purchaser understands that the Securities are being offered and sold to it in reliance on specific exemptions from the registration requirements of U.S. federal and state securities Laws and that the Company is relying in part upon the truth and accuracy of, and such Purchaser’s representations and warranties set forth herein in order to determine the availability of such exemptions and the eligibility of such Purchaser to acquire the Securities.
(f) Certain Fees. There is no broker, investment banker, financial advisor, finder or other Person that has been retained by or is authorized to act on behalf of the Purchasers that is entitled to any fee or commission from the Company or any of its Subsidiaries or Affiliates in connection with the Transactions. The Purchasers shall indemnify and hold harmless the Company, and its directors, officers, employees, agents and representatives, and their respective Affiliates, from and against all Losses suffered in respect of any such claimed or existing fees, as such fees and expenses are incurred. To such Purchaser’s knowledge, none of the Persons listed on Schedule 3.2(f) is entitled to any fee or commission from the Permitted Holders in connection with the Transactions.
(g) Ability to Protect Its Own Investment and Bear Economic Risks. By reason of the business and financial experience of each Purchaser, such Purchaser has the capacity to protect its own interests in connection with the Transactions and is able to bear the economic risk of an investment in the Securities.
(h) Ability to Consummate Transactions. The Purchasers have available to them sufficient funds to pay the Aggregate Purchase Price Consideration and to make other necessary payments by the Purchasers in connection with the Transactions and will have available to them on each Closing Date sufficient funds to pay such amounts. The Purchasers have delivered to the Company a true and complete copy of the fully executed Equity Commitment Letter. The Equity Commitment Letter, in the form so delivered, is in full force and effect and is a valid and binding obligation of the Funds, enforceable against the Funds in accordance with its terms.
ARTICLE IV.
OTHER AGREEMENTS OF THE PARTIES
4.1 Transfer Restrictions.
(a) Securities may only be disposed of pursuant to an effective registration statement under the Securities Act or pursuant to an available exemption from the registration requirements of the Securities Act, and in compliance with any applicable state securities Laws. The Purchasers shall not, and shall cause their respective Affiliates (including by requiring any Affiliate to whom it Transfers any Securities to agree to be bound by this sentence) not to, knowingly dispose of Securities to the Persons listed on Schedule 4.1(a) (and their successors including any successors to a material portion of any such Person’s assets) without obtaining the prior written consent of the Company. Until the earlier of (a) 18 months from the date the Preferred Stock is originally issued and (b) the date the accompanying Preferred Shares are converted into Common Stock, no Warrants shall be transferable unless such transferor also transfers to the prospective transferee a proportional amount of Preferred Shares owned by such transferor.

(b) The Purchasers agree to the imprinting on any certificate evidencing the Securities, except as otherwise permitted by Section 4.1(c), of a restrictive legend in substantially the form as follows, together with any additional legend required by (i) any applicable state securities Laws and (ii) any securities exchange upon which such Securities may be listed:
(i) With respect to the Common Shares:
“THESE SECURITIES HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR UNDER THE SECURITIES LAWS OF ANY STATE, AND, ACCORDINGLY CANNOT BE OFFERED, SOLD OR TRANSFERRED UNLESS AND UNTIL THEY ARE SO REGISTERED UNDER SUCH ACT AND APPLICABLE STATE SECURITIES LAWS OR UNLESS EXEMPTION IS THEN AVAILABLE UNDER SUCH ACT AND SUCH LAWS. NOTWITHSTANDING THE FOREGOING, THESE SECURITIES MAY BE PLEDGED TO A BANK OR FINANCIAL LENDING INSTITUTION IN CONNECTION WITH A BONA FIDE LOAN.”
(ii) With respect to the Preferred Shares:
“NEITHER THESE SECURITIES NOR THE SHARES OF COMMON STOCK ISSUABLE UPON CONVERSION HAVE BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR UNDER THE SECURITIES LAWS OF ANY STATE, AND, ACCORDINGLY CANNOT BE OFFERED, SOLD OR TRANSFERRED UNLESS AND UNTIL THEY ARE SO REGISTERED UNDER SUCH ACT AND APPLICABLE STATE SECURITIES LAWS OR UNLESS EXEMPTION IS THEN AVAILABLE UNDER SUCH ACT AND SUCH LAWS. NOTWITHSTANDING THE FOREGOING, THESE SECURITIES AND THE SHARES OF COMMON STOCK ISSUABLE UPON CONVERSION MAY BE PLEDGED TO A BANK OR FINANCIAL LENDING INSTITUTION IN CONNECTION WITH A BONA FIDE LOAN.”
(iii) With respect to the Warrants:
“NEITHER THESE SECURITIES NOR THE SHARES OF COMMON STOCK ISSUABLE UPON EXERCISE HAVE BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR UNDER THE SECURITIES LAWS OF ANY STATE, AND, ACCORDINGLY CANNOT BE OFFERED, SOLD OR TRANSFERRED UNLESS AND UNTIL THEY ARE SO REGISTERED UNDER SUCH ACT AND APPLICABLE STATE SECURITIES LAWS OR UNLESS EXEMPTION IS THEN AVAILABLE UNDER SUCH ACT AND SUCH LAWS. NOTWITHSTANDING THE FOREGOING, THESE SECURITIES AND THE SHARES OF COMMON STOCK ISSUABLE UPON EXERCISE MAY BE PLEDGED TO A BANK OR FINANCIAL LENDING INSTITUTION IN CONNECTION WITH A BONA FIDE LOAN.”
THESE SECURITIES ARE SUBJECT TO CERTAIN RESTRICTIONS ON TRANSFER CONTAINED IN A PURCHASE AGREEMENT, DATED AS OF FEBRUARY 25, 2008 (THE “PURCHASE AGREEMENT”), AMONG THE COMPANY AND THE PURCHASERS SIGNATORY THERETO. ANY TRANSFER IN VIOLATION OF THE TERMS OF THE PURCHASE AGREEMENT SHALL BE NULL AND VOID AB INITIO.”
(c) Certificates evidencing the Securities shall not be required to contain such legend or any other legend (i) while a Registration Statement covering the resale of such Securities is effective under the Securities Act, or (ii) following any sale of such Securities pursuant to Rule 144, or (iii) if such Securities are eligible for sale under Rule 144(k), or (iv) if such legend is not required under applicable requirements of the Securities Act (including judicial interpretations and pronouncements issued by the Staff of the Commission). Following the completion of any sale of the Securities pursuant to an effective Registration Statement covering the resale of such Securities under the Securities Act or at such earlier time as a legend is no longer required for certain Securities, the Company will, no later than three Trading Days following the delivery by a Purchaser to the Company or the Company’s transfer agent of a legended certificate representing such Securities, deliver or cause to be delivered to such Purchaser a certificate representing such Securities that is free from all restrictive and other legends. The Company may not make any notation on its records or give instructions to any transfer agent of the Company that enlarge the restrictions on transfer set forth in this Section. The Company shall take such action as any holder of Securities may reasonably request, all to the extent required from time to time to enable such Person to sell such Securities without registration under the Securities Act within the limitation of the exemptions provided by Rule 144.

(d) Notwithstanding anything to the contrary herein, any Purchaser may from time to time pledge or grant a security interest in some or all of the Securities in connection with a bona fide loan or financing arrangement with a bank or financial lending institution secured in part by the Securities and, if required under the terms of such contract, loan or arrangement, such Purchaser may transfer pledged or secured Securities to the pledgees or secured parties. Such a pledge or transfer would not be subject to approval of the Company and no legal opinion of the pledgee, secured party or pledgor shall be required in connection therewith. Further, no notice shall be required of such pledge. At the appropriate Purchaser’s sole expense, the Company will execute and deliver such reasonable documentation as a pledgee or secured party of Securities may reasonably request in connection with a pledge or transfer of the Securities, including the preparation and filing of any required prospectus supplement under Rule 424(b)(3) of the Securities Act or other applicable provision of the Securities Act to appropriately amend the list of Selling Stockholders thereunder; provided, that prior to any foreclosure such pledgee shall enter into an agreement, in form and substance reasonably satisfactory to the Company, agreeing to the restrictions set forth in the Transaction Documents applicable to such pledgee.
(e) None of the Purchasers shall sell, transfer, assign or otherwise dispose of any of the Common Shares until the earlier of (i) the Second Closing Date and (ii) termination of this Agreement in accordance with its terms; provided, however, that the foregoing restrictions shall not apply (x) to a disposition of Common Shares to an unaffiliated third party that makes a tender offer for Common Stock that is directed to all Company stockholders or (b) if the Board modifies, changes or withdraws its Recommendation.
4.2 Integration. The Company shall not, and shall use its reasonable best efforts to ensure that no Affiliate of the Company shall, sell, offer for sale or solicit offers to buy or otherwise negotiate in respect of any security (as defined in Section 2 of the Securities Act) that would be integrated with the offer or sale of the Securities in a manner that would require the registration under the Securities Act of the sale of the Securities to the Purchasers, or that would be integrated with the offer or sale of the Securities for purposes of the rules and regulations of the Trading Market.
4.3 Reservation and Listing of Securities.
The Company shall (a) maintain a reserve from its duly authorized Common Stock for issuance pursuant to the Transaction Documents in such amount as may be required to fulfill its obligations in full under the Transaction Documents, (b) prepare and timely file with the Trading Market a subsequent listing application covering all of the Common Stock issued or issuable under the Transaction Documents, (c) use reasonable best efforts to cause such Common Stock to be approved for listing on the Trading Market as soon as reasonably practicable following each of the Closing Dates, (d) provide to the Purchasers evidence of such listing, and (e) use reasonable best efforts to maintain the listing of such Common Stock on such Trading Market.
4.4 Fundamental Changes. From the date hereof until the earlier of (i) the Second Closing Date and (ii) termination of this Agreement in accordance with its terms, neither the Company nor any Subsidiary shall, without first obtaining the written consent of Gores, take any of the actions set forth in the subparagraphs 6(b)(i) through (xix) of the Certificate of Designations (it being understood, acknowledged and agreed by the Company and the Purchasers that the foregoing shall in no way prohibit the Company from consummating an Approved Common Issuance or an Approved Preferred Issuance).

4.5 Access.
(a) From and after the date of this Agreement, the Company shall, and shall cause each of its Subsidiaries to, give each Purchaser and its representatives, at the request of the Purchasers, access to the executive officers and properties, and shall request access to accountants, lenders and material customers and suppliers, of the Company and its Subsidiaries, and access to examine the books and records relating to the Company and its Subsidiaries and to discuss the affairs and finances of the Company and its Subsidiaries with the Chief Executive Officer and/or Chief Financial Officer of Company. Any investigation pursuant to this Section shall be conducted during normal business hours and in such manner as not to interfere unreasonably with the conduct of the business of the Company and its Subsidiaries, and nothing herein shall require the Company or any of its Subsidiaries to disclose any information to the extent (i) prohibited by applicable Law, (ii) that the Company reasonably believes such information to be competitively sensitive proprietary information (except to the extent the Purchasers provide reasonable assurances that such information shall not be shared with employees of its or its Affiliates’ competing businesses or otherwise used by the Purchaser or its Affiliates to compete with the Company and its Subsidiaries) or (iii) that such disclosure would reasonably be expected to cause a loss of privilege to the Company or any of its Subsidiaries (provided that the Company shall use commercially reasonable efforts to make appropriate substitute disclosure arrangements under circumstances where the restrictions in this clause (iii) apply).
(b) No investigation made by Gores and its employees, advisors and other representatives shall affect the representations, warranties and agreements made by the Company pursuant to this Agreement, and each such representation, warranty and agreement shall survive any such investigation in accordance with the terms of this Agreement.
(c) From and after the First Closing until the earlier of (i) the Second Closing and (ii) termination of this Agreement in accordance with its terms, the Company shall concurrently deliver to the Purchasers copies of all written materials provided by the Company to the members of the Board in their capacity as such or as members of any committee thereof, except that the Company (A) shall not be required to deliver to the Purchasers any materials (or portions thereof) if such disclosure would reasonably be expected to cause a loss of privilege to the Company or any of its Subsidiaries (provided that the Company shall use commercially reasonable efforts to make appropriate substitute disclosure arrangements under circumstances where this restriction applies) and (B) shall be entitled to redact materials regarding any Restricted Transaction as to which the Company is required to provide the Purchasers with information with respect thereto pursuant to Section 4.9(a).
(d) Upon the earlier of (i) the First Closing, and (ii) the date the Company receives a Sale of the Company Proposal, the provisions set forth in Section 4 of the Confidentiality Agreement shall terminate and be of no further force and effect.
(e) The provisions of Section 4.5(a) shall terminate and no longer be of any effect from and after such time as Purchasers no longer beneficially own Securities representing at least five percent of the Common Stock then outstanding.
(f) Concurrently with the Second Closing, the Company shall provide Purchasers with copies of all offers or proposals received by the Company from and after October 1, 2007 with respect to the Sale of the Company or a material investment in the Company’s securities.

4.6 Use of Proceeds. The Company shall use all of the net proceeds from the sale of the Securities hereunder to repay a portion of outstanding amounts under its current credit facility and pay Company transaction fees and expenses as set forth on Schedule 4.6.
4.7 D & O Insurance; Board. So long as any Purchaser has a designee on the Company’s board of directors, the Company shall maintain directors’ and officers’ liability insurance providing coverage in such amounts and on such terms as is customary for a publicly traded company of similar size to the Company but in no event in an amount less than $12,500,000. Such insurance shall include coverage for all directors of the Company, including any director designated by any Purchaser. The board of directors of the Company shall consist of not more than eleven members. The Company shall use its reasonable best efforts to ensure that meetings of its board of directors are held at least four times each year and at least once each quarter. The Company shall provide adequate advance notice of such meetings to all members of the board of directors as provided in the Company’s bylaws. In addition, the Company will pay all reasonable out-of-pocket expenses incurred by the directors designated or nominated by the Purchasers in connection with their participation in meetings of the Board (and committees thereof) and the boards of directors (and committees thereof) of the Subsidiaries. The Preferred Directors (as defined in the Certificate of Designations) and the independent director nominated by the holders of the Preferred Shares pursuant to the Certificate of Designations shall receive the same indemnification agreements and compensation as the other non-employee directors of the Company; provided that the foregoing shall not entitle the Preferred Directors to any equity based awards.
4.8 Properties, Business Insurance. The Company shall obtain and maintain and cause each of its Subsidiaries to maintain as to their respective properties and business, with financially sound and reputable insurers, insurance against such casualties, contingencies and other risks and hazards and of such types and in such amounts as are reasonably prudent.
4.9 Exclusivity.
(a) During the Restricted Period, the Company will not, and will cause its Affiliates and the directors, officers, employees, agents and representatives of each of them not to, directly or indirectly, solicit, initiate, respond to, encourage, or provide any information or negotiate with respect to, any inquiry, proposal or offer from any other party or enter into any contract, agreement or arrangement relating to any equity or equity linked transaction (other than pursuant to bona fide employment benefit plans), or any sale of all or any material part of the Company’s or any Subsidiary’s business or assets, including through any asset sale, exclusive license, merger, reorganization or other form of business combination, or any other transaction that would otherwise be inconsistent in any material respect with the Transactions (each, a “Restricted Transaction”). The Company will promptly (and in any event within two (2) Trading Days) notify the Purchasers in writing describing the initial and all other material contacts (including copies of all written material, and reasonably detailed summary of all material oral contacts) between the Company or a Subsidiary of the Company or any of their respective directors, officers, employees, agents or representatives and any other Person regarding any such inquiry, proposal or offer received on or after the date hereof. Notwithstanding the foregoing, nothing in this Section 4.9 shall limit or restrict the ability of the Company to consummate an Approved Common Issuance or an Approved Preferred Issuance.

(b) Notwithstanding the foregoing clause (a), if the Company receives a Sale of the Company Proposal and the Board reasonably concludes in good faith, after consultation with Company Counsel and a financial advisor of national recognized reputation, that (i) the failure to consider and negotiate such Sale of the Company Proposal would be inconsistent with fiduciary duties to its stockholders under applicable Law, and (ii) such Sale of the Company, if consummated is likely to result in the Common Stock holders receiving value in excess of the value of the Common Stock following the transactions contemplated hereby, the Board after giving Purchasers prior written notice of the identity of the third party making such Sale of the Company Proposal, the material terms and conditions of such Sale of the Company Proposal, and the Company’s intention to furnish information to, or participate in discussions or negotiations with, the person making such proposal, may, and may authorize and permit the Company’s officers, directors, employees, financial advisors, representatives, or agents to, (i) provide the Offeror with nonpublic information, (ii) participate in discussions and negotiations with the Offeror relating to such Sale of the Company Proposal and (iii) enter into or execute any confidentiality agreements relating thereto; provided, that (1) the Company provides the Purchasers with a copy of all such information that has not been previously provided to the Purchasers simultaneously with the delivery to the Offeror and (2) the Company enters into a confidentiality agreement with the Offeror on terms (including standstill) no less favorable to the Company than those contained in the Confidentiality Agreement.
(c) Prior to making or authorizing any public statement with respect to any Sale of the Company Proposal or modification, change or withdrawal of the Recommendation, the Company shall provide to Purchasers a written notice (i) that the Board of Directors is prepared to recommend such Sale of the Company Proposal or modify, withdraw or change its Recommendation, (ii) specifying in reasonable detail the consideration and other material terms and conditions of such Sale of the Company Proposal and including a copy of all material written materials provided to or by the Company in connection with such Sale of the Company Proposal, (iii) stating such sale of the Company Proposal meets the requirements of Section 4.9(b) and (iv) identifying the Offeror. The Company shall cooperate and negotiate in good faith with the Purchasers during the three (3) Business Day period following such notice (it being understood that any amendment to the financial terms or any other material term of such Sale of the Company Proposal shall require a new notice and a new three (3) Business Day period) to make an offer to acquire the Company. If the Purchasers do not make a bona fide written offer (together with reasonable evidence that the Purchasers have or can obtain pursuant to legally binding obligations sufficient funds to consummate such offer) that the Board of Directors determines in its reasonable good faith judgment (after consultation with Company Counsel and a financial advisor of nationally recognized reputation) to be at least as favorable to the holders of Common Stock (other than Purchasers and their respective Affiliates), from a financial point of view, as such Sale of the Company Proposal, and the Company has complied with Section 4.9(a) and (b) above, the Board may withhold or withdraw its Recommendation and if permitted pursuant to Section 6.1(a)(vii), may terminate this Agreement. The Company agrees that its obligations to consummate the Common Shares Transaction and, if the Stockholder Approval is obtained, to consummate the Preferred Share/Warrant Transactions, shall not be affected by Section 4.9 or any Sale of the Company Proposal.
(d) Without limitation, for the purposes of the foregoing, any communications that discuss the consideration or any other material term or condition of a Sale of the Company Proposal shall be deemed to be material.
4.10 Stockholder Vote.
(a) As soon as reasonably practicable, but in no event later than two (2) Business Days following the clearance of the Proxy Statement by the Commission, the Company shall (i) take all action necessary to duly call, give notice of, convene and hold the Stockholders Meeting, (ii) to the extent permitted by Law and subject to Section 4.9(c), include in the Proxy Statement the recommendation of the Board that (x) the Preferred Shares/Warrant Transactions are advisable and in the best interest of the Company and its stockholders and (y) the stockholders of the Company vote in favor thereof (the “Recommendation”) and (iii) use its reasonable best efforts to obtain the Stockholder Approval (including, at the request of Gores, postponing or adjourning for up to twenty (20) Business Days the Stockholders’ Meeting to obtain a quorum or solicit additional proxies; provided that the Company shall not, except as required by Law, postpone or adjourn the Stockholders’ Meeting for any other reason without the prior consent of Gores).

Notwithstanding any other provision hereof, except as permitted by Section 4.9(c) and the last sentence of this subsection (a), the Board shall not withdraw or adversely modify or change such Recommendation. Unless this Agreement is terminated in accordance with Section 6.1 hereof, the Company shall remain obligated to convene and hold the Stockholders’ Meeting to consider the adoption of this Agreement and to take the other actions required by this paragraph regardless of whether the Recommendation shall have been withheld, withdrawn, modified or changed. Nothing contained in this Agreement shall prohibit the Board from withdrawing or making a change or modification of its Recommendation if, in the good faith judgment of the Board, after consultation with Company Counsel and a financial advisor of national recognized reputation, the failure to make such withdrawal, modification or change would be inconsistent with fiduciary duties to its stockholders under applicable Law.
(b) As soon as reasonably practicable, but in no event later than fifteen (15) Business Days following the date hereof, the Company shall prepare and file with the Commission the Proxy Statement that will be used to solicit the Stockholder Approval. The Company shall give Purchasers and their counsel a reasonable opportunity to review and comment upon the Proxy Statement (which shall not be less than three (3) Business Days) before the filing thereof with the Commission. The Company shall provide Purchasers and their counsel with copies of all written comments and other communications (including any material verbal responses) the Company or its counsel receives from the Commission or its staff with respect to the Proxy Statement, in such case promptly after receipt of such comments or other communications. The Company shall give Purchasers and their counsel a reasonable opportunity to review and comment upon any written or verbal responses to the Commission (which shall not be less than three (3) Business Days) before the provision thereof to the Commission. If at any time prior to the approval and adoption of this Agreement by the Company’s stockholders there shall occur any event that is required to be set forth in an amendment or supplement to the Proxy Statement, so that the Proxy Statement would not include any misstatement of a material fact or omit to state any material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, the Company shall promptly prepare and mail to its stockholders such amendment or supplement. The Company shall not mail the Proxy Statement or any amendment or supplement thereto, without reasonable advance consultation with Purchasers and their counsel (which shall not be less than three (3) Business Days).
(c) The Company hereby represents, warrants and covenants that: The Proxy Statement will not, at the date it is filed with the Commission, at the date it is mailed or distributed to the stockholders of the Company or at the time of the Stockholders Meeting, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they are made, not misleading, except for any corrections or supplements to any preliminary proxy statement that are made in the final Proxy Statement. The Proxy Statement will comply as to form in all material respects with the requirements of the Exchange Act, except for any corrections or supplements to any preliminary proxy statement that are made in the final Proxy Statement. Notwithstanding the foregoing, the Company makes no representation or warranty with respect to any information supplied by the Purchasers specifically for inclusion or incorporation by reference in the Proxy Statement.

4.11 Indemnification.
(a) The Company shall indemnify, to the fullest extent lawful, and hold harmless each Purchaser and Related Person, and their respective directors, officers, employees, agents and representatives (collectively, “Indemnified Parties”) from and against any and all Losses, as incurred, directly or indirectly arising out of, based upon or relating to (a) any breach by the Company of any of its representations, warranties or covenants in this Agreement or any other Transaction Document or (b) any Proceeding by or against any Person, directly or indirectly, in connection with or as a result of any of any of the Transactions except to the extent any such Proceeding arose out of, is based upon or relates to any act or failure to act by the Purchasers that is in breach in any material respect of this Agreement or in violation of any Law.
(b) If any Proceeding shall be brought or asserted against any Indemnified Party, such Indemnified Party shall promptly notify the Company in writing, and the Company shall assume the defense thereof, including the engagement of counsel reasonably satisfactory to the Indemnified Party and the payment of all fees and expenses incurred in connection with defense thereof; provided, that the failure of any Indemnified Party to give such notice shall not relieve the Company of its obligations or liabilities pursuant to this Agreement, except (and only) to the extent that it shall be finally determined by a court of competent jurisdiction (which determination is not subject to appeal or further review) that such failure shall have materially adversely prejudiced the Company.
An Indemnified Party shall have the right to engage separate counsel in any such Proceeding and to participate in the defense thereof, but the fees and expenses of such counsel shall be at the expense of such Indemnified Party or Parties unless: (i) the Company has agreed in writing to pay such fees and expenses; (ii) the Company shall have failed promptly to assume the defense of such Proceeding; (iii) the Company shall have failed promptly to engage counsel reasonably satisfactory to such Indemnified Party in any such Proceeding (in each case, only with respect to such Indemnified Party); or (iv) the named parties to any such Proceeding (including any impleaded parties) include both such Indemnified Party and the Company or any of its Affiliates, and such Indemnified Party shall have been advised by counsel that a conflict of interest is likely to exist if the same counsel were to represent such Indemnified Party and the Company or such Affiliates (in which case, under any of clauses (i) through (iv), such counsel shall be at the expense of the Company). The Company shall not be liable for any settlement of any Proceeding effected without its written consent, which consent shall not be unreasonably withheld. The Company shall not, without the prior written consent of the Indemnified Party, effect any settlement of any pending Proceeding in respect of which any Indemnified Party is a party, unless such settlement includes an unconditional release of such Indemnified Party from all liability arising out of such Proceeding.
(c) The indemnification and expense reimbursement obligations of the Company under this Section 4.11 shall be in addition to any liability that the Company may otherwise have and shall be binding upon and inure to the benefit of any successors, assigns, heirs and personal representatives of the Indemnified Parties. If the Company breaches its obligations under any Transaction Document, then, in addition to any other liabilities the Company may have under any Transaction Document or applicable Law, the Company shall pay or reimburse the Indemnified Parties on demand for all costs of collection and enforcement (including reasonable attorneys’ fees and expenses), provided that the Indemnified Parties prevail in such matters. Without limiting the generality of the foregoing, the Company specifically agrees to reimburse the Indemnified Parties on demand for all costs of enforcing the indemnification obligations in this paragraph, subject to the Indemnified Parties entering into an undertaking to reimburse all such amounts, in the event the Indemnified Parties do not prevail on such matters. For purposes of clarity, the provisions contained in this Section 4.11 shall not constitute the exclusive remedies of any Indemnified Party hereunder.

4.12 Approvals; Taking of Actions. Subject to the terms and conditions of this Agreement, the Company shall use its commercially reasonable best efforts to (i) take or cause to be taken all actions, and to do or cause to be done all other things, necessary, proper or advisable to consummate the Transactions as promptly as practicable, and (ii) obtain in a timely manner all necessary Consents and effect all necessary registrations and filings, including the approval of the Trading Market and any approvals required under the HSR Act. The Company shall be responsible for all filing fees required to be paid in connection any filings or approvals required under the HSR Act. The Purchasers and the Company shall cooperate with each other in connection with the making of all such filings, including providing copies of all such documents to the non-filing party and its advisors before filing. The Purchasers and the Company shall use their respective commercially reasonable efforts to furnish to each other all information required for any application or other filing to be made pursuant to the rules and regulations of any applicable Law in connection with the Transactions. The Company shall give any notices to third parties, and use their commercially reasonable efforts to obtain any third party Consents related to or required in connection with or to consummate the Transactions. Notwithstanding the foregoing or any other covenant contained herein, in connection with the receipt of any necessary Consents, including under the HSR Act or under any applicable foreign anti-trust laws, nothing shall require the Company to (i) divest or hold separate any material part of its businesses or operations or (ii) agree not to compete in any geographic area or line of business or agree to take, or not to take, any other action or comply with any other term or condition, in such a manner as would reasonably be expected to result in a Material Adverse Effect.
4.13 Tax Treatment of the Preferred Shares. The Company shall not treat the Shares as “preferred stock” within the meaning of Section 305 of the Code, unless and until there is a “final determination” to the contrary within the meaning of Section 1313(a) of the Code
4.14 Standstill.
(a) Except as set forth below, at any time and from time to time that the Purchaser and its Affiliates in the aggregate hold Securities and other capital stock of the Company constituting ownership of at least 15% of the voting power of the Company, the Purchasers shall not, and shall cause their respective Affiliates that are controlled by The Gores Group, LLC (including by requiring any Affiliate to whom it transfers any Securities to agree to be bound by this Section) not to, (i) directly or indirectly acquire or agree to acquire beneficial ownership of any voting securities of the Company, or (ii) prior to the eighteen (18) month anniversary of the First Closing Date- Tranche 1, directly or indirectly, (1) make, or in any way engage in, any solicitation of proxies to vote any voting equity securities of the Company (other than a solicitation conducted by the Company), or become a “participant” in any “election contest” as such terms are defined and used in Rule 14a-11 under the Exchange Act with respect to voting equity securities of the Company, (2) seek the removal of any directors from the Board or a change in the size or composition of the Board (other than with respect to the Purchasers’ designees), (3) call, request the calling of, or otherwise seek or assist in the calling of a special meeting of the stockholders of the Company for the purpose of changing control of the Company, or (4) disclose any intention, plan or arrangement prohibited by, or inconsistent with the foregoing.
(b) Section 4.14(a) shall not prohibit any Purchaser or its Affiliates from making a proposal in accordance with Section 4.9 or acquiring or agreeing to acquire:
(i) the Securities;
(ii) voting equity securities of the Company acquired from the Company (including securities paid as dividends or distributions);
(iii) non-voting equity securities of the Company;

(iv) additional voting equity securities of the Company if either (x) following such acquisition, the Purchasers and their Affiliates in the aggregate would “beneficially own” (as defined in Rules 13d-3 and 13d-5 under the Exchange Act) 35% or less of the outstanding voting power of the Company or (y) with respect to voting equity securities of the Company that increases such Person’s beneficial ownership to more than 35% (the “Incremental Voting Securities”), such Person agrees that it will vote such Incremental Voting Securities in the same proportion as all other voting equity securities held by Persons other than the Purchaser and its Affiliates are voted on a particular matter; and
(v) voting equity securities pursuant to a proposal approved by the Board to acquire 100% of the outstanding voting equity securities of the Company.
(c) The provisions of this Section 4.14 shall cease to be in effect on the date that is the fifth anniversary of the Second Closing Date.
4.15 Public Disclosures. On or before the Second Closing Date, except as provided in Sections 4.9 and 4.10, neither the Company nor any Purchaser will issue (or cause or authorize any of its Affiliates to issue) any press release or make any other public disclosures concerning the Transactions or the contents of the Transaction Documents without prior consultation with the other party. Notwithstanding the above, nothing in this Section will preclude any party hereto or its Affiliates from making any disclosures required by applicable Law or the rules of any applicable securities exchange or necessary and proper in conjunction with any document required to be filed with any Governmental Authority.
4.16 Directors. The Purchasers agree that so long as they are legally entitled to do so, they will cause the Preferred Directors (as defined in the Certificate of Designations) to designate Norman Pattiz as Chairman pursuant to the Certificate of Designations for so long as he is eligible.
ARTICLE V.
CONDITIONS
5.1 Conditions Precedent to the Obligations of the Purchasers. The obligation of each Purchaser to acquire the Securities is subject to the satisfaction or, to the extent permitted by Law, waiver by such Purchaser, at or before the First Closing or the Second Closing, as applicable, of each of the following conditions (which, unless expressly stated otherwise, apply to both Closings):
(a) Representations and Warranties. All representations and warranties of the Company contained in this Agreement shall have been true and correct as of the date hereof and, except for representations and warranties that speak as of a specific date other than the respective Closing Dates, which need only be true and correct as of such specific date, shall have been true and correct in all material respects as of each Closing Date.
(b) Performance. The Company shall have performed, satisfied and complied in all material respects with all covenants, agreements and conditions required (i) in the case of the First Closing, by the Common Shares Transaction Documents and (ii) in the case of the Second Closing, the Preferred Shares/Warrant Transaction Documents to be performed, satisfied or complied with by it at or before the applicable Closing, including delivering or causing the delivery of those items required to be delivered pursuant to Section 2.2 as applicable to each Closing.
(c) Required Approvals. The Company shall have obtained in a timely fashion any and all Consents, Permits and waivers necessary or appropriate for consummation of the purchase and sale of the Securities (including, with respect to the Second Closing only, the Stockholder Approval), and all of which shall be and remain so long as necessary in full force and effect.

(d) No Injunction. No Law or Order shall have been enacted, entered, promulgated or endorsed by any Governmental Authority of competent jurisdiction that prohibits the consummation of any of the Transactions.
(e) HSR Act. With respect to the Second Closing only, any waiting period (and any extension thereof) applicable to the consummation of the Transactions under the HSR Act shall have expired or been terminated.
(f) Certificate of Designations. With respect to the Second Closing only, the Certificate of Designations shall have been duly adopted and executed and filed with the Secretary of State of the State of Delaware. The Company shall not have adopted or filed any other document designating terms, relative rights or preferences of the Shares. The Certificate of Designations shall not have been amended or modified, and a copy of the Certificate of Designations certified by the Secretary of State of the State of Delaware shall have been delivered to Gores.
(g) Directors. With respect to the Second Closing only, (i) the Persons listed on Schedule 5.1(g) shall be elected to the Board, (ii) the Chairman of the Board shall be Norman Pattiz so long as he is eligible, and if he is not so eligible another person eligible pursuant to the Certificate of Designations, and (iii) the Vice Chairman of the Board shall be Mark Stone so long as he is eligible.
(h) Adverse Changes. Since the date of execution of this Agreement, no Material Adverse Change shall have occurred.
(i) No Suspensions of Trading in Common Shares; Listing. Trading in the Common Stock shall not be suspended by the Commission or the Trading Market.
(j) Charter Amendment. With respect to the Second Closing only, the Charter Amendment shall have been duly adopted and executed and filed with the Secretary of State of the State of Delaware. The Company shall not have adopted or filed any other document amending the Certificate of Incorporation of the Company. The Charter Amendment shall not have been amended or modified, and a copy of the Charter Amendment certified by the Secretary of State of the State of Delaware shall have been delivered to Gores.
(k) CBS. All conditions, including stockholder approval, to the CBS Agreements and related transactions with CBS Radio Inc. set forth in Section 24 of the Master Agreement, dated as of October 2, 2007, by and between the Company and CBS Radio Inc., shall have been (or will be concurrently) satisfied and none of such conditions (if applicable, as modified by the CBS Permitted Deferral) shall have been waived. All of the CBS Agreements shall have been entered into and all of such other transactions shall have been consummated on substantially the terms described in the Company’s Definitive Proxy Statement dated December 21, 2007 (or as modified by the CBS Permitted Deferral).
(l) Consummation of Equity Offering. With respect to the Second Closing only, the Company shall have received gross proceeds of at least $75 million in the aggregate (including amounts to be received concurrently with the Second Closing) from the sale of the Shares and in the Approved Common Issuance and Approved Preferred Issuance.
5.2 Conditions Precedent to the Obligations of the Company. The obligation of the Company to sell the Securities is subject to the satisfaction or, to the extent permitted by law, waiver by the Company, at or before the First Closing or the Second Closing, as applicable, of each of the following conditions (which, unless expressly stated otherwise, apply to both Closings):

(a) Representations and Warranties. The representations and warranties of the Purchasers contained herein shall be true and correct in all material respects as of the date when made and as of each Closing Date as though made on and as of such date.
(b) Performance. The Purchasers shall have performed, satisfied and complied in all material respects with all covenants, agreements and conditions required (i) in the case of the First Closing, by the Common Shares Transaction Documents and (ii) in the case of the Second Closing, the Preferred Shares/Warrant Transaction Documents to be performed, satisfied or complied with by the Purchasers at or before the applicable Closing, including delivering or causing the delivery of those items required to be delivered pursuant to Section 2.2 as applicable to each Closing.
(c) No Injunction. No Law or Order shall have been enacted, entered, promulgated or endorsed by any Governmental Authority of competent jurisdiction that prohibits the consummation of any of the Transactions.
(d) HSR Act. With respect to the Second Closing only, any waiting period (and any extension thereof) applicable to the consummation of the Transactions under the HSR Act shall have expired or been terminated.
(e) Stockholder Approval. With respect to the Second Closing only, the Company shall have obtained the Stockholder Approval.
ARTICLE VI.
MISCELLANEOUS
6.1 Termination.
(a) This Agreement may be terminated and any Transactions not then consummated may be abandoned at any time before either Closing Date:
(i) By the mutual consent of the Company and Gores, on behalf of itself and all Purchasers.
(ii) By the Company or Gores, on behalf of itself and all Purchasers, if (x) the First Closing – Tranche 1 has not been consummated by March 31, 2008 or (y) the Second Closing has not been consummated by August 25, 2008 (each, a “Termination Date”); provided, that (A) the right to terminate this Agreement pursuant to this Section 6.1(a)(ii) shall not be available to any party whose breach of the covenants set forth in this Agreement has been the principal cause of, or resulted in, the failure of the applicable Closing to be consummated by the applicable Termination Date and (B) in the case of and notwithstanding any termination pursuant to this Section 6.1(a)(ii), the Purchasers, at their option, may purchase from the Company (to the extent, but only to the extent, not already purchased hereunder) the Common Shares – Tranche 1 and if the Company has delivered a Tranche 2 Notice, the Common Shares – Tranche 2, in each case at the purchase price and on the terms and conditions set forth herein.
(iii) (A) By the Company or Gores, on behalf of itself and all Purchasers, if the stockholders of the Company fail to approve the Preferred Shares/Warrant Transactions at the Stockholder Meeting or (B) by Gores, on behalf of itself and all Purchasers, if the CBS Agreements are terminated prior to the Second Closing; provided, that, in the case of and notwithstanding a termination pursuant to this Section 6.1(a)(iii), the Purchasers, at their option, may purchase from the Company (to the extent, but only to the extent, not already purchased hereunder) the Common Shares – Tranche 1 and if the Company has delivered a Tranche 2 Notice, the Common Shares – Tranche 2, in each case at the purchase price and on the terms and conditions set forth herein.

(iv) By Gores, on behalf of itself and all Purchasers, if the Company is in material breach of its obligations under this Agreement which breach shall have not been cured within fifteen (15) Business Days after written notice thereof from Gores or which breach cannot be cured within fifteen (15) Business Days.
(v) By the Company if the Purchasers are in material breach of their obligations under this Agreement which breach shall have not been cured within fifteen (15) Business Days after written notice thereof from the Company or which breach cannot be cured within fifteen (15) Business Days.
(vi) By the Company on or before March 25, 2008 if the Company determines for any reason not to consummate the Preferred Shares/Warrant Transactions; provided, that notwithstanding a termination pursuant to this Section 6.1(a)(vi), the Purchasers at their option may purchase from the Company (to the extent, but only to the extent, not already purchased hereunder) the Common Shares – Tranche 1 and if the Company has delivered a Tranche 2 Notice, the Common Shares – Tranche 2, in each case at the purchase price and on the terms and conditions set forth herein.
(vii) By the Company if the Company has complied with Section 4.9(c) and concurrently with such termination the Company (A) enters into a definitive agreement in connection with a Sale of the Company Proposal that the Board of Directors determines in its reasonable good faith judgment (after consultation with Company Counsel and a financial advisor of nationally recognized reputation) is more favorable to the holders of Common Stock (other than Purchasers and their respective Affiliates), from a financial point of view, as any offer made by Purchasers pursuant to Section 4.9(c) and (B) pays all fees due pursuant to Section 6.3; provided, that, notwithstanding a termination pursuant to this Section 6.1(a)(vii), the Purchasers, at their option, may purchase from the Company (to the extent, but only to the extent, not already purchased hereunder) the Common Shares – Tranche 1 and if the Company has delivered a Tranche 2 Notice, the Common Shares – Tranche 2, in each case at the purchase price and on the terms and conditions set forth herein.
(b) No termination of this Agreement shall affect the right of any party to sue for any breach by the other party (or parties).
(c) Section 4.5(b) and (d), Section 4.11 and Article VI (and, to the extent the Purchasers have purchased or remain entitled to purchase any Common Shares, all provisions applicable to such purchase of Common Shares in Sections 4.1, 4.2, 4.3, 4.12 and 4.15 and in Articles II and III), in each case, together with all applicable definitions, shall survive any termination of this Agreement.
6.2 Survival. Except for the representations and warranties set forth in (a) Sections 3.1(b), (c), (f), (g) (regarding capitalization only), (q) and (r) and Section 3.2(f), each of which shall survive indefinitely and (b) Sections 3.1(i) and (l), each of which shall survive until the 60th day following the expiration of the applicable statute of limitations, the representations and warranties of a party contained in this Agreement (and the portion of any certificate certifying such representations and warranties) shall survive the closing of the transactions contemplated in this Agreement until the 24-month anniversary of the Second Closing (or if there is no Second Closing, the latest First Closing Date), unless a bona fide notice of a claim shall have been made in writing before such date, in which case the representation and warranty to which such notice applies shall survive in respect of that claim until the final determination or settlement of the claim, and, notwithstanding such closing nor any investigation made by or on behalf of the party entitled to rely on such representation and warranty, shall continue in full force and effect for the benefit of such party during such period.

6.3 Fees and Expenses.
(a) The Company shall pay the actual and reasonable legal, accounting, consulting, travel and all other out-of-pocket expenses incurred by or on behalf of the Purchasers in connection with due diligence and the preparation and negotiation of the Transaction Documents and otherwise in connection with the Transactions (including those due to Glendon Partners, Inc.), in each case, at Gores’ request (but in no event prior to the First Closing unless this Agreement is terminated prior thereto), in an aggregate amount not to exceed $1,000,000. Upon the earlier of (i) the termination of this Agreement and (ii) the First Closing, the Company shall pay to Gores or its designee a fee of $500,000. In addition, if the Company exercises its right to terminate this Agreement pursuant to Section 6.1(a)(iii), Section 6.1(a)(vi) or Section 6.1(a)(vii) or Gores terminates this Agreement pursuant to Section 6.1(a)(iii) or Section 6.1(a)(iv), the Company will pay Gores an additional $500,000 concurrently with such termination.
(b) In addition to any fees payable under this Section 6.3, if this Agreement is terminated pursuant to Section 6.1(ii), (iii) or (vii) and either (1) the Board has changed, modified or withdrawn its Recommendation other than in connection with a Sale of the Company Proposal in accordance with Section 4.9(c), (2) CBS has failed to vote in favor of the Preferred Shares/Warrant Transactions at or in connection with the Stockholders Meeting, or (3) CBS and the Company have agreed to materially modify the CBS Agreements (other than solely to implement a CBS Permitted Deferral) or CBS otherwise enters into any other material agreement with the Company not otherwise expressly contemplated by this Agreement, the Purchasers shall have the right, at their option, to purchase (in addition to the Common Shares – Tranche 1 and the Common Shares – Tranche 2) an additional 2,500,000 shares of Common Stock at a purchase price of $1.75 per share on the same terms and conditions set forth herein for the Common Shares – Tranche 1.
(c) Except as expressly set forth in this paragraph or the Transaction Documents to the contrary, each party shall pay the fees and expenses of its advisers, counsel, accountants and other experts, if any, and all other expenses incurred by such party incident to the negotiation, preparation, execution, delivery and performance of this Agreement. The Company shall pay all transfer agent fees, stamp Taxes and other Taxes and duties levied in connection with the issuance of the Securities. Expenses incurred in connection with the filing, printing and mailing of the Proxy Statement shall be the expenses of the Company.
(d) Any notice of Purchasers’ option to purchase Common Shares under Sections 6.1(a)(ii), 6.1(a)(iii), 6.1(a)(vi), 6.1(a)(vii) or 6.3(b) must be delivered to the Company within thirty (30) days of termination of the Agreement and the closing of the applicable purchase must take place within fifteen (15) days of the satisfaction of the terms and conditions applicable to such purchase thereafter; provided, that in no event shall the closing take place later than one (1) year from the date of such notice.
6.4 Entire Agreement. The Transaction Documents, together with the Exhibits and Schedules thereto, contain the entire understanding of the parties with respect to the subject matter hereof and supersede all prior agreements and understandings, both oral or written.
6.5 Further Assurances. At or after the Closing, and without further consideration, each of the parties will execute and deliver to the other parties such further documents and take such further action as may be reasonably requested in order to give practical effect to the intention of the parties under the Transaction Documents.

6.6 Notices. Any and all notices or other communications or deliveries required or permitted to be provided hereunder shall be in writing and shall be deemed given and effective on the earliest of (i) the date of transmission, if such notice or communication is delivered via facsimile at the facsimile number specified in this Section before 5:30 p.m. (New York City time) on a Trading Day, (ii) the Trading Day after the date of transmission, if such notice or communication is delivered via facsimile at the facsimile number specified in this Agreement later than 5:30 p.m. (New York City time) on any date and earlier than 11:59 p.m. (New York City time) on such date, (iii) the Trading Day following the date of sending, if sent by nationally recognized overnight courier service, specifying next business day delivery or (iv) upon actual receipt by the party to whom such notice is required to be given if delivered by hand. The address for such notices and communications shall be as follows:

If to the Company:	Westwood One, Inc. 40 West 57th Street 5th Floor New York, New York 10019 Attn: General Counsel Phone: (212) 641-2000 Fax: (212) 641-2198

With a copy to (which shall not constitute notice):	With a copy to:

Skadden, Arps, Slate, Meagher & Flom LLP 300 South Grand Avenue Suite 3400 Los Angeles, California 90071 Attn: Brian J. McCarthy Phone: (213) 687-5000 Fax: (213) 687-5600

If to the Purchasers:	To the addresses set forth under such Purchaser’s name on the signature pages attached hereto.
or such other address as may be designated in writing hereafter, in the same manner, by such Person by two (2) Trading Days’ prior notice to the other party in accordance with this Section 6.6.
6.7 Amendments; Waivers. The provisions of this Agreement, including the provisions of this sentence, may not be amended, modified or supplemented, and waivers or consents to departures from the provisions hereof may not be given, unless the same shall be in writing and signed by the Company, and the Purchasers who, if before the Closing, have agreed to purchase not less than majority of the Shares pursuant to Section 2.1 of this Agreement, and if after the Closing Date, hold not less than majority of the Securities actually issued hereunder on a fully diluted as-converted basis (the “Majority Purchasers”). Any waiver executed by the Majority Purchasers shall be binding on the Company and all holders of Securities. No waiver of any default with respect to any provision, condition or requirement of this Agreement shall be deemed to be a continuing waiver in the future or a waiver of any subsequent default or a waiver of any other provision, condition or requirement hereof, nor shall any delay or omission of either party to exercise any right hereunder in any manner impair the exercise of any such right.

6.8 Construction. The headings herein are for convenience of reference only, do not constitute a part of this Agreement and shall not be deemed to limit or affect any of the provisions hereof. Whenever the words “include”, “includes” or “including” are used in this Agreement, they shall be deemed to be followed by the words “without limitation.” The words “hereof,” “herein” and “hereunder” and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement. The definitions contained in this Agreement are applicable to the singular as well as the plural forms of such terms and to the masculine as well as to the feminine and neuter genders of such term. The language used in this Agreement will be deemed to be the language chosen by the parties to express their mutual intent, and no rules of strict construction will be applied against any party. Any contract, statute or rule defined or referred to herein means such contract, statute or rule as from time to time amended, modified or supplemented, including (in the case of contracts) by waiver or consent and (in the case of statutes or rules) by succession of comparable successor statutes or rules and references to all attachments thereto and instruments incorporated therein. References to a Person are also to its permitted successors and assigns.
6.9 Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the parties and their respective successors and permitted assigns. The Company may not assign this Agreement or any rights or obligations hereunder without the prior written consent of the Purchasers. Any Purchaser may assign its rights under this Agreement after the Closing to any Person to whom such Purchaser assigns or transfers any Securities, provided such transferee agrees in writing to be bound, with respect to the transferred Securities, by the provisions hereof and of the applicable Transaction Documents that apply to the “Purchasers” and thereafter shall be deemed a Purchaser for all purposes hereunder and under the other Transaction Documents. Notwithstanding anything to the contrary herein, Securities may be pledged to a bank or financial lending institution in connection with a bona fide loan or financing arrangement, provided, that prior to any foreclosure thereunder such pledgee shall enter into an agreement, in form and substance reasonably satisfactory to the Company, making the restrictions set forth in the Transaction Documents applicable to such pledgee.
6.10 No Third-Party Beneficiaries. This Agreement is intended for the benefit of the parties hereto and their respective successors and permitted assigns and is not for the benefit of, nor may any provision hereof be enforced by, any other Person, except that each Indemnified Party is an intended third party beneficiary of Section 4.11 and (in each case) may enforce the provisions of Section 4.11 directly against the parties with obligations thereunder.
6.11 Governing Law; Venue; Waiver of Jury Trial. All questions concerning the construction, validity, enforcement and interpretation of this Agreement shall be governed by and construed and enforced in accordance with the internal Laws of the State of New York. Each party agrees that all legal proceedings concerning the interpretations, enforcement and defense of the Transactions (whether brought against a party hereto or its respective Affiliates, directors, officers, stockholders, employees or agents) shall be commenced exclusively in the state and U.S. federal courts sitting in the City of New York, Borough of Manhattan. Each party hereto hereby irrevocably submits to the exclusive jurisdiction of the state and U.S. federal courts sitting in the City of New York, Borough of Manhattan for the adjudication of any dispute hereunder or in connection herewith or with any Transaction or discussed herein (including with respect to the enforcement of any of this Agreement), and hereby irrevocably waives, and agrees not to assert in any suit, action or proceeding, any claim that it is not personally subject to the jurisdiction of any such court, that such suit, action or proceeding is improper. Each party hereto hereby irrevocably waives personal service of process and consents to process being served in any such suit, action or proceeding by mailing a copy thereof via registered or certified mail or overnight delivery (with evidence of delivery) to such party at the address in effect for notices to it under this Agreement and agrees that such service shall constitute good and sufficient service of process and notice thereof. Nothing contained herein shall be deemed to limit in any way any right to serve process in any manner permitted by Law. Each party hereto hereby irrevocably waives, to the fullest extent permitted by applicable Law, any and all right to trial by jury in any legal proceeding arising out of or relating to this Agreement or any of the Transaction Documents or the Transactions. If either party shall commence a proceeding to enforce any provisions of this Agreement or any Transaction Document, then the prevailing party in such action or proceeding shall be reimbursed by the other party for its reasonable attorneys fees and other reasonable costs and expenses incurred with the investigation, preparation and prosecution of such proceeding.

6.12 Execution. This Agreement may be executed in two or more counterparts, all of which when taken together shall be considered one and the same agreement and shall become effective when counterparts have been signed by each party and delivered to the other party, it being understood that both parties need not sign the same counterpart. If any signature is delivered by facsimile transmission, such signature shall create a valid and binding obligation of the party executing (or on whose behalf such signature is executed) the same with the same force and effect as if such facsimile signature page were an original thereof.
6.13 Severability. If any provision of this Agreement is held to be invalid or unenforceable in any respect, the validity and enforceability of the remaining terms and provisions of this Agreement shall not in any way be affected or impaired thereby and the parties will attempt in good faith to agree upon a valid and enforceable provision that is a reasonable substitute therefor and effects the original intent of the parties as closely as possible, and upon so agreeing, shall incorporate such substitute provision in this Agreement.
6.14 Rescission and Withdrawal Right. Notwithstanding anything to the contrary contained in (and without limiting any similar provisions of) the Transaction Documents, whenever any Purchaser exercises a right, election, demand or option under a Transaction Document and the Company does not timely perform its related obligations within the periods therein provided, then such Purchaser may rescind or withdraw, in its sole discretion from time to time upon written notice to the Company, any relevant notice, demand or election in whole or in part without prejudice to its future actions and rights.
6.15 Replacement of Securities. If any certificate or instrument evidencing any Securities is mutilated, lost, stolen or destroyed, upon receipt of evidence to the Company’s reasonable satisfaction of such mutilation, loss, theft or destruction, the Company shall issue or cause to be issued in exchange and substitution for and upon cancellation thereof, or in lieu of and substitution therefor, a new certificate or instrument. Applicants for such substitute certificates shall also comply with such other reasonable regulations and pay such other reasonable charges incidental thereto as the Company may reasonably prescribe.
6.16 Remedies. In addition to being entitled to exercise all rights provided herein or granted by Law, including recovery of damages, each of the Purchasers and the Company will be entitled to specific performance under the Transaction Documents. The parties agree that monetary damages may not be adequate compensation for any loss incurred by reason of any breach of obligations described in the foregoing sentence and hereby agrees to waive in any Proceeding for specific performance of any such obligation the defense that a remedy at Law would be adequate.
6.17 Adjustments in Share Numbers and Prices. After the date hereof and before the Second Closing, in the event of any stock split, subdivision, dividend or distribution payable in Common Stock (or other securities or rights convertible into, or entitling the holder thereof to receive, directly or indirectly, Common Stock), combination or other similar recapitalization or event (and including all Common Stock issuable upon conversion of the Preferred Shares or upon exercise of the Warrants) occurring after the date hereof, each reference in this Agreement to a number of shares or a price per share shall be amended to appropriately account for such event.

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SIGNATURE PAGES FOLLOW]

IN WITNESS WHEREOF, the parties hereto have caused this Purchase Agreement to be duly executed by their respective authorized signatories as of the date first indicated above.

WESTWOOD ONE, INC.
By:	/s/ David Hillman
	Name:	David Hillman
	Title:	CAO and GC

[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK
SIGNATURE PAGES OF PURCHASER(S) FOLLOW.]

GORES RADIO HOLDINGS, LLC

By: The Gores Group, LLC, its Managing Member

By:	/s/ Ian R. Weingarten
Name: Ian R. Weingarten
Title: Managing Director

Applicable Percentage: 100%

Address for Notice:

GORES RADIO HOLDINGS, LLC 10877 Wilshire Boulevard 18th Floor Los Angeles, California 90024 Attn: General Counsel Phone: (310) 209-3010 Fax: (310) 209 3310

With a copy to (which shall not constitute notice):

PROSKAUER ROSE LLP 2049 Century Park East 32nd Floor Los Angeles, California 90067 Attn: Michael A. Woronoff, Esq. Phone: (310) 557-2900 Fax: (310) 557-2193

With a copy to (which shall not constitute notice):

GORES RADIO HOLDINGS, LLC 10877 Wilshire Boulevard 18th Floor Los Angeles, California 90024 Attn: Ian Weingarten Phone: (310) 209-3010 Fax: (310) 209 3310

Exhibits Intentionally Omitted

Appendix II
WESTWOOD ONE, INC.

CERTIFICATE OF DESIGNATIONS
OF
7.50% SERIES A CONVERTIBLE PREFERRED STOCK
(Pursuant to Section 151 of the Delaware General Corporation Law)

     Westwood One, Inc., a Delaware corporation (the “Corporation”), in accordance with the provisions of Section 103 of the Delaware General Corporation Law (the “DGCL”) does hereby certify that, in accordance with Section 141(c) of the DGCL, the following resolution was duly adopted by the Board of Directors of the Corporation (the “Board”) as of ___, 2008:
     RESOLVED, that the Board pursuant to authority expressly vested in it by the provisions of the Restated Certificate of Incorporation (the “Certificate of Incorporation”), the Corporation hereby authorizes the issuance of one series of Preferred Stock designated as the 7.50% Series A Convertible Preferred Stock (the “Preferred Stock”), par value $0.01 per share, of the Corporation to consist of [75,000]1 shares, and hereby fixes the powers, preferences, rights, qualifications, limitations and restrictions thereof (in addition to any provisions set forth in the Certificate of Incorporation of the Corporation that are applicable to the Preferred Stock of all classes and series) as follows:
     1. Certain Definitions. Unless the context otherwise requires, the terms defined in this paragraph 1 shall have, for all purposes of this resolution, the meanings herein specified.
     “Affiliate” of a Person means any other Person that, directly or indirectly through one or more intermediaries, controls or is controlled by or is under common control with the first Person.
     “Budget” has the meaning set forth in subparagraph 6(c) below.
     “Business Day” means any day except Saturday, Sunday and any day on which banking institutions in New York City are authorized or required by Law or other governmental action to close.
     “Closing Price” means, for any date, if the Common Stock is then listed on a Trading Market, the last sales price (regular way) or the average of the last bid and ask prices, as applicable, per share of Common Stock for such date (or the nearest preceding date that is a Trading Day) on such Trading Market on which the Common Stock is then listed.

[1]	Subject to reduction in accordance with Section 2.1(b) of the Purchase Agreement

1

     “Common Stock” means all shares now or hereafter authorized of any class of Common Stock of the Corporation and any other stock of the Corporation, howsoever designated, authorized after the Issue Date, that has the right (subject always to prior rights of any class or series of preferred stock) to participate in the distribution of the assets and earnings of the Corporation without limit as to per share amount.
     “Company Redemption Closing Price” has the meaning set forth in subparagraph 4(a) below.
     “Conversion Date” means, as applicable, the Mandatory Conversion Date and/or the Optional Conversion Date.
     “Conversion Price” means the price per share of Common Stock used to determine the number of shares of Common Stock deliverable upon conversion of a share of the Preferred Stock, which price shall initially be $3.00 per share, subject to adjustment in accordance with the provisions of paragraph 5 below.
     “Corporation” has the meaning set forth in the first introductory paragraph above.
     “DGCL” has the meaning set forth in the first introductory paragraph above.
     “Dividend Date” means March 31, June 30, September 30 and December 31 of each year, beginning ___, 2008.
     “Dividend Period” means (a) the period beginning on the Issue Date and ending on the first Dividend Date and (b) each quarterly period between Dividend Dates.
     “Dividend Rate” means (a) from the Issue Date to ___, 20132, 7.50% and (b) from and after ___, 2013, 15.0%.
     “Encumbrance” means any charge, claim, community property interest, condition, easement, covenant, warrant, demand, encumbrance, equitable interest, lien, mortgage, option, purchase right, pledge, security interest, right of first refusal or other right of third parties or restriction of any kind, including any restriction on use, voting, transfer, receipt of income or exercise of any other attribute of ownership.
     “Exchange Act” means the Securities Exchange Act of 1934, as amended.
     “Excluded Stock” means (a) shares of Common Stock issuable by the Corporation upon conversion of shares of Preferred Stock or upon exercise of the Warrants, (b) up to 5,000,000 shares of Common Stock issued in connection with a bona fide acquisition by the Corporation of a Related Business by merger, asset purchase, stock purchase or any other reorganization; provided, that the Corporation is the surviving Person after such transaction, and (c) up to 6,000,000 shares of Common Stock (or options to purchase such shares or any combination thereof) issued in fiscal 2008 and up to 4,000,000 shares of Common Stock (or options to

[2]	5 years after Issue Date.

2

purchase such shares or any combination thereof) issued in each fiscal year thereafter, in each case to eligible participants pursuant to a bona fide employee stock option plan or stock incentive plan approved by the Board.
     “Governmental Authority” means any United States federal, state, provincial, supranational, county or local or any foreign government, governmental, regulatory or administrative authority, agency, self-regulatory body, instrumentality or commission, and any court, tribunal, or judicial or arbitral body (including private bodies) and any political or other subdivision, department or branch of any of the foregoing
     “Holder” means any record holder of Preferred Stock as such shall appear upon the stock register of the Corporation.
     “Issue Date” means the date that shares of Preferred Stock are first issued by the Corporation pursuant to the Purchase Agreement.
     “Junior Stock” means the Common Stock and any other class or series of capital stock of the Corporation ranking junior to the Preferred Stock both as to dividends and as to distributions upon a Liquidation Event.
     “Laws” means any foreign, federal, state or local statute, law (including common law), rule, ordinance, code or regulation, any Order, and any regulation, rule, interpretation, guidance, directive, policy statement or opinion of any Governmental Authority.
     “Liquidation Event” means any termination, liquidation, dissolution or winding up of the Corporation, either voluntary or involuntary. At the election of the Holders of a majority of the then outstanding shares of Preferred Stock, (a) the consolidation or merger of the Corporation into or with another Person or Persons (other than any such transactions in which the holders of a majority of the Voting Stock in the Corporation (measured by voting power rather than the number of shares and without distinction as to any series or class of Voting Stock) immediately before such transaction hold a majority of the Voting Stock in the surviving Person (measured by voting power rather than the number of shares and without distinction as to any series or class of Voting Stock) immediately after such transaction), or (b) the sale of all or substantially all of the assets of the Corporation and its Subsidiaries (determined on a consolidated basis) shall each be deemed a Liquidation Event.
     “Liquidation Preference” means, on any date, the product of (1) the Multiplier times (2) the sum of (a) the Subscription Price plus (b) accrued dividends thereon through such date.
     “Mandatory Conversion Trigger” has the meaning set forth in subparagraph 5(b) below.
     “Mandatory Conversion Date” has the meaning set forth in subparagraph 5(b) below.
     “Multiplier” means (a) 1.0 through ___, 20133, and (b) 1.5 thereafter.

[3]	5 years and 6 months after Issue Date.

3

     “Optional Conversion Date” has the meaning set forth in subparagraph 5(c) before.
     “Order” means any award, writ, stipulation, determination, decision, injunction, judgment, order, decree, ruling, subpoena or verdict entered, issued, made or rendered by, or any contract with, any Governmental Authority.
     “Parity Stock” means any class or series of capital stock of the Corporation ranking on a parity with the Preferred Stock both as to dividends and as to distributions upon a liquidation, dissolution or winding up of the Corporation.
     “Permitted Holder” means any of the Purchasers or their Related Persons.
     “Person” means any individual or corporation, partnership, trust, incorporated or unincorporated association, joint venture, limited liability company, joint stock company, Governmental Authority or other entity of any kind.
     “Preemptive Notice” has the meaning set forth in subparagraph 7(a) below.
     “Preemptive Shares” has the meaning set forth in subparagraph 7(a)(i) below.
     “Preferred Directors” has the meaning set forth in subparagraph 7(d) below.
     “Preferred Stock” has the meaning set forth in the second paragraph above.
     “Purchase Agreement” means the Purchase Agreement, dated as of February 25, 2008, among the Corporation and the Purchasers.
     “Purchasers” means Gores Radio Holdings, LLC.
     “Redemption Agent” means a bank or trust company in good standing, organized under the Laws of the United States of America or any jurisdiction thereof, and having capital, surplus and undivided profits aggregating at least One Hundred Million Dollars ($100,000,000) appointed by the Corporation as its agent for redemption of the Preferred Stock.
     “Redemption Price” means the consideration to be paid upon redemption of the Preferred Stock, determined in accordance with paragraph 4 below.
     “Related Businesses” means the business in which the Corporation and its Subsidiaries were engaged on the Issue Date and any business reasonably related or complementary thereto.
     “Related Person” means (x) any Affiliate of a Person and any officer, director, partner or member of such Person or any of its Affiliates and (y) any investment fund, investment partnership, investment account or other investment Person whose investment manager, investment advisor, managing member or general partner is (i) a Purchaser or an Affiliate of a Purchaser or (ii) any officer, director, partner or member of a Purchaser or any of its Affiliates.

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     “Senior Notes Agreement” means the Note Purchase Agreement, dated as of December 3, 2002, between the Corporation and the purchasers listed on Schedule A thereto, as amended or restated and in effect from time to time.
     “Subscription Price” means $1,000 per share of Preferred Stock.
     “Subsidiary” means (a) a corporation more than 50% of the combined voting power of the outstanding Voting Stock of which is owned, directly or indirectly, by the Corporation, (b) a partnership of which the Corporation, directly or indirectly, is the general partner and has the power to direct the policies, management and affairs or (c) any other person (other than a corporation) in which the Corporation, directly or indirectly, has at least a majority ownership interest and power to direct the policies, management and affairs thereof.
     “Trading Day” means (a) any day on which the Common Stock is listed and traded on the Trading Market, or (b) if the Common Stock is not then listed and traded on the Trading Market, then any Business Day.
     “Trading Market” means the New York Stock Exchange or, at any time the Common Stock is not listed for trading on the New York Stock Exchange, any other national exchange, if the Common Stock is then listed on such exchange.
     “Voting Stock” means, with respect to any Person, capital stock of such Person that ordinarily has voting power for the election of directors (or persons performing similar functions) of such Person.
     “Warrants” means the warrants that are being purchased under the Purchase Agreement.
     2. Dividends.
     (a) The Holders shall be entitled to receive dividends at the Dividend Rate per annum, compounded quarterly. Such dividends shall be cumulative from the Issue Date and shall be added daily to the Liquidation Preference. The dividends per share of Preferred Stock for any full quarterly period shall be computed by multiplying the Dividend Rate for such Dividend Period by the Liquidation Preference (determined as of the first day of such Dividend Period) per share and dividing the result by four. Dividends payable for any period less than a full quarterly Dividend Period shall be computed on the basis of a 360-day year of twelve 30-day months and the actual number of days elapsed for any period less than one month.
     (b) In addition to the dividends specified in subparagraph 2(a) above, if dividends are declared or paid on the Common Stock, then such dividends shall be declared and paid pro rata on the Common Stock and the Preferred Stock, treating each share of Preferred Stock as the greatest whole number of shares of Common Stock then issuable upon conversion thereof pursuant to paragraph 5 below.
     (c) So long as any shares of Preferred Stock shall be outstanding, the Corporation shall not (i) declare or pay any dividend or make any distribution on any Junior Stock, whether in cash, property or otherwise (other than dividends payable in shares of the class or series upon

5

which such dividends are declared or paid, or payable in shares of Common Stock with respect to Junior Stock for which an adjustment is made pursuant to subparagraph 5(e)(i) hereof) or (ii) purchase or redeem, or permit any Subsidiary to purchase or redeem any Junior Stock (except by conversion into or exchange solely for shares of Common Stock), or pay or make available any monies for a sinking fund for the purchase or redemption of any Junior Stock, other than up to 2,000,000 shares of Common Stock from employees of the Corporation who are not directors or executive officers of the Corporation upon termination of employment with the Corporation.
     3. Distributions Upon Liquidation Event. Upon any Liquidation Event, before any distribution or payment shall be made to the holders of Junior Stock, the Holders shall be entitled to be paid, to the extent possible the greater of (a) the Liquidation Preference on the date of determination, and (b) the amount that would be payable to the Holders if such Holders had converted all outstanding shares of Preferred Stock into shares of Common Stock immediately prior to such Liquidation Event. If such payment shall have been made in full to the Holders, and if payment shall have been made in full to the holders of any Parity Stock of all amounts to which such holders shall be entitled, the remaining assets and funds of the Corporation shall be distributed among the holders of Junior Stock, according to their respective shares and priorities. If, upon any such Liquidation Event, the net assets of the Corporation distributable among the Holders and the holders of all outstanding shares of any Parity Stock shall be insufficient to permit the payment in full to such holders of the preferential amounts to which they are entitled, then the entire net assets of the Corporation remaining shall be distributed among the Holders and the holders of any Parity Stock ratably in proportion to the full amounts to which they would otherwise be respectively entitled. After payment to the holders of Preferred Stock of the full amount to which they are entitled under this paragraph 3, such holders of Preferred Stock shall have no right or claim to any assets of the Corporation.
     4. Redemption by the Corporation.
     (a) Optional Redemption. The Preferred Stock shall not be redeemed in whole or in part prior to ___, 2013.4 Thereafter, the Preferred Stock may be redeemed by the Corporation at any time in whole, at the option of the Corporation, for an amount, in cash (except as provided below) equal to the greater of (a) Liquidation Preference on the redemption date and (b) the product of the average Closing Price of the ten (10) Trading Days immediately preceding the redemption date (the “Company Redemption Closing Price”) and the number of shares of Common Stock that would have been issued had the Holders converted all outstanding shares of Preferred Stock into shares of Common Stock on the redemption date; provided, that if the amount described in clause (b) exceeds the amount described in clause (a), the Company shall pay the portion of the Redemption Price equal to such excess by delivering that whole number of shares of Common Stock determined by dividing such excess by the Company Redemption Closing Price and rounding up.
     (b) A notice of redemption shall be sent by or on behalf of the Corporation to the Holders not less than thirty (30) days nor more than ninety (90) days prior to the anticipated date of redemption (i) notifying such Holders of the election of the Corporation to redeem such shares

[4]	4 years and 9 months following Issue Date.

6

and of the date of redemption, (ii) stating the place or places at which the shares called for redemption shall, upon presentation and surrender of the certificates evidencing such shares, be redeemed, and the Redemption Price therefor, and (iii) stating the name and address of the Redemption Agent, and the name and address of the Corporation’s transfer agent for the Preferred Stock.
     (c) The Corporation shall appoint the Redemption Agent as its agent for redemption of the Preferred Stock. Following such appointment and prior to any redemption, the Corporation shall deliver to the Redemption Agent irrevocable written instructions authorizing the Redemption Agent, on behalf and at the expense of the Corporation, to cause such notice of redemption to be duly mailed as herein provided as soon as practicable after receipt of such irrevocable instructions and in accordance with the above provisions. All funds and shares of Common Stock necessary for the redemption shall be deposited with the Redemption Agent in trust at least two (2) Business Days prior to the date of redemption, for the pro rata benefit of the Holders of the shares so called for redemption, so as to be and continue to be available therefor.
     (d) If a notice of redemption shall have been given as provided herein, and the Corporation shall not default in the payment of the Redemption Price, then (i) each Holder of shares called for redemption shall be entitled to all preferences and relative and other rights accorded by this resolution until and including the time of redemption and (ii) from and after the time of redemption the shares called for redemption shall no longer be deemed to be outstanding, and all rights of the Holders of such shares shall cease and terminate, except the right of the Holders of such shares, upon surrender of certificates therefor, to receive amounts to be paid hereunder.
     (e) The deposit of monies and shares of Common Stock in trust with the Redemption Agent shall be irrevocable except that the Corporation shall be entitled to receive from the Redemption Agent the interest or other earnings, if any, earned on any monies so deposited in trust, and the Holders of any shares redeemed shall have no claim to such interest or other earnings, and any balance of monies so deposited by the Corporation and unclaimed by the Holders entitled thereto at the expiration of two years from the Redemption Date shall be repaid, together with any interest or other earnings thereon, to the Corporation, and after any such repayment, the Holders of the shares entitled to the funds so repaid to the Corporation shall look only to the Corporation for such payment, without interest.
     5. Conversion Rights. The Preferred Stock shall be convertible into Common Stock as follows:
     (a) Conversion at the Option of Holder. Subject to and upon compliance with the provisions of this paragraph 5, any Holder shall have the right at such Holder’s option, at any time or from time to time, to convert any shares of Preferred Stock into a number of fully paid and nonassessable shares of Common Stock at the Conversion Price in effect on the Conversion Date upon the terms hereinafter set forth. The number of shares of Common Stock to which a Holder shall be entitled upon conversion shall be determined by dividing (x) the Liquidation Preference of the shares of Preferred Stock to be converted as of the Conversion Date by (ii) the

7

Conversion Price in effect at the close of business on the Conversion Date (determined as provided in this paragraph 5).
     (b) Conversion at the Option of Corporation. If (i) the Closing Price equals or exceeds $4.00 (subject to adjustment for stock dividends, subdivisions, reclassifications, combinations or similar type events) for 60 Trading Days in any 90 Trading Day period that begins on or after [___], 2009 5 or (ii) on or after ___, 2009,5 the Corporation receives net cash proceeds of more than $50,000,000 from the sale of shares of Common Stock to a Person that is not an Affiliate of the Corporation at a price per share equal to or exceeding $4.00 (subject to adjustment for stock dividends, subdivisions, reclassifications, combinations or similar type events), (each date on which (i) or (ii) is satisfied, a “Mandatory Conversion Trigger”), the Corporation may elect to require the Holders to convert all (but not less than all) shares of the Preferred Stock into Common Stock based on the Conversion Price then in effect by delivering a written notice of such election to the Holders within sixty (60) days following such Mandatory Conversion Trigger. Such notice shall specify (A) the Conversion Price and the Liquidation Preference as of the date of such notice, (B) if the Corporation is converting pursuant to (i) above, the beginning and end dates of the 90 Trading Day period and the Closing Price for each Trading Date in such period and (C) if the Corporation is converting pursuant to (ii) above, the date of such sale, the amount of net cash proceeds to the Corporation, the name of the purchaser and the price per share. The date upon which such notice is delivered is referred to herein as the “Mandatory Conversion Date.” Notwithstanding the foregoing, the Corporation may not require any conversion under this subparagraph 5(b) (and any notice thereof will be void), unless on the Mandatory Conversion Date, the Closing Price equals or exceeds $4.00. On the Mandatory Conversion Date the outstanding shares of Preferred Stock shall be converted automatically without any further action by the Corporation or the Holders of such shares and whether or not the certificates representing such shares are surrendered to the Corporation or its transfer agent; provided, that the Corporation shall not be obligated to issue to any such Holder certificates evidencing the shares of Common Stock issuable upon such conversion unless certificates evidencing the shares of Preferred Stock duly endorsed or an affidavit of lost certificates, in each case, in form reasonably satisfactory to the Corporation are delivered either to the Corporation or any transfer agent of the Corporation.
     (c) Mechanics of Conversion. Any Holder may exercise its conversion right specified in subparagraph 5(a) by surrendering to the Corporation or any transfer agent of the Corporation the certificate or certificates or an affidavit of lost certificates, in each case, duly endorsed in form reasonably satisfactory to the Corporation for the shares to be converted, accompanied by written notice substantially in the form set forth in Annex A.
     Conversion pursuant to exercise of the conversion right specified in subparagraph 5(a) shall be deemed to have been effected prior to the opening of the Trading Market on the date when delivery of certificates for shares is made and such date is referred to herein as the “Optional Conversion Date”.

[5]	18 months from the Issue Date.

8

     As promptly as practicable thereafter (and after surrender of the certificate or certificates representing shares of Preferred Stock to the Corporation or any transfer agent of the Corporation in the case of conversions pursuant to subparagraph 5(a)), the Corporation shall issue and deliver to or upon the written order of such Holder a certificate or certificates for the number of full shares of Common Stock to which such Holder is entitled and a check or cash with respect to any fractional interest in a share of Common Stock as provided in subparagraph 5(d).
     The Person in whose name the certificate or certificates for Common Stock are to be issued shall be deemed to have become a holder of record of such Common Stock on the applicable Conversion Date. Upon conversion of only a portion of the number of shares covered by a certificate representing shares of Preferred Stock surrendered for conversion (in the case of conversion pursuant to subparagraph 5(a)), the Corporation shall issue and deliver to or upon the written order of the Holder of the certificate so surrendered for conversion, at the expense of the Corporation, a new certificate covering the number of shares of Preferred Stock representing the unconverted portion of the certificate so surrendered.
     (d) Fractional Shares. No fractional shares of Common Stock or scrip shall be issued upon conversion of shares of Preferred Stock. If more than one share of Preferred Stock shall be surrendered for conversion at any one time by the same Holder, the number of full shares of Common Stock issuable upon conversion thereof shall be computed on the basis of the aggregate number of shares of Preferred Stock so surrendered. Instead of any fractional shares of Common Stock which would otherwise be issuable upon conversion of any shares of Preferred Stock, the Corporation shall pay a cash adjustment in respect of such fractional interest in an amount equal to that fractional interest of the Closing Price for the Trading Day immediately prior to the date on which the Preferred Stock is converted.
     (e) Conversion Price Adjustments. The Conversion Price shall be subject to adjustment from time to time as follows:
          (i) Stock Dividends, Subdivisions or Combinations. If the Corporation shall (A) declare a dividend or make a distribution on its Common Stock in shares of its Common Stock, (B) subdivide the outstanding shares of Common Stock into a greater number of shares of Common Stock, or (C) combine the outstanding Common Stock into a smaller number of shares of Common Stock, the Conversion Price in effect at the time of the record date for such dividend or distribution or the effective date of such subdivision or combination shall be proportionately adjusted so that the holder of any shares of Preferred Stock surrendered for conversion after such date shall be entitled to receive the number of shares of Common Stock which he would have owned or been entitled to receive had such Preferred Stock been converted immediately prior to such date. Successive adjustments in the Conversion Price shall be made whenever any event specified above shall occur.
          (ii) Consolidation, Merger, Sale, Lease, Conveyance or Reclassification. In case of any consolidation with or merger of the Corporation with or into another corporation, or in case of any sale, lease or conveyance to another corporation of the assets of the Corporation as an entirety or substantially as an entirety (where there is a change in or distribution with

9

respect to the Common Stock), or any reclassification of the capital stock of the Corporation, each share of Preferred Stock shall after the date of such consolidation, merger, sale, lease, conveyance or reclassification be convertible into the number of shares of stock or other securities or property (including cash) to which the Common Stock issuable (at the time of such consolidation, merger, sale, lease, conveyance or reclassification) upon conversion of such share of Preferred Stock would have been entitled upon such consolidation, merger, sale, lease, conveyance or reclassification; and in any such case, if necessary, the provisions set forth herein with respect to the rights and interests thereafter of the Holders shall be appropriately adjusted so as to be applicable, as nearly as may reasonably be, to any shares of stock or other securities or property thereafter deliverable on the conversion of the shares of Preferred Stock. If the Corporation shall propose to take any action of the type described in this clause (ii), the Corporation shall give notice to each Holder, which notice shall specify the record date, if any, with respect to any such action and the approximate date on which such action is to take place. Such notice shall also set forth such facts with respect thereto as shall be reasonably necessary to indicate the effect of such action (to the extent such effect may be known on the date of such notice) on the Conversion Price and the number, kind or class of shares or other securities or property which shall be deliverable upon conversion of shares of Preferred Stock. In the case of any action that would require the fixing of a record date, such notice shall be given at least ten (10) days prior to the date so fixed, and in case of all other action, such notice shall be given at least fifteen (15) days prior to taking such proposed action.
          (iii) Statement Regarding Adjustments. Whenever a Conversion Price shall be adjusted, the Corporation shall forthwith file, at the office of any transfer agent for the Preferred Stock and at the principal office of the Corporation, a statement showing in reasonable detail the facts requiring such adjustment and the Conversion Price that shall be in effect after such adjustment, and the Corporation shall also cause a copy of such statement to be sent to each Holder. Each such statement shall be signed by the Chief Financial Officer of the Corporation.
     (f) Notice to Holders. All notices permitted or required to be sent by the Corporation to the Holders pursuant to this Certificate of Designations shall be sent by overnight courier or first class certified mail, postage prepaid, to the Holders at the addresses appearing on the Corporation’s records.
     (g) Treasury Stock. The sale or other disposition of any Common Stock theretofore held in the Corporation’s treasury shall be deemed to be an issuance thereof.
     (h) Costs. The Corporation shall pay all documentary, stamp, transfer or other transactional taxes attributable to the issuance or delivery of shares of Common Stock upon conversion of any shares of Preferred Stock; provided that the Corporation shall not be required to pay any taxes which may be payable in respect of any transfer and involved in the issuance or delivery of any certificate for such shares in a name other than that of the Holder of the shares of Preferred Stock in respect of which such shares are being issued, and no such issue or delivery shall be made unless and until the Person requesting such issue has paid to the Corporation the amount of any such tax, or has established to the reasonable satisfaction of the Corporation that such tax has been or will be paid.

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     (i) Shares to be Fully Paid. The Corporation will take all action necessary to assure that all shares of Common Stock issued upon the conversion of the Preferred Stock will be duly and validly issued, fully paid and nonassessable, free and clear of all Encumbrances and shall not be subject to preemptive rights or similar rights of stockholders, and without limiting the generality of the foregoing, the par value per share of the Common Stock is at all times equal to or less than the then effective Conversion Price.
     (j) Reservation of Shares. At all times as long as any Preferred Stock remains outstanding, the Corporation will take all action necessary to assure that it has authorized, and reserved for the purpose of issue upon conversion of the Preferred Stock, a sufficient number of shares of Common Stock to provide for conversion of the Preferred Stock in full.
     (k) Approvals. The Corporation will take all action necessary to assure that shares of Common Stock may be validly and legally issued upon conversion of the Preferred Stock and in compliance with the requirements of all Laws and any securities exchange upon which the Common Stock may be listed. The Corporation will not take any action that could result in any adjustment hereunder if the total number of shares of Common Stock issuable after such action upon conversion or redemption of the Preferred Stock in full, together with all shares of Common Stock then outstanding and all shares of Common Stock then issuable upon exercise of all options or warrants and upon conversion of all convertible securities then outstanding, would exceed the total number of shares of Common Stock then authorized by the Certificate of Incorporation.
     6. Voting Rights.
     (a) In addition to the special voting rights provided below and by applicable Law, the Holders shall be entitled to vote upon all matters upon which holders of the Common Stock have the right to vote, and shall be entitled to the number of votes equal to the largest number of full shares of Common Stock into which such shares of Preferred Stock could be converted pursuant to the provisions of paragraph 5 hereof at the record date for the determination of the stockholders entitled to vote on such matters, or, if no such record date is established, at the date such vote is taken or any written consent of stockholders is solicited, such votes to be counted together with all other shares of capital stock having general voting powers and not separately as a class. In all cases where the Holders have the right to vote separately as a class, such Holders shall be entitled to one vote for each such share held by them respectively.
     (b) So long as the Permitted Holders in the aggregate own at least 50% of the shares of Preferred Stock issued on the Issue Date, the Corporation shall not and shall not permit any of its subsidiaries to without the consent of the Holders of a majority of shares of Preferred Stock then outstanding, given in writing or by vote at a meeting of Holders called for such purpose, directly or indirectly:
          (i) increase the authorized number of shares of Preferred Stock;
          (ii) conduct or engage in any business other than a Related Business;

11

          (iii) on or before [ ], 201_, 6 merge or consolidate into or with another Person or Persons unless the holders of a majority of the Voting Stock in the Corporation (measured by voting power rather than the number of shares and without distinction as to any series or class of Voting Stock) immediately prior to such transaction continue to hold a majority of the Voting Stock (measured by voting power rather than the number of shares and without distinction as to any series or class of Voting Stock) in the surviving Person immediately after such transaction;
          (iv) sell, lease, exchange or otherwise dispose of (in each case, in one transaction or a series of related transactions) (i) on or before [ ], 201_, 7 all or substantially all of the assets of the Corporation and its Subsidiaries (determined on a consolidated basis) or (ii) assets of the Corporation or of its Subsidiaries with a fair market value (individually or in the aggregate) of $25,000,000 or more;
          (v) purchase or otherwise acquire any material amount of the stock or assets of another company in one transaction or a series of related transactions having an aggregate value of more than $15,000,000;
          (vi) increase the number of directors that comprise the Board beyond eleven (11);
          (vii) issue or sell any capital stock (or securities convertible into capital stock) of the Corporation or any Subsidiary other than (A) Excluded Stock, (B) capital stock, the proceeds from the sale of which are concurrently used to redeem the Preferred Stock in full, (C) up to 10,000,000 shares of Common Stock issued at a price per share below $3.00 (in each case, subject to adjustment for stock dividends, subdivisions, reclassifications, combinations or similar type events), (D) shares of Common Stock issued at a price per share at or above $3.00 (subject to adjustment for stock dividends, subdivisions, reclassifications, combinations or similar type events) and (E) on or before [ ], 2008, 8 the Approved Preferred Issuance (as defined in the Purchase Agreement);
          (viii) pay, declare or set aside any sums or other property for the payment of any dividends on, or make any other distributions in respect of (including by merger or otherwise), any shares of capital stock of the Corporation or any Subsidiary (other than the Preferred Stock);
          (ix) redeem or repurchase (including by merger or otherwise) any capital stock of the Corporation or any Subsidiary (other than the Preferred Stock) other than (A) purchases of up to 10,000,000 shares of Common Stock in the aggregate and (B) purchases of up to 2,000,000 shares of Common Stock in the aggregate pursuant to bona fide employee benefit plans or arrangements approved by the Board from employees of the Corporation who are not directors or executive officers of the Corporation upon termination of employment with the

[6] Five years and six months from the issue date.

[7] Five years and six months from the issue date.

[8] Thirty days from the issue date.

12

Corporation (in each case, subject to adjustment for stock dividends, subdivisions, reclassifications, combinations or similar type events);
          (x) amend the Certificate of Incorporation (whether by amendment, amalgamation, merger or otherwise) in a manner that would require stockholder approval or amend the by-laws of the Corporation, in a manner that materially adversely affects the rights of the Holders;
          (xi) create, reclassify any shares of capital stock of the Corporation into or issue, any shares of capital stock having any preference or priority as to dividends or assets upon any Liquidation Event superior to, or on a parity with, any preference or priority of the Preferred Stock (it being understood and agreed that this clause (xi) shall not prohibit the issuance of capital stock, the proceeds from the sale of which are concurrently used to redeem the Preferred Stock in full);
          (xii) adopt any Budget or approve or permit any material variances therefrom;
          (xiii) make annual capital expenditures (including capital expenditures included in the Budget) in excess of $15,000,000 in the aggregate;
          (xiv) incur, guarantee or prepay any Debt that would cause the Total Debt Ratio (each as defined in the Senior Notes Agreement as in effect on the Issue Date) to exceed 5.00 to 1;
          (xv) take any action that would cause an Event of Default under the Senior Notes Agreement or any other agreement or instrument relating to indebtedness for borrowed money in excess of $10,000,000;
          (xvi) take any action to liquidate, dissolve or wind up the Corporation;
          (xvii) hire a new Chief Executive Officer of the Corporation;
          (xviii) make any material changes in accounting standards or policies other than as required by generally accepted accounting principles; and
          (xix) enter into any agreement to do any of the foregoing or cause or permit any Subsidiary of the Corporation directly or indirectly to do any of the foregoing.
     (c) So long as the Permitted Holders in the aggregate own at least 50% of the shares of Preferred Stock issued on the Issue Date, on or prior to the date that is thirty (30) days before the end of each calendar year, the Chief Executive Officer of the Corporation shall present to the Board and Gores Radio Holdings, LLC an annual operating budget for the following calendar year. The budget as presented by the Chief Executive Officer of the Corporation shall become the budget (the “Budget”) for such calendar year only when approved in accordance with subparagraph 6(b). If the Budget is not approved for any calendar year prior to March 1 of such year in accordance with subparagraph 6(b), then the Budget for that calendar year shall be the

13

Budget from the prior calendar year plus 5% (excluding the prior year’s extraordinary and nonrecurring items).
     (d) So long as the Permitted Holders in the aggregate own at least 50% of the shares of Preferred Stock issued on the Issue Date, (i) the Holders, voting separately as a class, shall be entitled at each annual meeting of the stockholders of the Corporation or at any special meeting called for the purpose of electing directors to elect one (1) Class I director, one (1) Class II director and one (1) Class III director (the “Preferred Directors”); provided, that on the first date on which fewer than 66 2/3% of the shares of Preferred Stock issued on the Issue Date are outstanding, the Permitted Holders shall identify one of the existing Preferred Directors whose term shall immediately terminate (unless the number of Preferred Directors is reduced as a result of the election by the Corporation to force conversion of the Preferred Stock under subparagraph 5(b), in which case such Preferred Director’s term shall continue until the next special or annual meeting of stockholders of the Company called for the purpose of electing directors), and the Holders shall thereafter be entitled to elect two (2) directors (one from each Class other than the Class to which the terminated director belonged); (ii) the Board shall nominate for election as director at least one nominee proposed by the Holders of a majority of the outstanding shares of Preferred Stock then outstanding that is independent within the meaning of the listing standards contained in the New York Stock Exchange Listed Company Manual; (iii) the Vice Chairman of the Board shall be the director designated by a majority of the Preferred Directors; and (iv) the Chairman of the Board shall be the director designated by a majority of the Preferred Directors (who shall be neither a Preferred Director nor an independent director nominated for election to the Board by the Holders). At any time the Permitted Holders in the aggregate fail to own at least 50% of the shares of Preferred Stock issued on the Issue Date, the terms of the Preferred Directors shall immediately terminate (unless such failure to own the requisite percentage is as a result of the election by the Corporation to force conversion of the Preferred Stock under subparagraph 5(b), in which case such Preferred Director’s term shall continue until the next special or annual meeting of stockholders of the Company called for the purpose of electing directors). For the avoidance of doubt, at no time shall there be more than three (3) directors on the Board elected by the Holders under clause (i) of this subparagraph 6(d). The initial Preferred Directors shall be those Persons who are designated by the Permitted Holders on the Issue Date to serve until their successors are duly elected. Except as set forth above, a Preferred Director may only be removed by the vote of the holders of a majority of shares of the Preferred Stock then outstanding, at a vote of the then outstanding shares of Preferred Stock, voting as a single class, at a meeting called for such purpose (or by written consent in lieu of such a meeting). If for any reason a Preferred Director shall resign or otherwise be removed from the Board, then his or her replacement shall be a Person elected by the Holders of a majority of the shares of the Preferred Stock then outstanding, in accordance with the voting procedures set forth in this subparagraph 6(d).
     The Secretary of the Corporation may, and, upon the written request of the Holders of record of 10% or more of the number of shares of the Preferred Stock then outstanding addressed to such Secretary at the principal office of the Corporation, shall, call a special meeting of the Holders for the election of the directors to be elected by them as hereinabove provided, to be held in the case of such written request within forty (40) days after delivery of such request, and

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in either case to be held at the place and upon the notice provided by Law and in the Corporation’s Bylaws for the holding of meetings of stockholders.
     7. Preemptive Rights.
     (a) For so long as the Permitted Holders own in the aggregate at least 50% of the Preferred Stock issued on the Issue Date, before any issuance by the Corporation of any Voting Stock (other than Excluded Stock) at a price less than $4.00 per share (subject to adjustment for stock dividends, subdivisions, reclassifications, combinations or similar type events), the Corporation shall give written notice (a “Preemptive Notice”) thereof to each Holder. The Preemptive Notice shall:
          (i) specify the material terms of the security or securities to be issued (the “Preemptive Shares”), the proposed purchasers, the date of issuance (which date shall not be less than ten (10) nor more than twenty (20) Business Days after the date of delivery of the Preemptive Notice), the consideration that the Corporation will receive therefor and any other material term or condition of such issuance; and
          (ii) contain an offer to sell to each Holder Preemptive Shares at the same price and for the same consideration to be paid by the purchaser, in an amount so that each such Holder shall maintain its fully diluted percentage interest in the total voting power of the Corporation.
     (b) Each such Holder shall be entitled, by written notice to the Corporation not less than three (3) Business Days prior to the proposed date of issuance, to elect to purchase all or part of the Preemptive Shares offered to such Holder in the Preemptive Notice on the terms and conditions set forth therein. In the event that any such offer is accepted by any Holder, the Corporation shall sell to such Holder, and such Holder shall purchase from the Corporation for the consideration and on the terms set forth in the Preemptive Notice the securities that such Holder has elected to purchase on the same day it issues (or would have issued) the Preemptive Shares.
     (c) If the Corporation does not proceed with the proposed issuance of capital stock specified in the Preemptive Notice on the terms and conditions set forth therein, then the provisions of this paragraph 7 shall again be in effect with respect to any subsequent issuance.
     8. Headings of Subdivisions. The headings of the various subdivisions hereof are for convenience of reference only and shall not affect the interpretation of any of the provisions hereof.
     9. Severability of Provisions. If any right, preference or limitation of the Preferred Stock set forth in this resolution (as such resolution may be amended from time to time) is invalid, unlawful or incapable of being enforced by reason of any rule of Law or public policy, all other rights, preferences and limitations set forth in this resolution (as so amended) which can be given effect without the invalid, unlawful or unenforceable right, preference or limitation shall, nevertheless, remain in full force and effect, and no right, preference or limitation herein

15

set forth shall be deemed dependent upon any other such right, preference or limitation unless so expressed herein.
     10. Status of Reacquired Shares. Shares of Preferred Stock which have been issued and reacquired in any manner shall (upon compliance with any applicable provisions of the Laws of the State of Delaware) have the status of authorized and unissued shares of Preferred Stock issuable in series undesignated as to series and, subject to the provisions hereof, may be redesignated and reissued.
     11. Amendment. No provision of this Certificate of Designations may be amended, except in a written instrument signed by the Corporation and Holders of a majority of the shares of Preferred Stock then outstanding. Any of the rights of the Holders set forth herein may be waived by the affirmative vote of Holders of a majority of the shares of Preferred Stock then outstanding. No waiver of any default with respect to any provision, condition or requirement of this Certificate of Designations shall be deemed to be a continuing waiver in the future or a waiver of any subsequent default or a waiver of any other provision, condition or requirement hereof, nor shall any delay or omission of either party to exercise any right hereunder in any manner impair the exercise of any such right.

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     IN WITNESS WHEREOF, Westwood One, Inc. has caused this Certificate of Designations to be duly executed as of this [ ] day of [ ], 2008.

WESTWOOD ONE, INC.
By:
Name:
Title:

17

Annex A
NOTICE TO EXERCISE CONVERSION RIGHT
     The undersigned, being a holder of the 7.50% Series A Convertible Preferred Stock of Westwood One, Inc. (the “Preferred Stock”) exercises the right to convert ___outstanding shares of Preferred Stock on ___, ___, into shares of Common Stock of Westwood One, Inc., [upon the occurrence of [name consolidation or merger of the Corporation or sale of all or substantially all of the assets of the Corporation or reorganization of the Corporation] on or prior to [insert date]] in accordance with the terms of the shares of Preferred Stock, and directs that the shares issuable and deliverable upon the conversion be issued and delivered in the denominations indicated below to the registered holder hereof unless a different name has been indicated below.
Dated: [At least one Business Day prior to the date fixed for conversion]
Fill in for registration of
shares of Common Stock
if to be issued otherwise
than to the registered
holder:

Name

Address

Please print name and address, including postal code number	(Signature)

\

Appendix III
WARRANT
NEITHER THESE SECURITIES NOR THE SHARES OF COMMON STOCK ISSUABLE UPON EXERCISE HAVE BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR UNDER THE SECURITIES LAWS OF ANY STATE, AND, ACCORDINGLY CANNOT BE OFFERED, SOLD OR TRANSFERRED UNLESS AND UNTIL THEY ARE SO REGISTERED UNDER SUCH ACT AND APPLICABLE STATE SECURITIES LAWS OR UNLESS EXEMPTION IS THEN AVAILABLE UNDER SUCH ACT AND SUCH LAWS. NOTWITHSTANDING THE FOREGOING, THESE SECURITIES AND THE SHARES OF COMMON STOCK ISSUABLE UPON CONVERSION MAY BE PLEDGED TO A BANK OR FINANCIAL LENDING INSTITUTION IN CONNECTION WITH A BONA FIDE LOAN.
THESE SECURITIES ARE SUBJECT TO CERTAIN RESTRICTIONS ON TRANSFER CONTAINED IN A PURCHASE AGREEMENT, DATED AS OF FEBRUARY 25, 2008 (THE “PURCHASE AGREEMENT”), AMONG THE COMPANY AND THE PURCHASERS SIGNATORY THERETO. ANY TRANSFER IN VIOLATION OF THE TERMS OF THE PURCHASE AGREEMENT SHALL BE NULL AND VOID AB INITIO.

No. W-	Warrant initially to
Purchase
Shares
WESTWOOD ONE, INC.
STOCK SUBSCRIPTION WARRANT
          THIS CERTIFIES that, for value received, [                                        ] or its successors and assigns (“Holder”) is entitled to purchase from Westwood One, Inc., a Delaware corporation (the “Company”), at the initial price of $[5.00/6.00/7.00] per share (the “Warrant Purchase Price”),                      fully paid and nonassessable shares of common stock, par value $0.01 per share (the “Common Stock”), of the Company. This Warrant is issued pursuant to the Purchase Agreement.
          This Warrant is subject to the following provisions, terms and conditions:
               1. Exercise; Issuance of Certificates; Payment for Shares.

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          (a) The rights represented by this Warrant may be exercised by the Holder, in whole or from time to time in part (but not as to a fractional share of Common Stock) at any time on or prior to 5:00 P.M., New York time, on                     , 2012 (the “Expiration Date”) and, subject to paragraphs 1(b) and (d), by payment to the Company by wire transfer, check or bank draft of the purchase price for such shares of Common Stock.
          (b) In addition to and without limiting the rights of each Holder under paragraph 1(a), at each Holder’s option, this Warrant may be exercised by being exchanged in whole or from time to time in part at any time on or prior to the Expiration Date, for a number of shares of Common Stock having an aggregate Current Market Price (as hereinafter defined) on the date of such exercise equal to the difference between (x) the Current Market Price of the number of shares of Common Stock subject to this Warrant designated by the Holder on the date of the exercise (the “Designated Number of Shares”) and (y) the aggregate Warrant Purchase Price for such shares in effect at such time.
          Upon any such exercise, the number of shares of Common Stock purchasable upon exercise of this Warrant shall be reduced by the Designated Number of Shares. No payment of any cash or other consideration to the Company shall be required from the Holder (or its designee) in connection with any exercise of this Warrant by exchange pursuant to this paragraph 1(b). Such exchange shall be effective upon the date of receipt by the Company of the Exercise Notice (defined below) and of the Warrant surrendered for cancellation, or at such later date as may be specified in such Exercise Notice. No fractional shares arising out of the above formula for determining the number of shares issuable in such exchange shall be issued, and the Company shall in lieu thereof make payment to the Holder of cash in the amount of such fraction multiplied by the Current Market Price of a share of Common Stock on the date of the exchange.
          (c) If a balance of purchasable shares of Common Stock remains after any partial exercise of this Warrant, the Company shall execute and deliver to the Holder (or its designee) a new Warrant for such balance of shares.
          (d) In order to exercise this Warrant, the Holder shall (i) deliver to the Company at the principal office of the Company at 40 West 57th Street, 5th Floor, New York, New York 10019, or such other office or agency of the Company in the United States of America as it may designate by notice in writing to the Holder at the address appearing on the books of the Company, a written notice of the Holder’s election to exercise this Warrant (an “Exercise Notice”) substantially in the form attached to this Warrant, which Exercise Notice shall specify the number of shares of Common Stock to be purchased, (ii) surrender this Warrant (properly endorsed if required) and (iii) if exercised pursuant to paragraph 1(a) above, pay to the Company the Warrant Purchase Price applicable to the shares of Common Stock to be purchased. At the Holder’s option, an Exercise Notice may be conditioned on any of the events in suparagraphs 3(e)(1)-(5). The shares of Common Stock purchased upon exercise of this Warrant shall be deemed to be issued to the Holder (or its designee) as the record owner of such shares as of the

2

close of business on the date on which the Company has received such Exercise Notice, this Warrant shall have been surrendered and, if applicable, payment made for such shares. Certificates for the shares of Common Stock so purchased shall be delivered (or caused to be delivered) to the Holder within a reasonable time, not exceeding five (5) Business Days, after this Warrant shall have been so exercised, and, unless this Warrant has expired, a new Warrant representing the number of shares of Common Stock, if any, with respect to which this Warrant shall not then have been exercised shall also be delivered to the Holder (or its designees) within such time.
          (e) In addition to any other rights available to a Holder, if the Company fails to deliver to the Holder a certificate representing shares of Common Stock purchased upon exercise of this Warrant by the fifth (5th) Business Day after the date on which delivery of such certificate is required by this Warrant, and if after such fifth (5th) Business Day the Holder purchases (in an open market transaction or otherwise) shares of Common Stock to deliver in satisfaction of a sale by the Holder of the shares of Common Stock that the Holder anticipated receiving from the Company (the “Covering Shares”), then the Company shall, within five (5) Business Days after the Holder’s request, promptly honor its obligation to deliver to the Holder a certificate or certificates representing such shares of Common Stock purchased upon exercise of this Warrant and pay cash to the Holder in an amount equal to the excess (if any) of the Holder’s total purchase price (including brokerage commissions, if any) for the Covering Shares, over the product of (A) the number of Covering Shares, times (B) the Closing Price on the date of the event giving rise to the Company’s obligation to deliver such certificate.
          2. Shares to be Fully Paid; Reservation of Shares. The Company covenants and agrees that (a) all shares of Common Stock issued upon the exercise of this Warrant will, upon issuance, be duly and validly issued, fully paid and nonassessable, free and clear of all Encumbrances and shall not be subject to preemptive rights or similar rights of stockholders; (b) without limiting the generality of the foregoing, the Company will from time to time take all action necessary to assure that the par value per share of the Common Stock is at all times less than the then effective Warrant Purchase Price; (c) at all times during the period during which this Warrant may be exercised, the Company will take all action necessary to assure that it has authorized, and reserved for the purpose of issue or transfer upon exercise of this Warrant, a sufficient number of shares of Common Stock to provide for the exercise this Warrant in full; (d) the Company will take all action necessary to assure that shares of Common Stock may validly and legally be issued upon exercise of the Warrants and in compliance with the requirements of all Laws and any securities exchange upon which the Common Stock may be listed; and (e) the Company will not take any action that could result in any adjustment hereunder if the total number of shares of Common Stock issuable after such action upon exercise of this Warrant in full, together with all shares of Common Stock then outstanding and all shares of Common Stock then issuable upon exercise of all options and upon conversion of all convertible securities then outstanding, would exceed the total number of shares of Common Stock then authorized by the Company’s Certificate of Incorporation.

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          3. Warrant Purchase Price. The number of shares of Common Stock issuable upon exercise of this Warrant (the “Warrant Shares”) are subject to adjustment as follows:
     (a) Adjustment for Change in Capital Stock.
          If the Company:
     (1) pays a dividend or makes a distribution on its Common Stock in shares of its Common Stock;
     (2) subdivides its outstanding shares of Common Stock into a greater number of shares; or
     (3) combines its outstanding shares of Common Stock into a smaller number of shares.
then the number of Warrant Shares issuable upon exercise of the Warrant immediately prior to such action shall be proportionately adjusted so that the Holder may receive the aggregate number and kind of shares of capital stock of the Company that the Holder would have owned immediately following such action if the Warrant had been exercised immediately prior to such action.
          The adjustment shall become effective immediately after the record date in the case of a dividend or distribution and immediately after the effective date in the case of a subdivision or combination.
     (b) Extraordinary Distributions. If the Company distributes to all holders of its Common Stock any of its assets (including but not limited to cash), securities, or any rights or warrants to purchase securities (including but not limited to Common Stock) of the Company, other than (x) as described in paragraph 3(a) or 3(c) or (y) regular quarterly or other periodic dividends not exceeding, in any fiscal year, ten percent of net income of the preceding fiscal year (any such non-excluded event being referred to herein as an “Extraordinary Distribution”), then the Warrant Purchase Price shall be decreased, effective immediately after the record or other effective date of such Extraordinary Distribution, by the amount of cash and/or fair market value (as determined in good faith by the Board of Directors) of any securities or assets paid on each share of Common Stock in respect of such Extraordinary Distribution.
     (c) Reorganization, Reclassification, Consolidation, Merger or Sale. If any capital reorganization or reclassification of the capital stock of the Company, or any consolidation or merger of the Company with another corporation, or the sale of all or substantially all of its assets to another corporation (where there is a change in or distribution with respect to the Common Stock) (collectively, a “Reorganization”), shall be effected in such a way that holders

4

of Common Stock shall be entitled to receive stock, securities or assets (including, without limitation, cash) with respect to or in exchange for Common Stock, then, prior to such Reorganization, lawful and adequate provisions shall be made whereby the Holder shall thereafter have the right to purchase and receive upon the basis and upon the terms and conditions specified in this Warrant (in lieu of the shares of the Common Stock of the Company immediately theretofore purchasable upon the exercise hereof had such Reorganization not taken place), such shares of stock, securities or assets (including, without limitation, cash) as may be issued or payable with respect to or in exchange for a number of outstanding shares of such Common Stock equal to the number of shares of such stock immediately theretofore purchasable upon the exercise hereof had such Reorganization not taken place, and in any such case appropriate provision shall be made with respect to the rights and interests of each Holder to the end that the provisions hereof (including without limitation provisions for adjustments of the Warrant Purchase Price and of the number of Warrant Shares) shall thereafter be applicable, as nearly as may be, in relation to any shares of stock, securities or assets thereafter deliverable upon the exercise hereof.
          The Company will not effect any such Reorganization unless prior to the consummation thereof the successor corporation (if other than the Company) shall assume by written instrument, the obligation to deliver to the Holder such shares of stock, securities or assets as, in accordance with the foregoing provisions, the Holder may be entitled to purchase.
     (d) Notice of Adjustment. Upon any adjustment required by this paragraph 3, the Company shall give written notice thereof, by first class mail, postage prepaid, addressed to each Holder at the address shown on the books of the Company, which notice shall state in reasonable detail the facts requiring such adjustment (including the method of calculation) and the increase or decrease, if any, in the number of shares of Common Stock purchasable at such price upon the exercise of this Warrant.
     (e) Other Notices. In case at any time:
(1) the Company shall declare any cash dividend upon Common Stock;
(2) the Company shall declare any dividend upon its Common Stock payable in stock or make any special dividend or other distribution to the holders of Common Stock;
(3) the Company shall offer for subscription pro rata to the holders of Common Stock any additional shares of stock of any class or other securities or rights;
(4) there shall be any Reorganization; or
(5) there shall be a voluntary or involuntary dissolution, liquidation or winding up of the Company (collectively, “Dissolution”);

5

then the Company shall give, by first class mail, postage prepaid, addressed to the Holder at the address shown on the books of the Company (i) at least ten (10) days’ prior written notice of the date on which the books of the Company shall close or a record shall be taken for such dividend, distribution or subscription rights or for determining rights to vote in respect of any such Reorganization or Dissolution, and (ii) in the case of any such Reorganization or Dissolution, at least fifteen (15) Business Days’ prior written notice of the date when the same shall take place. Such notice in accordance with the foregoing clause (i) shall also specify, in the case of any such dividend, distribution or subscription rights, the date on which the holders of Common Stock shall be entitled thereto, and such notice in accordance with the foregoing clause (ii) shall also specify the date on which the holders of Common Stock shall be entitled to exchange their Common Stock for securities or other property deliverable upon such Reorganization or Dissolution, as the case may be.
     (f) Certain Events. If any event occurs as to which, in the good faith opinion of the Board of Directors, the other provisions of this paragraph 3 are not strictly applicable or if strictly applicable would not fairly protect the purchase rights of the Warrants in accordance with the essential intent and principles of such provisions, then the Board of Directors shall make an adjustment in the application of such provisions, in accordance with such essential intent and principles, so as to protect such purchase rights, but in no event shall any such adjustment have the effect of increasing the Warrant Purchase Price.
          4. Financial and Other Information. Without duplication of any document or information provided to the Holder pursuant to the Purchase Agreement, the Company shall send, by electronic transmission (with confirmed delivery), addressed to each Holder at the address of such Holder as shown on the books of the Company:
(1) promptly upon transmission thereof, copies of all such financial statements, proxy statements, notices and reports as it shall send to its stockholders;
(2) all reports that it files with the Securities and Exchange Commission (or any governmental body or agency succeeding to the functions of the Securities and Exchange Commission); and
(3) promptly upon transmission thereof, all information with respect to any tender offer for shares of the Company as it shall send to its stockholders.
          5. Registration. If any shares of Common Stock required to be reserved for purposes of exercise of Warrants hereunder require registration or qualification with or approval of any Governmental Authority (other than under any state securities law), before such shares may be issued upon such exercise, the Company will, at its expense, in good faith and as

6

expeditiously as possible, use its reasonable best efforts to cause such shares to be duly registered or approved or listed on the relevant domestic securities exchange, as the case may be.
          6. Issue Tax. The issuance of certificates for shares of Common Stock upon the exercise of Warrants shall be made without charge to the exercising Holder for any issuance or stamp tax in respect thereof, provided, that the Company shall not be required to pay any tax that may be payable in respect of any transfer involved in the issuance and delivery of any certificate in a name other than that of the exercising Holder, and no such issue or delivery shall be made unless and until the Person requesting such issue has paid to the Company the amount of any such tax, or has established to the reasonable satisfaction of the Company that such tax has been or will be paid.
          7. Closing of Books. The Company will at no time close its transfer books against the transfer of any Warrant or of any shares of Common Stock issued or issuable upon the exercise of any Warrant in any manner that interferes with the timely exercise of this Warrant.
          8. Mutilated or Missing Warrant Certificates. If any mutilated Warrant is surrendered to the Company, or the Company receives evidence to their reasonable satisfaction of the destruction, loss or theft of any Warrant, the Company shall issue, without charge, a replacement Warrant. Applicants for such substitute Warrant shall also comply with such other reasonable regulations as the Company may in good faith prescribe. If required by the Company, an indemnity must be supplied by the holder of such Warrant that is sufficient in the reasonable judgment of the Company to protect the Company from any loss that it may suffer if a Warrant is replaced.
          9. No Stockholder Rights. This Warrant shall not entitle any Holder, as long as this Warrant is not exercised, to any voting rights or other rights as a stockholder of the Company, including, without limitation, the right other than specifically set forth herein to receive dividends and other distributions, to receive any notice of, or to attend, meetings of stockholders or any other proceedings of the Company.
          10. Warrants Transferable. This Warrant is subject to certain restrictions on transfer set forth in the Purchase Agreement. Any transfer in violation of those restrictions shall be null and void ab initio. A transfer of this Warrant and all rights hereunder not prohibited by the Purchase Agreement may be made, in whole or in part, without charge to the Holder transferring such Warrant, at the office or agency of the Company referred to in paragraph 1 by such Holder in person or by duly authorized attorney, upon surrender of this Warrant, properly endorsed; provided, that any such transfer shall be made in compliance with the Act. It is understood that the Company will cause to be placed upon certificates for shares of Common Stock issued upon the exercise hereof, a legend similar to the legend appearing on the first page of this Warrant.

7

          11. Warrants Exchangeable for Different Denominations. Subject to compliance with the applicable provisions of this Warrant, this Warrant is exchangeable, upon the surrender hereof by each Holder at the office or agency of the Company referred to in paragraph 1, for new Warrants of like tenor representing in the aggregate the right to subscribe for and purchase the number of shares which may be subscribed for and purchased hereunder, each of such new Warrants to represent the right to subscribe for and purchase such number of shares as shall be designated by each Holder at the time of such surrender.
          12. Descriptive Headings and Governing Law. The descriptive headings of the several paragraphs of this Warrant are inserted for convenience only and do not constitute a part hereof. All questions concerning the construction, validity, enforcement and interpretation of this Warrant shall be governed by and construed and enforced in accordance with the internal Laws of the state of New York. Each of the Company and the Holder agrees that all legal proceedings concerning the interpretations, enforcement and defense of the transactions (whether brought against the Holder or the Company, as the case may be, or its respective Affiliates, directors, officers, stockholders, employees or agents) shall be commenced exclusively in the state and U.S. federal courts sitting in the city of New York, borough of Manhattan. Each of the Company and the Holder hereby irrevocably submits to the exclusive jurisdiction of the state and U.S. federal courts sitting in the city of New York, borough of Manhattan for the adjudication of any dispute hereunder or in connection herewith or with any transaction contemplated hereby or discussed herein (including with respect to the enforcement of any of this Warrant), and hereby irrevocably waives, and agrees not to assert in any suit, action or proceeding, any claim that it is not personally subject to the jurisdiction of any such court, that such suit, action or proceeding is improper. Each of the Company and the Holder hereto hereby irrevocably waives personal service of process and consents to process being served in any such suit, action or proceeding by mailing a copy thereof via registered or certified mail or overnight delivery (with evidence of delivery) to such party at the address in effect for notices to it under this Warrant and agrees that such service shall constitute good and sufficient service of process and notice thereof. Nothing contained herein shall be deemed to limit in any way any right to serve process in any manner permitted by Law. Each of the Company and the Holder hereto hereby irrevocably waives, to the fullest extent permitted by applicable Law, any and all right to trial by jury in any legal proceeding arising out of or relating to this Warrant. If either the Company or the Holder shall commence a proceeding to enforce any provisions of this Warrant, then the prevailing party in such action or proceeding shall be reimbursed by the other party for its reasonable attorneys fees and other reasonable costs and expenses incurred with the investigation, preparation and prosecution of such proceeding.
          13. Definitions. In addition to the terms defined elsewhere in this Warrant, the following terms have the meanings indicated:

8

     “Affiliate” of a Person means any other Person that, directly or indirectly through one or more intermediaries, controls or is controlled by or is under common control with the first Person. Without limiting the foregoing with respect to a Holder, any investment fund, managed account or investment Person that is managed by the same investment manager (or an Affiliate of such investment manager) as such Holder will be deemed to be an Affiliate of such Holder.
     “Business Day” means any day except Saturday, Sunday and any day on which banking institutions in New York City are authorized or required by Law or the action of any Governmental Authority to close.
     “Closing Price” means, for any date, the price determined by the first of the following clauses that applies: (a) if the Common Stock is then listed on a Trading Market, the last sales price (regular way) or the average of the last bid and ask prices, as applicable, per share of Common Stock for such date (or the nearest preceding date that is a Trading Day) on such Trading Market on which the Common Stock is then listed; or (b) in all other cases, the fair market value of a share of Common Stock as determined by an independent appraiser selected in good faith by the Company.
     “Current Market Price” means the average of the Closing Prices for the five (5) Trading Days immediately prior to (but not including) the date on which this Warrant is exercised by the Holder.
     “Encumbrance” means any charge, claim, community property interest, condition, easement, covenant, warrant, demand, encumbrance, equitable interest, lien, mortgage, option, purchase right, pledge, security interest, right of first refusal or other right of third parties or restriction of any kind, including any restriction on use, voting, transfer, receipt of income or exercise of any other attribute of ownership.
     “Governmental Authority” means any United States federal, state, provincial, supranational, county or local or any foreign government, governmental, regulatory or administrative authority, agency, self-regulatory body, instrumentality or commission, and any court, tribunal, or judicial or arbitral body (including private bodies) and any political or other subdivision, department or branch of any of the foregoing.
     “Laws” means any foreign, federal, state or local statute, law (including common law), rule, ordinance, code or regulation, any Order, and any regulation, rule, interpretation, guidance, directive, policy statement or opinion of any Governmental Authority.
     “Person” means an individual or corporation, partnership, limited partnership, limited liability company, trust, incorporated or unincorporated association, joint venture, limited liability company, joint stock company, Governmental Authority or other entity of any kind.

9

     “Order” means any award, writ, stipulation, determination, decision, injunction, judgment, order, decree, ruling, subpoena or verdict entered, issued, made or rendered by, or any contract with, any Governmental Authority.
     “Trading Day” means (a) any day on which the Common Stock is listed and traded on the Trading Market, or (b) if the Common Stock is not then listed and traded on the Trading Market, then any Business Day.
     “Trading Market” means the New York Stock Exchange or, at any time the Common Stock is not listed for trading on the New York Stock Exchange, any other national exchange, if the Common Stock is then listed on such exchange.
[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK
SIGNATURE PAGES FOLLOW]

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IN WITNESS WHEREOF, the Company has caused this Warrant to be signed by its duly authorized officers, and this Warrant to be dated                     , 20_.

By

[Title]

11

FORM OF EXERCISE NOTICE
To Westwood One, Inc.:
The undersigned is the Holder of Warrant No. ___(the “Warrant”) issued by Westwood One, Inc., a Delaware corporation (the “Company”). Capitalized terms used herein and not otherwise defined have the respective meanings set forth in the Warrant.
1.	The Warrant is currently exercisable to purchase a total of Warrant Shares.

2.	The undersigned Holder hereby exercises its right to purchase Warrant Shares pursuant to the Warrant [add conditions permitted by Section 1(d), if any].

3.	The Holder intends that payment of the Exercise Price shall be made as (check one):
___ Cash Exercise under paragraph 1(a)

___ Cashless Exercise under paragraph 1(b)
4.	If the holder has elected a Cash Exercise, the holder shall pay the sum of $ to the Company in accordance with the terms of the Warrant.

5.	Pursuant to this exercise, the Company shall deliver to the holder Warrant Shares in accordance with the terms of the Warrant.

6.	Following this exercise, the Warrant shall be exercisable to purchase a total of Warrant Shares.

Dated: ,_____	Name of Holder:

(Print)

By:

Name:

Title:

(Signature must conform in all respects to name of holder as specified on the face of the Warrant)

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ACKNOWLEDGED AND AGREED
TO this ___	___day of , 20___

WESTWOOD ONE, INC.

By:
Name:

Title:

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FORM OF ASSIGNMENT
[To be completed and signed only upon transfer of Warrant]
     FOR VALUE RECEIVED, the undersigned hereby sells, assigns and transfers unto                                          the right represented by the within Warrant to purchase                                 sh ares of Common Stock of Westwood One, Inc. to which the within Warrant relates and appoints                      attorney to transfer said right on the books of Westwood One, Inc. with full power of substitution in the premises.

Dated: , ___

(Signature must conform in all respects to name of holder as specified on the face of the Warrant)

Address of Transferee

In the presence of:

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Appendix IV
Execution Version
REGISTRATION RIGHTS AGREEMENT
This Registration Rights Agreement (this “Agreement”) is made and entered into as of March 3, 2008, among Westwood One, Inc., a Delaware corporation (the “Company”), and Gores Radio Holdings, LLC (together with its designees that are affiliates of The Gores Group, LLC, the “Purchasers").
WHEREAS, the parties have agreed to enter into this Agreement in connection with, and as a condition to the Closing under the Purchase Agreement, dated as of February 25, 2008, among the Company and the Purchasers (the “Purchase Agreement”); and
WHEREAS, pursuant to the Purchase Agreement and concurrently with the execution of this Agreement, the Purchasers are acquiring from the Company shares of the Company’s 7.50% Series A Convertible Preferred Stock, par value $0.01 per share, and warrants to purchase shares of the Company’s common stock, par value $0.01 per share.
NOW, THEREFORE, in consideration of the premises and mutual covenants contained in this Agreement, the Company and the Purchasers agree as follows:
1. Definitions. In addition to the terms defined elsewhere in this Agreement, (a) capitalized terms that are not otherwise defined herein have the meanings given to such terms in the Purchase Agreement, and (b) the following terms have the meanings indicated:
“Automatic Shelf Registration Statement” means an “automatic shelf registration statement” as defined in Rule 405 promulgated under the Securities Act.
“CBS” means CBS Radio Inc.
“CBS Registrable Securities” means the “Registrable Securities” as defined in the CBS Registration Rights Agreement.
“CBS Registration Rights Agreement” means the Registration Rights Agreement by and between the Company and CBS substantially in the form set forth as Exhibit D to the Master Agreement between the Company and CBS contained in the Company’s Definitive Proxy Statement, dated December 21, 2007.
“Holder” means any holder, from time to time, of Registrable Securities.
“Purchaser Request” means a written request from Holders that in the aggregate hold a majority of the Registrable Securities outstanding as of the date of such request.
“Prospectus” means the prospectus included in a Registration Statement (including a prospectus that includes any information previously omitted from a prospectus filed as part of an effective registration statement in reliance upon Rule 430A promulgated under the Securities Act), as amended or supplemented by any prospectus supplement, with respect to the terms of the offering of any portion of the Registrable Securities covered by a Registration Statement, and all other amendments and supplements to the Prospectus, including post-effective amendments, and all material incorporated by reference in such Prospectus.

“Registrable Securities” means any Common Stock (including Underlying Shares) issued or issuable to the Purchasers pursuant to the Transaction Documents, together with any securities issued or issuable upon any stock split, stock dividend or other distribution or in connection with a combination of shares, recapitalization, merger, consolidation or similar event with respect to the foregoing; provided, however, that Registrable Securities shall not include any securities a Holder is permitted to sell pursuant to Rule 144 without volume limitations or any other restrictions.
“Registration Statement” means any registration statement to be filed under the Exchange Act, that covers any of the Registrable Securities pursuant to the provisions of this Agreement, including the Prospectus included therein, all amendments and supplements to such Registration Statement, including pre- and post-effective amendments, all exhibits and all material incorporated by reference in such Registration Statement.
“Rule 144,” “Rule 415,” “Rule 424” and “Rule 461” means Rule 144, Rule 415, Rule 424 and Rule 461, respectively, promulgated by the Commission pursuant to the Securities Act, as such Rules may be amended from time to time, or any similar rule or regulation hereafter adopted by the Commission having substantially the same effect as such Rule.
“Well-Known Seasoned Issuer” means a “well-known seasoned issuer” as defined in Rule 405 of the General Rules and Regulations promulgated under the Securities Act and that (a) is a “well-known seasoned issuer” under paragraph (1)(i)(A) of such definition or (b) is a “well-known seasoned issuer” under paragraph (1)(i)(B) of such definition and is also eligible to register a primary offering of its securities relying on General Instruction I.B.1 of Form S-3 or Form F-3 under the Securities Act (or any successor instruction or successor form).
2. Shelf Registration.
(a) If at any time the Company shall receive a Purchaser Request under this Section 2 that the Company file a shelf registration statement under the Securities Act, then the Company shall, within 10 days of the receipt thereof, give written notice of such request to all Holders and, subject to Section 4 below, shall prepare and file (as expeditiously as practicable, and in any event within 60 days of the receipt of the Purchaser Request) with the Commission a “Shelf” Registration Statement covering the resale of all Registrable Securities for an offering to be made on a continuous basis pursuant to Rule 415; provided, however, that the Company shall have no obligation to file a Registration Statement pursuant to this Section 2 for less than the total amount of Registrable Securities then held by the Holders if (based on the current market prices) the remaining Registrable Securities owned by all Holders would not yield gross proceeds of at least $15,000,000. Such Registration Statement shall be on Form S-3 (except if the Company is not then eligible to register for resale the Registrable Securities on Form S-3, in which case such registration shall be on another appropriate form in accordance herewith as the

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Holders may consent) and shall contain (except if otherwise directed by the Holders) the “Plan of Distribution” attached hereto as Annex A. The Company shall use its reasonable best efforts to cause such Registration Statement to be declared effective under the Securities Act as promptly as reasonably practicable after the filing thereof, and in any event within 90 days of the filing thereof (or 120 days if the Commission has determined to review the applicable Registration Statement) or if the Company is a Well-Known Seasoned Issuer at time of receipt of a Purchaser Request, Company shall cause the Registration Statement to be filed pursuant to an Automatic Shelf Registration Statement and, subject to Section 4 below, shall use its reasonable best efforts to keep such Registration Statement continuously effective under the Securities Act until the earliest of (i) the fifth anniversary of the effective date of the Registration Statement, (ii) when all Registrable Securities covered by such Registration Statement have been sold and (iii) the date as of which each Holder is permitted to sell its Registrable Securities pursuant to Rule 144 without volume limitations or any other restrictions (the “Effectiveness Period”).
(b) Subject to Section 4, the Company shall be deemed not to have used its reasonable best efforts to keep the Shelf Registration Statement effective during the requisite period if it voluntarily takes any action that results in Holders of Registrable Securities covered thereby not being able to offer and sell such Registrable Securities during the Effectiveness Period, unless (i) such action is required by law or the applicable interpretations thereof by the Commission’s staff or (ii) such action is taken by the Company in good faith and for valid business reasons (which shall not include avoidance of its obligations hereunder), provided, that the Company on or prior to 45 days thereafter complies with the requirements of Section 6(j) to the extent permitted by law or interpretation by the Commission’s staff.
3. Demand Underwritten Registration.
(a) If at any time the Company shall receive a Purchaser Request that the Company file a registration statement under the Securities Act or prepare a prospectus supplement to an effective Shelf Registration Statement filed pursuant to Section 2 above in order to effect an underwritten offering, then the Company shall, within 10 days of the receipt thereof, give written notice of such request to all Holders and, subject to Section 4 below, shall prepare and file (as expeditiously as reasonably practicable, and in any event within 60 days after the date the Company receives the Purchaser Request) a Registration Statement with respect to all Registrable Securities that the Holders request to be registered (which shall be on Form S-3 or other available form designated by the underwriters) and use its reasonable best efforts to (x) cause such Registration Statement to become effective and (y) keep such Registration Statement continuously effective under the Securities Act for a period of not less than 120 days or such shorter period as is necessary to complete the distribution of the Registrable Securities covered by such Registration Statement.
(b) If the Holders intend to distribute the Registrable Securities covered by their request by means of an underwriting, they shall so advise the Company as a part of their request made pursuant to this Section 3 and the Company shall include such information in the written notice referred to in Section 3(a). In such event, the right of any Holder to include such Holder’s Registrable Securities in such registration shall be conditioned upon such Holder’s participation in such underwriting and the inclusion of such Holder’s Registrable Securities in the underwriting to the extent provided below. A majority in interest of the Holders of Registrable

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Securities participating in the underwriting shall select the managing underwriter or underwriters in such underwriting subject to the reasonable approval of the Company. All Holders proposing to distribute their securities through such underwriting shall, together with the Company as provided in Section 6(n), enter into an underwriting agreement in customary form with the underwriter or underwriters so selected for such underwriting by a majority in interest of such Holders; provided, however, that the Holders (or any of their assignees) shall not be required by the Company to make any representations, warranties or indemnities except as they relate to such Holder’s ownership of shares and authority to enter into the underwriting agreement and to such Holder’s intended method of distribution, and the liability of such Holder shall be limited to an amount equal to the net proceeds from the offering received by such Holder. Notwithstanding any other provision of this Section 3, if the underwriter advises a Holder that marketing factors require a limitation of the number of shares to be underwritten, then the Holder shall so advise the Company and the Company shall so advise all Holders of Registrable Securities that would otherwise be underwritten pursuant hereto, and the number of shares of Registrable Securities that may be included in the underwriting shall be allocated as follows: (i) first, among Holders of Registrable Securities that have elected to participate in such underwritten offering and CBS to the extent, but only to the extent, CBS elects to participate in such underwritten offering pursuant to the CBS Registration Rights Agreement, in proportion (as nearly as practicable) to the aggregate amount of Registrable Securities held by all such Holders and the amount of CBS Registrable Securities held by CBS, until such Holders have included in the underwriting all shares requested by such holders to be included, and (ii) thereafter, among all other holders of Common Stock, if any, that have the right and have elected to participate in such underwritten offering, in proportion (as nearly as practicable) to the amount of shares of Common Stock owned by such holders. Without the consent of a majority in interest of the Holders of Registrable Securities participating in a registration referred to in Section 3(a), no securities other than Registrable Securities and the CBS Registrable Securities shall be covered by such registration if the inclusion of such other securities would result in a reduction of the number of Registrable Securities covered by such registration or included in any underwriting or if, in the opinion of the managing underwriter, the inclusion of such other securities would adversely impact the marketing of such offering.
(c) The Company shall be obligated to effect only four registrations (and only if such registration would include Registrable Securities with an aggregate value of at least $15,000,000, calculated using the stated offering price disclosed on the cover of the final prospectus covering such Registrable Securities) pursuant to a Purchaser Request under this Section 3 (except as provided in the next sentence, an offering that is not consummated and an offering pursuant to Section 2 above shall not be counted for this purpose); provided, that no more than two Purchaser Requests shall be made in any 12-month period. The registration of Registrable Securities under this Section 3 shall not be deemed to have been requested unless such registration becomes effective (provided that if, within 120 days after it has become effective, the offering of Registrable Securities pursuant to such registration is interfered with by any stop order, injunction or other order or requirement of the SEC or other governmental agency or court, such registration will be deemed not to have become effective unless 80% of such Registrable Securities have been sold pursuant to such registration), and if the registration has remained effective for 120 days without such interference such registration shall be deemed to have been requested regardless of whether any of the Registrable Securities are ultimately sold pursuant to such registration. In addition to the foregoing, if CBS participates in a registration of

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Registrable Securities under this Section 3, such registration shall not be deemed to have been requested unless 80% of the Registrable Securities originally requested by the Holders to be included in such registration have been sold pursuant to such registration. The Company may grant piggyback registration rights with respect to any registration statement demanded pursuant to this Section 3, provided that any such rights shall be subject to the priority of Holders’ rights under this Section 3.
4. Postponement; Suspension. If at the time a request for registration is made pursuant to Section 2 or Section 3, or at any time during the Effectiveness Period, the Company is in the process of or desires to register securities under the Securities Act for sale by it or has pending or in process a material transaction, the disclosure of which would, in the good faith judgment of the Board of Directors of the Company, materially and adversely affect the Company, the Company may defer the filing (but not the preparation) of the requested Registration Statement, or suspend the use of the Shelf Registration Statement, as the case may be (a) in the case of another registration statement in process, until the filing or abandonment of such registration statement but in no event longer than 105 days, and (b) in the case of a material transaction, for up to 105 days (but the Company shall use its reasonable best efforts to resolve the transaction and file the Registration Statement as soon as practicable); provided, however, that the Company may not utilize this right more than once in any 12-month period.
5. Piggy-Back Registrations.
(a) If (but without any obligation to do so) the Company proposes to register (including for this purpose a registration effected by the Company for stockholders other than the Holders) any of its stock or other securities under the Securities Act in connection with the public offering of such securities solely for cash (other than a registration on Form S-8 (or similar or successor form) relating solely to the sale of securities to participants in a Company stock plan or to other compensatory arrangements to the extent includable on Form S-8 (or similar or successor form), or a registration on Form S-4 (or similar or successor form)), the Company shall, at such time, promptly give each Holder written notice of such registration. Upon the written request of each Holder given within 30 days after mailing of such notice by the Company in accordance with Section 10(g) below, the Company shall use its reasonable best efforts to cause to be registered under the Securities Act all of the Registrable Securities that each such Holder has requested to be registered. The Company shall have no obligation under this Section 5 to make any offering of its securities, or to complete an offering of its securities that it proposes to make. If the registration of which the Company gives notice is for a registered public offering involving an underwriting, the Company shall so advise the Holders as a part of the written notice given pursuant to this Section 5(a). All Holders requesting to distribute their securities through such underwriting shall, together with the Company as provided in Section 6(n), enter into an underwriting agreement in customary form with the underwriter or underwriters for such underwriting; provided, however, that the Holders (or any of their assignees) shall not be required by the Company to make any representations, warranties or indemnities except as they relate to such Holder’s ownership of shares and authority to enter into the underwriting agreement and to such Holder’s intended method of distribution, and the liability of such Holder shall be limited to an amount equal to the net proceeds from the offering received by such Holder.

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(b) If the registration under this Section 5 is an underwritten registration on behalf of holders of securities of the Company other than the Holders, and if the underwriter advises the Company that marketing factors require a limitation of the number of shares to be underwritten, the underwriter may limit the number of Registrable Securities to be included in the registration and underwriting. The Company shall so advise all Holders of Registrable Securities that would otherwise be underwritten pursuant hereto. The number of shares, including Registrable Securities, that may be included in the registration and underwriting shall be allocated as follows: (i) first, among holders of securities requesting such registration in proportion (as nearly as practicable) to the amount of registrable securities held by such holders, (ii) second, among all of the Holders of Registrable Securities that have elected to participate in such underwritten offering and CBS, if CBS is not the holder requesting such registration, to the extent, but only to the extent, CBS elects to participate in such underwritten offering pursuant to the CBS Registration Rights Agreement, in proportion (as nearly as practicable) to the amount of Registrable Securities held by such Holders and the amount of CBS Registrable Securities held by CBS and (iii) thereafter, among all other holders of Common Stock, if any, that have the right and have elected to participate in such underwritten offering, in proportion (as nearly as practicable) to the amount of shares of Common Stock owned by such holders.
(c) If the registration under this Section 5 is an underwritten registration on behalf of the Company and if the underwriter advises a Holder that marketing factors require a limitation of the number of shares to be underwritten, the underwriter may limit the number of Registrable Securities to be included in the registration and underwriting. The Holder shall so advise the Company and the Company shall so advise all Holders of Registrable Securities that would otherwise be underwritten pursuant hereto. The number of shares, including Registrable Securities, that may be included in the registration and underwriting shall be allocated as follows: (i) first, the securities that the Company proposes to sell, (ii) second, among Holders of Registrable Securities that have elected to participate in such underwritten offering and CBS to the extent, but only to the extent, CBS elects to participate in such underwritten offering pursuant to the CBS Registration Rights Agreement, in proportion (as nearly as practicable) to the aggregate amount of Registrable Securities held by all such holders and the amount of CBS Registrable Securities held by CBS, until such holders have included in the underwriting all shares requested by such holders to be included, and (iii) thereafter, among all other holders of Common Stock, if any, that have the right and have elected to participate in such underwritten offering, in proportion (as nearly as practicable) to the amount of shares of Common Stock owned by such holders.
(d) Each Holder agrees that if a managing underwriter reasonably determines it is necessary in order to effect such underwritten public offering, at such managing underwriter’s request, such Holder will agree not to publicly sell any shares of Registrable Securities that are not included in an underwritten public offering described in this Section 5 for a period, not to exceed the lesser of (a) 120 days and (b) the number of days that the Company, any director or officer or any other selling stockholder is similarly restricted; provided that if any such Person is released from its obligations to not publicly sell, then all Holders shall be released from their obligations under this Section 5(d) to the same extent.
6. Registration Procedures. In connection with the Company’s registration obligations hereunder, the Company shall:

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(a) Not less than three Trading Days before the filing of each Registration Statement or any related Prospectus or any amendment or supplement thereto (including any document that would be incorporated or deemed to be incorporated therein by reference), the Company shall (i) furnish to the Holders and Purchaser Counsel copies of all such documents proposed to be filed, which documents (other than those incorporated or deemed to be incorporated by reference) will be subject to the review of such Holders and Purchaser Counsel, and (ii) cause its officers and directors, counsel and independent certified public accountants to respond to such inquiries as shall be necessary to conduct a reasonable investigation within the meaning of the Securities Act. The Company shall not file such a Registration Statement or any such Prospectus or any amendments or supplements thereto to which the Holders of a majority of the Registrable Securities shall reasonably object.
(b) (i) Prepare and file with the Commission such amendments, including post-effective amendments, to each Registration Statement and the Prospectus used in connection therewith as may be necessary to keep such Registration Statement continuously effective as to the applicable Registrable Securities for the Effectiveness Period and prepare and file with the Commission such additional Registration Statements in order to register for resale under the Securities Act all of the Registrable Securities; (ii) cause the related Prospectus to be amended or supplemented by any required Prospectus supplement, and as so supplemented or amended to be filed pursuant to Rule 424; (iii) respond as promptly as reasonably practicable, and in any event within 15 Trading Days (or 20 Trading Days in the case of initial comments), to any comments received from the Commission with respect to any Registration Statement or any amendment thereto and as promptly as reasonably practicable provide the Holders and Purchaser Counsel true and complete copies of all correspondence from and to the Commission relating to a Registration Statement; and (iv) comply in all material respects with the provisions of the Securities Act and the Exchange Act with respect to the disposition of all Registrable Securities covered by a Registration Statement during the applicable period in accordance with the intended methods of disposition by the Holders thereof set forth in the applicable Registration Statement as so amended or in such Prospectus as so supplemented.
(c) Notify the Holders of Registrable Securities to be sold and Purchaser Counsel as promptly as reasonably possible, and (if requested by any such Person) confirm such notice in writing no later than one Trading Day thereafter, of any of the following events: (i) the Commission notifies the Company whether there will be a “review” of any Registration Statement; (ii) the Commission comments in writing on any Registration Statement (in which case the Company shall deliver to each Holder a copy of such comments and of all written responses thereto); (iii) any Registration Statement or any post-effective amendment is declared effective; (iv) the Commission or any other Federal or state governmental authority requests any amendment or supplement to a Registration Statement or Prospectus or requests additional information related thereto; (v) the Commission issues any stop order suspending the effectiveness of any Registration Statement or initiates any Proceedings for that purpose; (vi) the Company receives notice of any suspension of the qualification or exemption from qualification of any Registrable Securities for sale in any jurisdiction, or the initiation or threat of any Proceeding for such purpose; or (vii) the financial statements included in any Registration Statement become ineligible for inclusion therein or any statement made in any Registration Statement or Prospectus or any document incorporated or deemed to be incorporated therein by reference is untrue in any material respect or any revision to a Registration Statement, Prospectus or other document is required so that it will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.

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(d) Use its reasonable best efforts to avoid the issuance of or, if issued, obtain the withdrawal of (i) any order suspending the effectiveness of any Registration Statement or (ii) any suspension of the qualification (or exemption from qualification) of any of the Registrable Securities for sale in any jurisdiction, as expeditiously as reasonably practicable.
(e) Furnish to each Holder and Purchaser Counsel, without charge, at least one conformed copy of each Registration Statement and each amendment thereto, including financial statements and schedules, all documents incorporated or deemed to be incorporated therein by reference, and all exhibits to the extent requested by such Person (including those previously furnished or incorporated by reference) promptly after the filing of such documents with the Commission.
(f) Promptly deliver to each Holder and Purchaser Counsel, without charge, as many copies of the Prospectus or Prospectuses (including each form of prospectus) and each amendment or supplement thereto as such Persons may reasonably request. Subject to Section 10(f), the Company hereby consents to the use of such Prospectus and each amendment or supplement thereto by each of the selling Holders in connection with the offering and sale of the Registrable Securities covered by such Prospectus and any amendment or supplement thereto.
(g) In the time and manner required by each Trading Market, if at all, prepare and file with such Trading Market an additional shares listing application covering all of the Registrable Securities; (ii) take all steps necessary to cause such Registrable Securities to be approved for listing on each Trading Market as soon as reasonably practicable thereafter; (iii) to the extent available to the Company, provide to the Holders evidence of such listing; and (iv) maintain the listing of such Registrable Securities on each such Trading Market.
(h) Before any public offering of Registrable Securities, use its reasonable best efforts to register or qualify or cooperate with the selling Holders and Purchaser Counsel in connection with the registration or qualification (or exemption from such registration or qualification) of such Registrable Securities for offer and sale under the securities or Blue Sky Laws of such jurisdictions within the United States as any Holder requests in writing, to keep each such registration or qualification (or exemption therefrom) effective during the Effectiveness Period and to do any and all other acts or things necessary or advisable to enable the disposition in such jurisdictions of the Registrable Securities covered by a Registration Statement.
(i) Cooperate with the Holders to facilitate the timely preparation and delivery of certificates representing Registrable Securities to be delivered to a transferee pursuant to a Registration Statement, which certificates shall be free, to the extent permitted by the Purchase Agreement, of all restrictive legends, and to enable such Registrable Securities to be in such denominations and registered in such names as any such Holders may request.

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(j) Upon the occurrence of any event described in Section 6(c)(iv) through (vii), as promptly as reasonably possible, prepare a supplement or amendment, including a post-effective amendment, to such a Registration Statement or a supplement to the related Prospectus or any document incorporated or deemed to be incorporated therein by reference, and file any other required document so that, as thereafter delivered, neither such Registration Statement nor its related Prospectus will contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.
(k) Cooperate with any due diligence investigation undertaken by the Holders in connection with the sale of Registrable Securities, including by making available any documents and information; provided, that the Company will not deliver or make available to any Holder material, nonpublic information unless such Holder specifically requests in advance to receive material, nonpublic information and such Holder executes a nondisclosure agreement reasonably acceptable to the Company.
(l) If Holders of a majority of the Registrable Securities being offered pursuant to a Registration Statement select underwriters for the offering, the Company shall enter into and perform its obligations under an underwriting agreement, in usual and customary form, including by providing customary legal opinions, comfort letters and indemnification and contribution obligations.
(m) Comply in all material respects with all applicable rules and regulations of the Commission and make generally available to its stockholders a consolidated earnings statement (which need not be audited) for the 12 months beginning after the effective date of a Registration Statement that satisfies the requirements of an earnings statement under Section 11(a) of the Securities Act as soon as reasonably practicable after the end of such period.
(n) Enter into such customary agreements (including, if requested, an underwriting agreement in customary form) and take all such other customary actions, if any, as Holders holding a majority of the Registrable Securities being sold or the managing underwriters (if any) shall reasonably request in order to facilitate any disposition of Registrable Securities pursuant to such Registration Statement. If requested by Holders holding a majority of the Registrable Securities being sold, their counsel or the managing underwriters (if any) in connection with such Registration Statement, use its reasonable best efforts to cause (i) its counsel to deliver an opinion relating to the Shelf Registration Statement and Registrable Securities, as applicable, in customary form, (ii) its officers to execute and deliver all customary documents and certificates requested by Holders holding a majority of the Registrable Securities being sold, their counsel of the managing underwriters (if any) and (iii) its independent public accountants to provide a comfort letter or letters in customary form, subject to receipt of appropriate documentation as contemplated, and only if permitted, by Statement of Auditing Standards No. 72 or any successor accounting standard.
(o) Make reasonably available for inspection during normal business hours at the offices where normally kept by a representative of, and counsel acting for, Holders holding a majority of the Registrable Securities being sold and any underwriter participating in any disposition of Registrable Securities pursuant to such Registration Statement, all relevant financial and other records and pertinent corporate documents and properties of the Company and use its reasonable best efforts to have its officers, directors, employees, accountants and counsel supply all relevant information reasonably requested by such representative, such counsel or any such underwriter in connection with such Registration Statement, in either case to the extent reasonably requested by such representative, such counsel or underwriter for the purpose of conducting customary due diligence with respect to the Company.

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(p) If any broker-dealer registered under the Exchange Act shall underwrite any transfer of Registrable Securities or participate as a member of an underwriting syndicate or selling group or “assist in the distribution” (within the meaning of the Rules of Conduct (the “Rules of Conduct”) of the Financial Industry Regulatory Authority (“FINRA”)), whether as a holder of such Registrable Securities or as an underwriter, a placement or sales agent or a broker or dealer in respect thereof, or otherwise, assist such broker-dealer in complying with the requirements of such Rules of Conduct by (if such Rules of Conduct shall so require) engaging a “qualified independent underwriter” (as defined in such Rules of Conduct) to participate in the preparation of the registration statement relating to such Registrable Securities.
(q) Use its reasonable best efforts to make available executive officers of the Company to participate with the Holders and any underwriters in any “road shows” or other selling efforts that may be reasonably requested by the Holders in connection with the methods of distribution for the Registrable Securities.
7. Registration Expenses. All fees and expenses incident to the performance of or compliance with this Agreement by the Company shall be borne by the Company. The fees and expenses referred to in the foregoing sentence shall include (a) all registration and filing fees (including fees and expenses (i) with respect to filings required to be made with any Trading Market, (ii) in compliance with applicable state securities or Blue Sky Laws (including fees and disbursements of counsel for the Company in connection with Blue Sky qualifications or exemptions of the Registrable Securities and determination of the eligibility of the Registrable Securities for investment under the Laws of such jurisdictions as requested by the Holders) and (iii) FINRA fees and expenses), (b) all expenses relating to the preparation, printing, distribution and reproduction of each registration statement required to be filed hereunder, each prospectus included therein or prepared for distribution pursuant hereto, each amendment or supplement to the foregoing, the certificates representing the Registrable Securities and all other documents relating thereto, (c) messenger, telephone and delivery expenses, (d) fees and disbursements of counsel and independent registered public accounting firm for the Company (including the expenses of any opinions or “cold comfort” letters required by or incident to such performance and compliance), (e) the reasonable fees and disbursement of one counsel for the Holders; (f) reasonable fees, disbursements and expenses of any “qualified independent underwriter” engaged pursuant to Section 6(p); and (g) fees and expenses of all other Persons retained by the Company in connection with the consummation of the transactions contemplated by this Agreement. The Company shall not be required to pay stock transfer taxes or underwriters’ discounts or commissions related to Registrable Securities. The obligation of the Company to bear the fees and expenses described in clauses (b), (d) and (e) (in the case of (d) and (e), with respect to counsel only) of this Section 7 shall apply whether or not any Registrable Securities are sold pursuant to a Registration Statement; provided, however, that the fees and expenses described in this Section 7 for any supplements or amendments to a Registration Statement or Prospectus solely resulting from a misstatement furnished in writing to the Company for inclusion therein by or on behalf of a Holder shall be borne by such Holder.

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Notwithstanding the foregoing, the provisions of this Section 7 shall be deemed amended to the extent necessary to cause these provisions to comply with “blue sky” laws of each state or the securities laws of any jurisdiction in the United States and its territories in which the offering is made.
8. Indemnification.
(a) Indemnification by the Company. The Company shall, notwithstanding any termination of this Agreement, indemnify and hold harmless each Holder, the officers, directors, partners, members, agents, brokers (including brokers who offer and sell Registrable Securities as principal as a result of a pledge or any failure to perform under a margin call of Common Stock), investment advisors and employees of each of them, each Person who controls any such Holder (within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act) and the officers, directors, partners, members, agents and employees of each such controlling Person, to the fullest extent permitted by applicable Law, from and against any and all Losses, as incurred, arising out of or relating to any untrue or alleged untrue statement of a material fact contained in a Registration Statement, any Prospectus or any form of prospectus or in any amendment or supplement thereto or in any preliminary prospectus, or arising out of or relating to any omission or alleged omission of a material fact required to be stated therein or necessary to make the statements therein (in the case of any Prospectus or form of prospectus or supplement thereto, in light of the circumstances under which they were made) not misleading, except to the extent, but only to the extent, that (i) such untrue statements or omissions are based upon information regarding such Holder furnished in writing to the Company by or on behalf of such Holder expressly for use therein, or to the extent that such information relates to such Holder or such Holder’s proposed method of distribution of Registrable Securities and was reviewed and approved in writing by such Holder expressly for use in a Registration Statement, such Prospectus or such form of Prospectus or in any amendment or supplement thereto or (ii) in the case of an occurrence of an event of the type specified in Section 6(c)(v)-(vii), the use by such Holder of an outdated or defective Prospectus after the Company has notified such Holder in writing that the Prospectus is outdated or defective and before the receipt by such Holder of the Advice contemplated in Section 10(f). The Company shall notify the Holders promptly of the institution, threat or assertion of any Proceeding of which the Company is aware in connection with the transactions contemplated by this Agreement.
(b) Indemnification by Holders. Each Holder shall, severally and not jointly, indemnify and hold harmless the Company, its directors, officers, agents and employees, each Person who controls the Company (within the meaning of Section 15 of the Securities Act and Section 20 of the Exchange Act), and the directors, officers, agents or employees of such controlling Persons, to the fullest extent permitted by applicable Law, from and against all Losses (as determined by a court of competent jurisdiction in a final judgment not subject to appeal or review), arising solely out of any untrue statement of a material fact contained in any Registration Statement, any Prospectus, or any form of prospectus, or in any amendment or supplement thereto, or arising solely out of any omission of a material fact required to be stated therein or necessary to make the statements therein not misleading to the extent, but only to the

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extent, that such untrue statement or omission is contained in any information so furnished in writing by or on behalf of such Holder to the Company specifically for inclusion in such Registration Statement or such Prospectus. In no event shall the liability of any selling Holder hereunder be greater in amount than the dollar amount of the net proceeds received by such Holder upon the sale of the Registrable Securities giving rise to such indemnification obligation.
(c) Conduct of Indemnification Proceedings. If any Proceeding shall be brought or asserted against any Person entitled to indemnity hereunder (an “Indemnified Party”), such Indemnified Party shall promptly notify the Person from whom indemnity is sought (the “Indemnifying Party”) in writing, and the Indemnifying Party shall assume the defense thereof, including the engagement of counsel reasonably satisfactory to the Indemnified Party and the payment of all fees and expenses incurred in connection with defense thereof; provided, that the failure of any Indemnified Party to give such notice shall not relieve the Indemnifying Party of its obligations or liabilities pursuant to this Agreement, except (and only) to the extent that it shall be finally determined by a court of competent jurisdiction (which determination is not subject to appeal or further review) that such failure shall have materially adversely prejudiced the Indemnifying Party.
An Indemnified Party shall have the right to engage separate counsel in any such Proceeding and to participate in the defense thereof, but the fees and expenses of such counsel shall be at the expense of such Indemnified Party or Parties unless: (i) the Indemnifying Party has agreed in writing to pay such fees and expenses; (ii) the Indemnifying Party shall have failed promptly to assume the defense of such Proceeding; (iii) the Indemnifying Party shall have failed promptly to engage counsel reasonably satisfactory to such Indemnified Party in any such Proceeding (in each case, only with respect to such Indemnified Party); or (iv) the named parties to any such Proceeding (including any impleaded parties) include both such Indemnified Party and the Indemnifying Party or any of its Affiliates, and such Indemnified Party shall have been advised by counsel that a conflict of interest is likely to exist if the same counsel were to represent such Indemnified Party and the Indemnifying Party or such Affiliates (in which case, under any of clauses (i) through (iv), such counsel shall be at the expense of the Indemnifying Party). The Indemnifying Party shall not be liable for any settlement of any Proceeding effected without its written consent, which consent shall not be unreasonably withheld. No Indemnifying Party shall, without the prior written consent of the Indemnified Party, effect any settlement of any pending Proceeding in respect of which any Indemnified Party is a party, unless such settlement includes an unconditional release of such Indemnified Party from all liability arising out of such Proceeding.
All fees and expenses of the Indemnified Party (including reasonable fees and expenses to the extent incurred in connection with investigating or preparing to defend such Proceeding in a manner not inconsistent with this Section) shall be paid to the Indemnified Party, as incurred, within 10 Trading Days of written notice thereof to the Indemnifying Party (regardless of whether it is ultimately determined that an Indemnified Party is not entitled to indemnification hereunder; provided that the Indemnifying Party may require such Indemnified Party to undertake to reimburse all such fees and expenses to the extent it is finally judicially determined that such Indemnified Party is not entitled to indemnification hereunder.

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(d) Contribution. If a claim for indemnification under Section 8(a) or 8(b) is unavailable to an Indemnified Party (by reason of public policy or otherwise), then each Indemnifying Party, in lieu of indemnifying such Indemnified Party, shall contribute to the amount paid or payable by such Indemnified Party as a result of such Losses, in such proportion as is appropriate to reflect the relative fault of the Indemnifying Party and Indemnified Party in connection with the actions, statements or omissions that resulted in such Losses as well as any other relevant equitable considerations. The relative fault of such Indemnifying Party and Indemnified Party shall be determined by reference to, among other things, whether any action in question, including any untrue or alleged untrue statement of a material fact or omission or alleged omission of a material fact, has been taken or made by, or relates to information supplied by, such Indemnifying Party or Indemnified Party, and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such action, statement or omission. The amount paid or payable by a party as a result of any Losses shall be deemed to include, subject to the limitations set forth in Section 8(c), any reasonable attorneys’ or other reasonable fees or expenses incurred by such party in connection with any Proceeding to the extent such party would have been indemnified for such fees or expenses if the indemnification provided for in this Section was available to such party in accordance with its terms.
The parties hereto agree that it would not be just and equitable if contribution pursuant to this Section 8(d) were determined by pro rata allocation or by any other method of allocation that does not take into account the equitable considerations referred to in the immediately preceding paragraph. Notwithstanding the provisions of this Section 8(d), no Holder shall be required to contribute, in the aggregate, any amount in excess of the amount such Holder would otherwise have been required to pay under Section 8(b) had indemnification been available. No Person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any Person who was not guilty of such fraudulent misrepresentation.
The indemnity and contribution agreements contained in this Section are in addition to any liability which any party may have to any other party.
9. Current Public Information. At all times the Company will file all reports required to be filed by it under the Securities Act and the Exchange Act, and will take such further action as any Holder of Registrable Securities may reasonably request, all to the extent required to enable such Holders to sell Registrable Securities pursuant to Rule 144.
10. Miscellaneous.
(a) Remedies. In the event of a breach by the Company or by a Holder of any of their obligations under this Agreement, each Holder or the Company, as the case may be, in addition to being entitled to exercise all rights granted by Law and under this Agreement, including recovery of damages, will be entitled to specific performance of its rights under this Agreement. The Company and each Holder agree that monetary damages would not provide adequate compensation for any losses incurred by reason of a breach by it of any of the provisions of this Agreement and hereby further agrees that, in the event of any action for specific performance in respect of such breach, it shall waive the defense that a remedy at Law would be adequate.

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(b) Amendments and Waivers. The provisions of this Agreement, including the provisions of this sentence, may not be amended, modified or supplemented, and waivers or consents to departures from the provisions hereof may not be given, unless the same shall be in writing and signed by the Company and the Holders of a majority of the then outstanding Registrable Securities. Notwithstanding the foregoing, a waiver or consent to depart from the provisions hereof with respect to a matter that relates exclusively to the rights of certain Holders and that does not directly or indirectly affect the rights of other Holders may be given by the Holders of at least a majority of the Registrable Securities to which such waiver or consent relates; provided, however, that the provisions of this sentence may not be amended, modified, or supplemented except in accordance with the provisions of the immediately preceding sentence.
(c) No Other Registration Rights Agreements. Except for the CBS Registration Rights Agreement and any registration rights on Form S-8 in favor of Thomas F.X. Beusse related to the options granted by the Company to Mr. Beusse under the Stand-Alone Stock Option Agreement, dated as of January 8, 2008, between the Company and Mr. Beusse, neither the Company nor any Subsidiary has previously entered into any contract granting any registration rights with respect to any of its securities to any Person that have not been satisfied in full.
(d) No Piggyback on Registrations. Except as and to the extent specified in Schedule 3.1(g) to the Purchase Agreement, neither the Company nor any of its security holders (other than the Holders in such capacity pursuant hereto) may include securities of the Company in a Registration Statement other than the Registrable Securities, and the Company shall not after the date hereof enter into any contract providing any such right to any of its security holders.
(e) Compliance. Each Holder covenants and agrees that it will comply with the prospectus delivery requirements of the Securities Act as applicable to it in connection with sales of Registrable Securities pursuant to a Registration Statement.
(f) Discontinued Disposition. Each Holder agrees by its acquisition of such Registrable Securities that, upon receipt of a notice from the Company of the occurrence of any event of the kind described in Sections 6(c)(iv) through 6(c)(vii), such Holder will forthwith discontinue disposition of such Registrable Securities under a Registration Statement until such Holder’s receipt of the copies of the supplemented Prospectus and/or amended Registration Statement contemplated by Section 6(j), or until it is advised in writing (the "Advice”) by the Company that the use of the applicable Prospectus may be resumed, and, in either case, has received copies of any additional or supplemental filings that are incorporated or deemed to be incorporated by reference in such Prospectus or Registration Statement. The Company may provide appropriate stop orders to enforce the provisions of this paragraph.
(g) Notices. Any and all notices or other communications or deliveries required or permitted to be provided hereunder shall be in writing and shall be deemed given and effective on the earliest of (i) the date of transmission, if such notice or communication is delivered via facsimile at the facsimile number specified in this Section before 5:30 p.m. (New York City time) on a Trading Day, (ii) the Trading Day after the date of transmission, if such notice or communication is delivered via facsimile at the facsimile number specified in this Section later than 5:30 p.m. (New York City time) on any date and earlier than 11:59 p.m. (New York City time) on such date, (iii) the Trading Day following the date of sending, if sent by nationally recognized overnight courier service, specifying next business day delivery or (iv) upon actual receipt by the party to whom such notice is required to be given if delivered by hand. The address and facsimile numbers for such notices and communications shall be as set forth in the Purchase Agreement.

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(h) Successors and Assigns. This Agreement shall inure to the benefit of and be binding upon the successors and permitted assigns of each of the parties and shall inure to the benefit of each Holder. The Company may not assign its rights or obligations hereunder without the prior written consent of the majority of the Holders. Each Holder may assign its rights and obligations hereunder in the manner and to the extent permitted under the Purchase Agreement; provided that the assignee of such Holders acquires at least 2,000,000 shares of the Common Stock constituting Registrable Securities held by the transferring Holder, and, provided further, that the Company is given written notice by the transferor of such transfer, stating the name and address of said transferee or assignee and identifying the securities with respect to which such registration rights are being assigned. References to a Person are also to its permitted successors and assigns.
(i) Construction. The headings herein are for convenience of reference only, do not constitute a part of this Agreement and shall not be deemed to limit or affect any of the provisions hereof. Whenever the words “include”, “includes” or “including” are used in this Agreement, they shall be deemed to be followed by the words “without limitation.” The words “hereof,” “herein” and “hereunder” and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement. The definitions contained in this Agreement are applicable to the singular as well as the plural forms of such terms and to the masculine as well as to the feminine and neuter genders of such term. The language used in this Agreement will be deemed to be the language chosen by the parties to express their mutual intent, and no rules of strict construction will be applied against any party. Any contract, statute or rule defined or referred to herein means such contract, statute or rule as from time to time amended, modified or supplemented, including (in the case of contracts) by waiver or consent and (in the case of statutes or rules) by succession of comparable successor statutes or rules and references to all attachments thereto and instruments incorporated therein. References to a Person are also to its permitted successors and assigns.
(j) Execution. This Agreement may be executed in two or more counterparts, all of which when taken together shall be considered one and the same agreement and shall become effective when counterparts have been signed by each party and delivered to the other party, it being understood that both parties need not sign the same counterpart. If any signature is delivered by facsimile transmission, such signature shall create a valid and binding obligation of the party executing (or on whose behalf such signature is executed) the same with the same force and effect as if such facsimile signature page were an original thereof.

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(k) Governing Law; Venue; Waiver Of Jury Trial. All questions concerning the construction, validity, enforcement and interpretation of this agreement shall be governed by and construed and enforced in accordance with the internal laws of the State of New York. Each party agrees that all legal proceedings concerning the interpretations, enforcement and defense of the transactions (whether brought against a party hereto or its respective affiliates, directors, officers, stockholders, employees or agents) shall be commenced exclusively in the state and U.S. federal courts sitting in the City of New York, Borough of Manhattan. Each party hereto hereby irrevocably submits to the exclusive jurisdiction of the state and U.S. federal courts sitting in the City of New York, Borough of Manhattan for the adjudication of any dispute hereunder or in connection herewith or with any transaction contemplated hereby or discussed herein (including with respect to the enforcement of any of this agreement), and hereby irrevocably waives, and agrees not to assert in any suit, action or proceeding, any claim that it is not personally subject to the jurisdiction of any such court, that such suit, action or proceeding is improper. Each party hereto hereby irrevocably waives personal service of process and consents to process being served in any such suit, action or proceeding by mailing a copy thereof via registered or certified mail or overnight delivery (with evidence of delivery) to such party at the address in effect for notices to it under this agreement and agrees that such service shall constitute good and sufficient service of process and notice thereof. Nothing contained herein shall be deemed to limit in any way any right to serve process in any manner permitted by law. Each party hereto hereby irrevocably waives, to the fullest extent permitted by applicable law, any and all right to trial by jury in any legal proceeding arising out of or relating to this agreement or any of the transaction documents or the transactions. If either party shall commence a proceeding to enforce any provisions of this agreement or any transaction document, then the prevailing party in such action or proceeding shall be reimbursed by the other party for its reasonable attorneys fees and other reasonable costs and expenses incurred with the investigation, preparation and prosecution of such proceeding.
(l) Cumulative Remedies. The remedies provided herein are cumulative and not exclusive of any remedies provided by Law.
(m) Severability. If any provision of this Agreement is held to be invalid or unenforceable in any respect, the validity and enforceability of the remaining terms and provisions of this Agreement shall not in any way be affected or impaired thereby and the parties will attempt in good faith to agree upon a valid and enforceable provision that is a reasonable substitute therefor and effects the original intent of the parties as closely as possible, and upon so agreeing, shall incorporate such substitute provision in this Agreement.
(n) No Third-Party Beneficiaries. This Agreement is intended for the benefit of the parties hereto and their respective successors and permitted assigns and is not for the benefit of, nor may any provision hereof be enforced by, any other Person, except that each Related Person is an intended third party beneficiary of Section 7 and (in each case) may enforce the provisions of Section 7 directly against the parties with obligations thereunder.
(o) No Limitation on Convertible Securities. Nothing in this Agreement shall operate to limit the right of any Holder to request the registration of Registrable Securities issuable upon conversion, exchange or exercise of securities held by such Holder notwithstanding the fact that at the time of such request, such Holder does not hold the Registrable Securities underlying such securities.

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[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK
SIGNATURE PAGES TO FOLLOW]

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IN WITNESS WHEREOF, the parties have executed this Registration Rights Agreement as of the date first written above.

WESTWOOD ONE, INC.
By:	/s/ David Hillman
	Name:	David Hillman
	Title:	CAO

[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK
SIGNATURE PAGES OF PURCHASERS TO FOLLOW]

[Signature Page to Registration Rights Agreement]

GORES RADIO HOLDINGS, LLC
By:	THE GORES GROUP, LLC, its Manager

By:	/s/ Ian R. Weingarten
	Name:	Ian R. Weingarten
	Title:	Managing Director

[Signature Page to Registration Rights Agreement]

Annex A
Plan of Distribution
The selling stockholders, including their pledgees, donees, transferees, beneficiaries or other successors in interest, may from time to time offer some or all of the shares of common stock covered by this prospectus. To the extent required, this prospectus may be amended and supplemented from time to time to describe a specific plan of distribution.
The selling stockholders will not pay any of the costs, expenses and fees in connection with the registration and sale of the shares covered by this prospectus, but they will pay all discounts, commissions or brokers’ fees or fees of similar securities industry professionals and transfer taxes, if any, attributable to sales of the shares. We will not receive any proceeds from the sale of the shares of our common stock covered hereby.
The selling stockholders may sell the shares of common stock covered by this prospectus from time to time, and may also decide not to sell all or any of the shares that they are allowed to sell under this prospectus. The selling stockholders will act independently of us in making decisions regarding the timing, manner and size of each sale. The selling stockholders may sell shares at fixed prices, at market prices prevailing at the time of sale, at prices related to such prevailing market prices, at varying prices determined at the time of sale, or at privately negotiated prices. Sales may be made by the selling stockholders in one or more types of transactions, which may include:
•	purchases by underwriters, dealers and agents who may receive compensation in the form of underwriting discounts, concessions or commissions from the selling stockholders and/or the purchasers of the shares for whom they may act as agent;

•	one or more block transactions, including transactions in which the broker or dealer so engaged will attempt to sell the shares of common stock as agent but may position and resell a portion of the block as principal to facilitate the transaction, or in crosses, in which the same broker acts as an agent on both sides of the trade;

•	ordinary brokerage transactions or transactions in which a broker solicits purchases;

•	purchases by a broker-dealer, as principal, and resale by the broker-dealer for its account;

•	the pledge of shares as security for any loan or obligation, including pledges to brokers or dealers who may from time to time effect distributions of the shares or other interests in the shares;

•	short sales or transactions to cover short sales relating to the shares;

•	one or more exchanges or over the counter market transactions;

•	through distribution by a selling stockholder or its successor in interest to its members, partners or shareholders;

•	privately negotiated transactions;

•	the writing of options, whether the options are listed on an options exchange or otherwise;

•	distributions to creditors and equity holders of the selling stockholders; and

•	any combination of the foregoing, or any other available means allowable under applicable law.
A selling stockholder may also resell all or a portion of its securities in open market transactions in reliance upon Rule 144 under the Securities Act of 1933, as amended (the “Securities Act”) provided it meets the criteria and conforms to the requirements of Rule 144.
The selling stockholders may enter into sale, forward sale and derivative transactions with third parties, or may sell shares not covered by this prospectus to third parties in privately negotiated transactions. If the applicable prospectus supplement indicates, in connection with those sale, forward sale or derivative transactions, the third parties may sell shares covered by this prospectus and the applicable prospectus supplement, including in short sale transactions and by issuing securities that are not covered by this prospectus but are exchangeable for or represent beneficial interests in the common stock. The third parties also may use shares received under those sale, forward sale or derivative arrangements or shares pledged by the selling stockholder or borrowed from the selling stockholders or others to settle such third-party sales or to close out any related open borrowings of common stock. The third parties may deliver this prospectus in connection with any such transactions. Any third party in such sale transactions will be an underwriter and will be identified in the applicable prospectus supplement (or a post-effective amendment to the registration statement of which this prospectus is a part).
In addition, the selling stockholders may engage in hedging transactions with broker-dealers in connection with distributions of shares or otherwise. In those transactions, broker-dealers may engage in short sales of shares in the course of hedging the positions they assume with selling stockholders. The selling stockholders may also sell shares short and redeliver shares to close out such short positions. The selling stockholders may also enter into option or other transactions with broker-dealers which require the delivery of shares to the broker-dealer. The broker-dealer may then resell or otherwise transfer such shares pursuant to this prospectus. The selling stockholders also may loan or pledge shares, and the borrower or pledgee may sell or otherwise transfer the shares so loaned or pledged pursuant to this prospectus. Such borrower or pledgee also may transfer those shares to investors in our securities or the selling stockholders’ securities or in connection with the offering of other securities not covered by this prospectus.

To the extent necessary, we may amend or supplement this prospectus from time to time to describe a specific plan of distribution. We will file a supplement to this prospectus, if required, upon being notified by the selling stockholders that any material arrangement has been entered into with a broker-dealer for the sale of shares through a block trade, offering or a purchase by a broker or dealer. The applicable prospectus supplement will set forth the specific terms of the offering of securities, including:
•	the number of shares of common stock offered;

•	the price of such shares of common stock;

•	the proceeds to the selling stockholders from the sale of such shares;

•	the names of the underwriters or agents, if any;

•	any underwriting discounts, agency fees or other compensation to underwriters or agents; and

•	any discounts or concessions allowed or paid to dealers.
The selling stockholders may, or may authorize underwriters, dealers and agents to, solicit offers from specified institutions to purchase shares of common stock from the selling stockholders at the public offering price listed in the applicable prospectus supplement. These sales may be made under “delayed delivery contracts” or other purchase contracts that provide for payment and delivery on a specified future date. Any contracts like this will be described in and be subject to the conditions listed in the applicable prospectus supplement.
Broker-dealers or agents may receive compensation in the form of commissions, discounts or concessions from the selling stockholders. Broker-dealers or agents may also receive compensation from the purchasers of shares for whom they act as agents or to whom they sell as principals, or both. Compensation as to a particular broker-dealer might be in excess of customary commissions and will be in amounts to be negotiated in connection with transactions involving shares. In effecting sales, broker-dealers engaged by the selling stockholders may arrange for other broker-dealers to participate in the resales.
In connection with sales of our common stock covered hereby, the selling stockholders and any underwriter, broker-dealer or agent and any other participating broker-dealer that executes sales for the selling stockholders may be deemed to be an “underwriter” within the meaning of the Securities Act. Accordingly, any profits realized by the selling stockholders and any compensation earned by such underwriter, broker-dealer or agent may be deemed to be underwriting discounts and commissions. Because the selling stockholders may be deemed to be “underwriters” under the Securities Act, the selling stockholders must deliver this prospectus and any prospectus supplement in the manner required by the Securities Act. This prospectus delivery requirement may be satisfied through the facilities of the New York Stock Exchange in accordance with Rule 153 under the Securities Act.
We and the selling stockholders have agreed to indemnify each other against certain liabilities, including liabilities under the Securities Act. In addition, we or the selling stockholders may agree to indemnify any underwriters, broker-dealers and agents against or contribute to any payments the underwriters, broker-dealers or agents may be required to make with respect to, civil liabilities, including liabilities under the Securities Act. Underwriters, broker-dealers and agents and their affiliates are permitted to be customers of, engage in transactions with, or perform services for us and our affiliates or the selling stockholders or their affiliates in the ordinary course of business.

The selling stockholders will be subject to applicable provisions of Regulation M of the Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder, which provisions may limit the timing of purchases and sales of any of the shares of our common stock by the selling stockholders. Regulation M may also restrict the ability of any person engaged in the distribution of the shares of common stock to engage in market-making activities with respect to the shares of common stock. These restrictions may affect the marketability of such shares.
In order to comply with applicable securities laws of some states, the shares may be sold in those jurisdictions only through registered or licensed brokers or dealers. In addition, in certain states the shares may not be sold unless they have been registered or qualified for sale in the applicable state or an exemption from the registration or qualification requirements is available. In addition, any shares of a selling stockholder covered by this prospectus that qualify for sale pursuant to Rule 144 under the Securities Act may be sold in open market transactions under Rule 144 rather than pursuant to this prospectus.
In connection with an offering of common stock under this prospectus, the underwriters may purchase and sell securities in the open market. These transactions may include short sales, stabilizing transactions and purchases to cover positions created by short sales. Short sales involve the sale by the underwriters of a greater number of securities than they are required to purchase in an offering. Stabilizing transactions consist of certain bids or purchases made for the purpose of preventing or retarding a decline in the market price of the securities while an offering is in progress.
The underwriters also may impose a penalty bid. This occurs when a particular underwriter repays to the underwriters a portion of the underwriting discount received by it because the underwriters have repurchased securities sold by or for the account of that underwriter in stabilizing or short-covering transactions.
These activities by the underwriters may stabilize, maintain or otherwise affect the market price of the common stock offered under this prospectus. As a result, the price of the common stock may be higher than the price that otherwise might exist in the open market. If these activities are commenced, they may be discontinued by the underwriters at any time. These transactions may be effected on the New York Stock Exchange or another securities exchange or automated quotation system, or in the over-the-counter market or otherwise.

Appendix V

VOTING AGREEMENT

This VOTING AGREEMENT (this “Agreement”) is entered into and dated as of February 25, 2008, among Gores Radio Holdings, LLC (together with its designees that are Affiliates of The Gores Group, LLC, the “Purchaser”) and each of the individuals or entities listed in the signature pages hereto (each, a “Stockholder”, and collectively, the “Stockholders”).

WHEREAS, each Stockholder has the right or authority to vote or is the holder of record and the “beneficial owner” (within the meaning of Rule 13d-3 under the Securities Exchange Act of 1934 (the “Exchange Act”)) of certain shares of common stock of Westwood One, Inc., a Delaware corporation (the “Company”);

WHEREAS, concurrently with the execution and delivery of this Agreement, the Company and the Purchaser is entering into a Purchase Agreement (the “Purchase Agreement”) that provides (subject to the conditions set forth therein) for, among other things, the sale of the Company’s Shares and Warrants (the “Transactions”); and

WHEREAS, in order to induce the Purchaser to contemporaneously herewith enter into the Purchase Agreement, the Stockholders are entering into this Agreement.

NOW, THEREFORE, the parties to this Agreement, intending to be legally bound, hereby agree as follows:

ARTICLE I
DEFINITIONS; RULES OF CONSTRUCTION

1.1  Definitions.

(a)  Capitalized terms used herein and not otherwise defined herein shall have the respective meanings assigned to such terms in the Purchase Agreement.

(b)  For purposes of this Agreement:

“Company” has the meaning set forth in the recitals.

“Exchange Act” has the meaning set forth in the recitals.

“Expiration Date” means the earliest to occur of (i) the date upon which the Purchase Agreement is validly terminated pursuant to the terms of Section 6.1 thereof, (ii) the date on which the Purchase Agreement is validly amended, modified or supplemented, or waived pursuant to Section 6.7 of the Purchase Agreement to reduce the Common Shares Aggregate Purchase Price or the Preferred Shares/Warrant Aggregate Purchase Price or to reduce the rights or benefits of the Company or the stockholders of the Company under the Purchase Agreement or to reduce the obligations of the Purchaser thereunder and (iii) the Second Closing Date.

A Person is deemed to “Own” or to have acquired “Ownership” of a security if such Person (i) is the record owner of such security, (ii) is the “beneficial owner” (within the meaning of Rule 13d-3 under the Exchange Act) of such security, or (iii) has the authority or right to vote such security.

“Purchase Agreement” has the meaning set forth in the recitals.

“Purchaser” has the meaning set forth in the preamble.

“Stockholder” has the meaning set forth in the preamble.

“Subject Securities” means, with respect to a Stockholder, (i) all securities of the Company (including all shares of Common Stock and Class B Stock and all options, warrants and other rights to acquire shares of Common Stock) Owned by such Stockholder as of the date of this Agreement; and (ii) all additional securities of the Company (including all additional shares of Common Stock and Class B Stock and all additional options, warrants and other rights to acquire shares of Common Stock) with respect to which such Stockholder acquires Ownership after the date of this Agreement; provided, however, that Subject Securities of such Stockholder shall not be Subject Securities of such Stockholder after they are Transferred after the date hereof in compliance with Section 2.1 below.

A Person is deemed to have effected a “Transfer” of a security if such Person directly or indirectly (i) sells, pledges, encumbers, grants an option with respect to, transfers or disposes of such security or any interest in such security to any Person (other than the Purchaser or any subsidiary of the Purchaser), (ii) enters into an agreement or commitment contemplating the possible sale of, pledge of, encumbrance of, grant of an option with respect to, transfer of or disposition of such security or any interest therein to any Person (other than the Purchaser or any subsidiary of the Purchaser) or (iii) reduces such Person’s beneficial ownership of, or interest in, such security.

1.2  Construction.  The headings herein are for convenience of reference only, do not constitute a part of this Agreement and shall not be deemed to limit or affect any of the provisions hereof. Whenever the words “include”, “includes” or “including” are used in this Agreement, they shall be deemed to be followed by the words “without limitation.” The words “hereof,” “herein” and “hereunder” and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement. The definitions contained in this Agreement are applicable to the singular as well as the plural forms of such terms and to the masculine as well as to the feminine and neuter genders of such term. The language used in this Agreement will be deemed to be the language chosen by the parties to express their mutual intent, and no rules of strict construction will be applied against any party. Any contract, statute or rule defined or referred to herein means such contract, statute or rule as from time to time amended, modified or supplemented, including (in the case of contracts) by waiver or consent and (in the case of statutes or rules) by succession of comparable successor statutes or rules and references to all attachments thereto and instruments incorporated therein. References to a Person are also to its permitted successors and assigns.

ARTICLE II
VOTING RIGHTS

Until the Expiration Date, each Stockholder, severally and not jointly, agrees as follows:

2.1  Restriction on Transfer of Subject Securities.  Such Stockholder shall not, directly or indirectly, cause or permit any Transfer of any of such Stockholder’s Subject Securities to be effected. Notwithstanding the foregoing, any Stockholder may, without the consent of the Purchaser, Transfer such Subject Securities to (A) a spouse or lineal descendant (whether natural or adopted), sibling, parent, heir, executor, administrator, testamentary trustee, lifetime trustee or legatee of such Stockholder, (B) any charitable organization described in Section 170(c) of the U.S. Internal Revenue Code of 1986, as amended, (C) any trust, the trustees of which include only the Persons named in clause (A) and the beneficiaries of which include only the Persons named in clause (A) or (B), (C) any corporation, limited liability company or partnership, the stockholders, members or general or limited partners of which include only the Persons named in clause (A), or (D) in the case of Norman Pattiz, a Transfer of shares of Common Stock pursuant to the prepaid variable forward contract referenced on Schedule 4.3; provided, that except in the case of a Transfer pursuant to clause (D), such transferee shall have delivered to the Purchaser, not later than concurrently with any such Transfer, a written instrument, in form and substance reasonably satisfactory to the Purchaser, to the effect that such transferee agrees to be bound by the terms of this Agreement, whereupon such transferee shall be deemed to be a “Stockholder” for all purposes of this Agreement.

2.2  Restriction on Transfer of Voting Rights.  Other than in connection with a Transfer permitted by Section 2.1, such Stockholder shall not, directly or indirectly, commit any act that could restrict or otherwise affect its legal power, authority or right to vote all of such Stockholder’s Subject Securities in the manner required by Article III hereof. Without limiting the generality of the foregoing, during the period from the date of this Agreement through the Expiration Date, such Stockholder shall take all reasonably necessary action to ensure that (a) none of such Stockholder’s Subject Securities are deposited into a voting trust and (b) except as specifically contemplated or permitted by this Agreement, no proxy (revocable or irrevocable) or power of attorney is granted, and no other voting agreement or similar agreement is entered into, with respect to any of such Stockholder’s Subject Securities.

ARTICLE III
VOTING OF SHARES

3.1  Voting Covenant.  Each Stockholder hereby agrees, severally and not jointly, that, during the period commencing on the date hereof and continuing until the Expiration Date, at any meeting of the stockholders of the Company, however called, and in connection with any written action by consent of stockholders of the Company (if then permitted), unless otherwise directed in writing by the Purchaser, it shall cause such Stockholder’s Subject Securities to be voted:

(a) in favor of approval of the Transactions, and the adoption and approval of the Transaction Documents and each of the other actions contemplated by the Transaction Documents (including adopting the Charter Amendment).

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(b) against (i) any Restricted Transaction, (ii) any of the actions set forth in subparagraphs 6(b)(i) through (xix) of the Certificate of Designations attached to the Purchase Agreement as Exhibit A (it being understood, acknowledged and agreed by the Stockholders and the Purchaser that the foregoing shall in no way prohibit the Stockholders from voting in favor of an Approved Common Issuance or Approved Preferred Issuance) and (iii) any other action that may reasonably be expected to materially impede, interfere with, delay, postpone or discourage the consummation of the Transactions in any material respect.

3.2  Proxy.

(a) Each Stockholder hereby appoints and constitutes Gores Radio Holdings, LLC (together with its successors and assigns, “Gores”) as its attorney and proxy with full power of substitution and resubstitution, to vote, and otherwise act (by written consent or otherwise) with respect to such Stockholder’s Subject Securities solely with respect to the matters set forth in, and in the manner contemplated by, Section 3.1 and this Section 3.2; provided, that in any such vote or other action pursuant to such proxy, Gores shall not have the right (and such proxy shall not confer the right) to vote to reduce the Common Shares Aggregate Purchase Price or the Preferred Shares/Warrant Aggregate Purchase Price or to otherwise modify or amend the Purchase Agreement to reduce the rights or benefits of the Company or the stockholders of the Company under the Purchase Agreement or to reduce the obligations of the Purchaser thereunder; and provided further, that this proxy and the voting obligations set forth in this Agreement shall each irrevocably cease to be in effect on the Expiration Date. Upon the execution of this Agreement, all prior proxies given by each Stockholder with respect to the voting of any of such Stockholder’s Subject Securities in the manner contemplated by Section 3.1 and this Section 3.2 shall be deemed revoked, and such Stockholder agrees that no subsequent proxies will be given with respect to any of such Stockholder’s Subject Securities with respect to the matters covered hereby.

(b)  This proxy is irrevocable, is coupled with an interest and is granted in consideration of the Purchaser entering into the Purchase Agreement. This proxy will terminate on the Expiration Date.

(c)  Until the Expiration Date, Gores will be empowered, and may exercise this proxy, to vote the Subject Securities at any time at any meeting of the stockholders of the Company, however called, and in connection with any written action by consent of stockholders of the Company (if then permitted) solely:

(i)  in favor of any of the items set forth in Section 3.1(a); and

(ii)  against any of the items set forth in Section 3.1(b).

(d)  Each Stockholder may vote such Stockholder’s Subject Securities on all other matters not referred to in this proxy, and the attorneys and proxies named above may not exercise this proxy with respect to such other matters.

(e)  This proxy shall be binding upon the heirs, estate, executors, personal representatives, successors and assigns of each Stockholder.

ARTICLE IV
REPRESENTATIONS AND WARRANTIES OF THE STOCKHOLDER

Each Stockholder hereby represents and warrants, severally and not jointly, to Purchaser as follows:

4.1  Authorization.  The Stockholder has the unrestricted right, requisite power and authority and, with respect to each Stockholder that is an individual, capacity, to enter into this Agreement, to consummate the transactions contemplated hereby, and to otherwise carry out its obligations hereunder. With respect to each Stockholder that is an entity, the execution and delivery of this Agreement by the Stockholder and the consummation of the transactions contemplated hereby have been duly authorized by all necessary action on the part of such Stockholder and no further consent or action is required. This Agreement has been duly executed by the Stockholder and, when delivered in accordance with the terms hereof, will constitute the valid and binding obligation of the Stockholder enforceable against the Stockholder in accordance with its terms.

4.2  No Conflicts or Consents.

(a)  The execution, delivery and performance of this Agreement by the Stockholder do not and will not (i) conflict with, or constitute a default (or an event that with notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation (with or without notice, lapse of time or both) of, or result (with or without notice or lapse of time) in the creation of any Encumbrance or restriction on any of the Subject Securities pursuant to any contract to which the Stockholder is a party or by which any property or asset of

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the Stockholder is bound or affected, or (ii) result in a violation of any Law, in each case that would adversely affect such Stockholder’s ability to perform any of his, her or its obligations hereunder.

(b)  The execution, delivery and performance of this Agreement by the Stockholder do not and will not require any consent or approval of any Person.

4.3  Title to Securities.  As of the date of this Agreement and except as disclosed in Schedule 4.3 hereto, the Stockholder Owns (free and clear of any encumbrances or restrictions, except such as may exist under applicable securities laws, that would restrict or otherwise affect its legal power, authority or right to vote) at least the number and type of securities of the Company set forth under the heading “Securities” below the Stockholder’s name on the signature page hereof, none of which are subject to any proxy, voting trust or other agreement, arrangement or restriction (whether written or oral) with respect to the voting thereof, except as expressly contemplated or permitted by this Agreement.

4.4  Accuracy of Representations.  Each of the Stockholders and the Purchasers, severally and not jointly, agree that their representations and warranties contained in this Agreement are accurate in all respects as of the date of this Agreement, will be true and correct in all respects at all times through the Expiration Date and will be true and correct in all respects as of the Second Closing Date as if made as of the Second Closing Date, other than such representations and warranties that speak as of the date of this Agreement.

4.5  Representations and Warranties of Purchaser.  The Purchaser hereby represents and warrants, severally and not jointly, to the Stockholders as follows:

(a)  Authorization.  The Purchaser has the unrestricted right, requisite power and authority to enter into this Agreement, to consummate the transactions contemplated hereby, and to otherwise carry out its obligations hereunder. The execution and delivery of this Agreement by the Purchaser and the consummation of the transactions contemplated hereby have been duly authorized by all necessary action on the part of such Purchaser and no further consent or action is required. This Agreement has been duly executed by the Purchaser and, when delivered in accordance with the terms hereof, will constitute the valid and binding obligation of the Purchaser enforceable against the Purchaser in accordance with its terms.

(b)  No Conflicts or Consents.

(i)  The execution, delivery and performance of this Agreement by the Purchaser do not and will not (i) conflict with, or constitute a default (or an event that with notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation (with or without notice, lapse of time or both) of, any contract to which the Purchaser is a party or by which any property or asset of the Purchaser is bound or affected, or (ii) result in a violation of any Law, in each case that would adversely affect such Purchaser’s ability to perform any of its obligations hereunder.

(ii)  The execution, delivery and performance of this Agreement by the Purchaser do not and will not require any consent or approval of any Person that has not been obtained.

ARTICLE V
TERMINATION

5.1  Termination.  This Agreement shall terminate on the Expiration Date.

5.2  Effect of Termination.  Immediately upon the termination of this Agreement in accordance with Section 5.1 above, this Agreement and all obligations hereunder of the parties hereto shall be terminated in all respects.

ARTICLE VI
ADDITIONAL COVENANTS OF THE STOCKHOLDER

6.1  No Solicitation.  Each Stockholder, severally and not jointly, hereby covenants and agrees as follows:

(a)  From March 25, 2008 until the Expiration Date, the Stockholder shall not, directly or indirectly: (i) solicit, initiate, respond to, encourage, or provide any information or negotiate with respect to, any inquiry, proposal or offer from any other party or enter into any contract, agreement or arrangement relating to any Restricted Transaction (it being understood, acknowledged and agreed by the Stockholders and the Purchaser that

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the foregoing shall in no way prohibit the Stockholders from voting in favor of, or otherwise taking any action with respect to, an Approved Common Issuance or Approved Preferred Issuance).

(b)  Such Stockholder shall promptly (and, in any event, within two (2) Trading Days) notify the Purchaser in writing if such Stockholder receives any such inquiry, proposal or offer referred to in Section 6.1(a) and, to the extent (but only to the extent) that the Company has not previously done so pursuant to Section 4.9(a) of the Purchase Agreement, describe in such written notice all material contacts (including copies of all written material, and reasonably detailed summary of all material oral contacts) between such Stockholder and any third Person regarding making such inquiry, proposal or offer referred to in Section 6.1(a).

(c)  Notwithstanding the foregoing, nothing in this Section 6.1 shall limit or restrict the ability of a Stockholder to approve an Approved Common Issuance or an Approved Preferred Issuance.

6.2  Further Assurances.  If any Stockholder is the beneficial owner, but not the record owner, of any Subject Securities, such Stockholder agrees to take or cause to be taken all actions to cause the record holder and any of its nominees to vote all of such Subject Securities as required by Sections 3.1 and 3.2 hereof. Each Stockholder shall execute and deliver, or cause to be executed and delivered, such further documents and shall take such further actions, as the Purchaser may reasonably request for the purpose of carrying out and complying with the intent of this Agreement.

ARTICLE VII
MISCELLANEOUS

7.1  Stockholder Capacity.  No Person executing this Agreement who is or becomes during the term hereof a director or officer of the Company or any Subsidiary shall be deemed to make any agreement or understanding in this Agreement in such Person’s capacity as a director or officer and nothing herein shall affect the ability of any Person to take action in its capacity as either a director or officer of the Company or any Subsidiary thereof that is permissible under applicable Law and not otherwise prohibited under the Purchase Agreement or where such Person reasonably concludes in good faith, after consultation with Company Counsel, that the failure to take such action would be inconsistent with fiduciary duties under applicable Law, whether or not such actions are consistent with the obligations of such Person under this Agreement. Each Stockholder is entering into this Agreement solely in its capacity as the record holder or beneficial owner of such Stockholder’s Subject Securities.

7.2  Expenses.  Except as otherwise set forth herein, all costs and expenses incurred in connection with the transactions contemplated by this Agreement shall be paid by the party incurring such costs and expenses; provided, that, with respect to Mr. Pattiz only, such legal fees incurred in connection with the preparation and negotiation of this Agreement shall be paid for by the Company.

7.3  Notices.  Any and all notices or other communications or deliveries required or permitted to be provided hereunder shall be in writing and shall be deemed given and effective on the earliest of (i) the date of transmission, if such notice or communication is delivered via facsimile at the facsimile number specified in this Section 7.3 before 5:30 p.m. (New York City time) on a Trading Day, (ii) the Trading Day after the date of transmission, if such notice or communication is delivered via facsimile at the facsimile number specified in this Agreement later than 5:30 p.m. (New York City time) on any date and earlier than 11:59 p.m. (New York City time) on such date, (iii) the Trading Day following the date of sending, if sent by nationally recognized overnight courier service, specifying next business day delivery or (iv) upon actual receipt by the party to whom such notice is required to be given if delivered by hand. The address for such notices and communications shall be as follows:

if to a Stockholder:

at the address set forth on the signature pages hereof; and

if to the Purchaser:

at the address set forth on the signature pages of the Purchase Agreement.

or such other address as may be designated in writing hereafter, in the same manner, by such Person by two Trading Days’ prior notice to the other party in accordance with this Section 7.3.

7.4  Severability.  If any provision of this Agreement is held to be invalid or unenforceable in any respect, the validity and enforceability of the remaining terms and provisions of this Agreement shall not in any way be affected or impaired thereby and the parties will attempt in good faith to agree upon a valid and enforceable provision that is a

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reasonable substitute therefor and effects the original intent of the parties as closely as possible, and upon so agreeing, shall incorporate such substitute provision in this Agreement.

7.5  Entire Agreement.  This Agreement and any other documents delivered by the parties in connection herewith contain the entire understanding of the parties with respect to the subject matter hereof and supersede all prior agreements and understandings, both oral or written.

7.6  Assignment; Binding Effect.  Except as provided herein, neither this Agreement nor any of rights or obligations hereunder may be assigned or delegated by any party, and any attempted or purported assignment or delegation of any of such interests or obligations shall be void; provided, however, that, in the event of the death or disability involving the appointment of a legal guardian or similar representative of the Stockholder, or of a member of his family or an Affiliate who is an individual to whom the Stockholder made a Transfer of his Subject Securities as permitted by the provisos set forth in Article II, the rights and obligations of such Stockholder or such member of his family or Affiliate, as the case may be, hereunder shall, upon such death or the appointment of such legal guardian or representative, be deemed to have been assigned and delegated to, and shall thereupon inure to the benefit of and be binding upon, the heirs and/or legal representative, or such legal guardian or representative, of such Stockholder, member of his family or Affiliate, as the case may be. Subject to the preceding sentence, this Agreement and the rights and obligations hereunder shall be binding upon, and shall inure to the benefit of, the parties hereto and each of their successors and permitted assigns. Without limiting any of the restrictions set forth in Article II or elsewhere in this Agreement, this Agreement shall be binding upon any Person to whom any Subject Securities are Transferred or otherwise conveyed, other than a Transfer made pursuant to clause (D) of the second sentence of Section 2.1. Nothing in this Agreement is intended to confer on any Person (other than the Purchaser and its successors and assigns) any rights or remedies of any nature.

7.7  Specific Performance.  The parties agree that a breach by the Stockholders of any covenants or agreements contained in this Agreement will cause the Purchaser to sustain irreparable damages and that money damages would not be an adequate remedy at law. Each Stockholder agrees that, in the event of any breach or threatened breach by such Stockholder of any covenant or obligation contained in this Agreement, the Purchaser (in addition to any other remedy that may be available to it, including monetary damages) shall be entitled to seek and obtain (a) the remedy of specific performance of such covenant or obligation, and (b) an injunction restraining such breach or threatened breach. Each Stockholder further agrees that the Purchaser shall not be required to post any bond or similar instrument in connection with or as a condition to obtaining any remedy referred to in this Section 7.7, and such Stockholder irrevocably waives any right it may have to require the posting of any such bond or similar instrument.

7.8  Non-Exclusivity.  The rights and remedies of the Purchaser under this Agreement are not exclusive of or limited by any other rights or remedies which it may have, whether at law, in equity, by contract or otherwise, all of which shall be cumulative (and not alternative). Without limiting the generality of the foregoing, the rights and remedies of the Purchaser under this Agreement, and the obligations and liabilities of the Stockholders under this Agreement, are in addition to their respective rights, remedies, obligations and liabilities under all applicable Laws.

7.9  Governing Law; Venue; Waiver of Jury Trial.

(a)  This Agreement shall be construed in accordance with, and governed in all respects by, the Laws of the State of Delaware (without giving effect to principles of conflicts of Laws provisions of such State).

(b)  The parties hereto irrevocably submit to the jurisdiction of the Court of Chancery of the State of Delaware (or, if the Court of Chancery of the State of Delaware or the Delaware Supreme Court determines that, notwithstanding Section 111 of the General Corporation Law of the State of Delaware, the Court of Chancery does not have or should not exercise subject matter jurisdiction over such matter, the Superior Court of the State of Delaware) and the federal courts of the United States of America located in the State of Delaware solely in connection with any dispute that arises in respect of the interpretation and enforcement of the provisions of this Agreement or in respect of the transactions contemplated hereby, and hereby waive, and agree not to assert, as a defense in any action, suit or proceeding for interpretation or enforcement hereof that it is not subject thereto or that such action, suit or proceeding may not be brought or is not maintainable in said courts or that venue thereof may not be appropriate or that this Agreement may not be enforced in or by such courts, and the parties hereto irrevocably agree that all claims with respect to such action, suit or proceeding shall be heard and determined exclusively by such a Delaware state or federal court. The parties hereby consent to and grant any such court jurisdiction over the person of such parties and over the subject matter of such dispute and agree that mailing of

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process or other papers in connection with such action, suit or proceeding in the manner provided in Section 7.3 or in such other manner as may be permitted by Law shall be valid and sufficient service thereof.

(c)  Each party acknowledges and agrees that any controversy which may arise under this Agreement is likely to involve complicated and difficult issues, and therefore each such party hereby irrevocably and unconditionally waives any right such party may have to a trial by jury in respect of any litigation directly or indirectly arising out of or relating to this Agreement or the transactions contemplated by this Agreement. Each Party certifies and acknowledges that (i) no representative, agent or attorney of any other party has represented, expressly or otherwise, that such other party would not, in the event of litigation, seek to enforce the foregoing waiver; (ii) such party understands and has considered the implications of the foregoing waiver; (iii) such party makes the foregoing waiver voluntarily and (iv) such party has been induced to enter into this Agreement by, among other things, the mutual waiver and certifications in this Section 7.9.

7.10  Execution.  This Agreement may be executed in two or more counterparts, all of which when taken together shall be considered one and the same agreement and shall become effective when counterparts have been signed by each party and delivered to the other party, it being understood that both parties need not sign the same counterpart. If any signature is delivered by facsimile transmission, such signature shall create a valid and binding obligation of the party executing (or on whose behalf such signature is executed) the same with the same force and effect as if such facsimile signature page were an original thereof.

7.11  Captions.  The captions contained in this Agreement are for convenience of reference only, shall not be deemed to be a part of this Agreement and shall not be referred to in connection with the construction or interpretation of this Agreement.

7.12  Attorneys’ Fees.  If any legal action or other legal proceeding relating to this Agreement or the enforcement of any provision of this Agreement is brought against the Stockholder, the prevailing party shall be entitled to recover reasonable attorneys’ fees, costs and disbursements (in addition to any other relief to which the prevailing party may be entitled).

7.13  Amendments; Waiver.  The provisions of this Agreement, including the provisions of this sentence, may not be amended, modified or supplemented, and waivers or consents to or departures from the provisions hereof may not be given as between the Purchaser and any particular Stockholder, unless the same shall be in writing and signed by the Purchaser and such Stockholder. Any amendments, modifications or supplements, and waivers or consents to or departures from any of the provisions of this Agreement as agreed upon by the Purchaser and any particular Stockholder that would be beneficial to the other Stockholders shall, where applicable, apply mutatis mutandi to this Agreement. No failure on the part of the Purchaser to exercise any power, right, privilege or remedy under this Agreement, and no delay on the part of the Purchaser in exercising any power, right, privilege or remedy under this Agreement, shall operate as a waiver of such power, right, privilege or remedy; and no single or partial exercise of any such power, right, privilege or remedy shall preclude any other or further exercise thereof or of any other power, right, privilege or remedy. The Purchaser shall not be deemed to have waived any claim available to the Purchaser arising out of this Agreement, or any power, right, privilege or remedy of the Purchaser under this Agreement, unless the waiver of such claim, power, right, privilege or remedy is expressly set forth in a written instrument duly executed and delivered on behalf of the Purchaser; and any such waiver shall not be applicable or have any effect except in the specific instance in which it is given.

* * * * * * *

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IN WITNESS WHEREOF, the undersigned have duly executed this Agreement as of the date first written above.

PURCHASER:

GORES RADIO HOLDINGS, LLC

By: THE GORES GROUP, LLC,
its Managing Member

By:	/s/ Ian R. Weingarten
Name: Ian R. Weingarten
Title: Managing Director

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STOCKHOLDERS:

/s/  Norman J. Pattiz

Norman J. Pattiz
[address]
Securities:

/s/  Gary J. Yusko

Gary J. Yusko
[address]
Securities:

/s/  David Hillman

David Hillman
[address]
Securities:

/s/  Albert Carnesale

Albert Carnesale
[address]
Securities:

/s/  David L. Dennis

David L. Dennis
[address]
Securities:

/s/  Gerald Greenberg

Gerald Greenberg
[address]
Securities:

/s/  Grant F. Little, III

Grant F. Little, III
[address]
Securities:

/s/  H. Melvin Ming

H. Melvin Ming
[address]
Securities:

/s/  Joseph B. Smith

Joseph B. Smith
[address]
Securities:

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Schedule 4.3

1.	450,000 shares of Common Stock have been pledged by Norman J. Pattiz in connection with that certain prepaid variable forward contract entered into with Merrill, Lynch, Pierce, Fenner & Smith Incorporated (a summary of which is set forth on the Schedule 13D of Norman J. Pattiz filed with the Securities and Exchange Commission on September 29, 2004)

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